EXHIBIT 2.1

Dated August 2, 2021

Business Combination Agreement

by and among

VPC Impact Acquisition Holdings II,

AG1 Holdings, Ltd.,

AG2 Holdings, Ltd.,

FinAccel Pte. Ltd.,

the Shareholders

and

Akshay Garg, as the Shareholders Representative

This document is intended solely to facilitate discussions among the parties identified herein. It is not intended to create, and will not be deemed to create, a legally binding or enforceable offer or agreement of any type or nature prior to the duly authorized and approved execution of this document by all such parties and the delivery of an executed copy hereof by all such parties to all other parties.

THIS DOCUMENT SHALL BE KEPT CONFIDENTIAL PURSUANT TO THE TERMS OF THE CONFIDENTIALITY AGREEMENT ENTERED INTO BY THE RECIPIENT HEREOF OR, IF APPLICABLE, ITS AFFILIATE, WITH RESPECT TO THE SUBJECT MATTER HEREOF.

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

Page

Exhibit A – Form of Subscription Agreement

Exhibit B – Investor Rights Agreement

Exhibit C – Amended and Restated Memorandum and Articles of Association of Holdco

Exhibit D – Founder Holder Agreement

Exhibit E – Holdco Incentive Plan

Exhibit F – Joinder to Business Combination Agreement

Exhibit G – Naver and Square Peg Convertible Note Term Sheet

Schedule 1 – Shareholders of the Target Company

(i)

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”), dated as of August 2, 2021, by and among VPC Impact Acquisition Holdings II, an exempted company incorporated in the Cayman Islands with limited liability (“VIH”), AG1 Holdings, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (“Holdco”), AG2 Holdings, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (“Merger Sub”), FinAccel Pte. Ltd., a Singapore private company limited by shares (the “Target Company”), the Shareholders, and with respect to Section 13.18, Akshay Garg in his capacity as Shareholders Representative.

RECITALS:

A. The Subsidiaries of the Target Company consist of the following: (i) PT FinAccel Teknologi Indonesia, an Indonesian private limited liability company (“FinAccel Teknologi”), (ii) PT FinAccel Digital Indonesia, an Indonesian private limited liability company (“FinAccel Digital”), (iii) PT FinAccel Finance Indonesia, an Indonesian private limited liability company (“FinAccel Finance”), and (iv) FinAccel Financing Technology, a Philippines corporation (“FinAccel Financing”, and collectively with the Target Company, FinAccel Teknologi, FinAccel Digital, and FinAccel Finance, the “Group Companies” and each, a “Group Company”) (which, together with all other businesses and activities conducted by the Group Companies, is hereinafter referred to as the “Business”).

B. The Shareholders, collectively, own 100% of the issued and outstanding Target Company Ordinary Shares and Target Company Preference Shares in the Target Company.

C. VIH is an exempted company incorporated in the Cayman Islands with limited liability structured as a blank check company incorporated for the sole purpose of effecting a share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

D. Holdco is a newly-incorporated exempted company incorporated in the Cayman Islands with limited liability that is a wholly-owned by the Shareholders Representative.

E. Merger Sub is a newly-incorporated exempted company incorporated in the Cayman Islands with limited liability that is a wholly-owned direct subsidiary of Holdco.

F. The parties hereto desire and intend to effect a business combination transaction whereby, subject to the terms and conditions hereof, (i) on the Business Day prior to the Closing Date, Merger Sub will merge with and into VIH, with Merger Sub continuing as the Surviving VIH Company (the “VIH Merger”), as a result of which, (a) the Surviving VIH Company will become a wholly-owned subsidiary of Holdco and (b) immediately after the VIH Share Recapitalization, each VIH Class A Ordinary Share issued and outstanding immediately prior to the VIH Merger Effective Time shall no longer be outstanding as of the VIH Merger Effective Time and shall automatically be cancelled and cease to exist in exchange for one Holdco Class A Ordinary Share (in the form of one Holdco Class A ADS) and each outstanding warrant to purchase VIH Ordinary Shares will become exercisable for Holdco Class A Ordinary Shares (in the form of Holdco Class A ADSs) on identical terms, and (ii) at the Closing, among other things, (a) Holdco will acquire all of the issued and outstanding Target Company Ordinary Shares and/or Target Company Preference Shares from the Shareholders in exchange for the Holdco Class A Ordinary Shares (in the form of Holdco Class A ADSs) or Holdco Class V Ordinary Shares (in the form of Holdco Class V ADS(s)), as the case may be, (b) each Target Company Option and Assumed Warrant will be converted into the right to receive a Holdco Option or a warrant to purchase Holdco Class A Ordinary Shares (in the form of Holdco Class A ADSs), respectively, and (c) each Target Company Convertible Note that is then outstanding and not converted into Target Company Ordinary Shares, shall be cancelled and extinguished and in exchange therefor, converted into the right to receive Holdco Class A Ordinary Shares (in the form of Holdco Class A ADSs), in each case, in accordance with the terms and conditions set forth in this Agreement.

G. Concurrently with entering into this Agreement and from time to time thereafter prior to the Closing, Holdco shall enter into subscription agreements with certain accredited investors substantially in the form attached hereto as Exhibit A (the “Subscription Agreements”), pursuant to which such investors would subscribe for Holdco Class A Ordinary Shares (in the form of Holdco Class A ADSs) substantially concurrently at the Closing for an aggregate purchase price of up to $300 million (“PIPE Financing”).

H. On the date hereof, Holdco, VIH, VPC Impact Acquisition Holdings Sponsor II, LLC, a Delaware limited liability company (the “VIH Sponsor”), certain directors of VIH and the Shareholders (or their respective permitted transferees, successors or assigns) are entering into an Investor Rights Agreement, which is attached as Exhibit B hereto (each, an “Investor Rights Agreement”) and which will become effective as of the Closing.

I. On the date hereof, the VIH Founder Holders and certain directors and officers of VIH have entered into a letter agreement with VIH and the Target Company (the “Founder Holder Agreement”), in substantially the form attached hereto as Exhibit D hereto, pursuant to which, among other things, (a) the VIH Founder Holders have agreed, at and conditioned upon the Closing, to waive the anti-dilution rights set forth in Article 17.3 of the VIH Articles of Association as of such date and thereafter with respect to the VIH Class B Ordinary Shares held by such VIH Founder Holders that may be triggered from the PIPE Financing and/or the transactions contemplated by this Agreement and waive their redemption rights with respect to the VIH Class B Ordinary Shares, (b) the VIH Founder Holders agreed to vote all VIH Class B Ordinary Shares held by them in favor of the adoption and approval of this Agreement and the transactions contemplated hereby and (c) the VIH Founder Holders have agreed to collectively subject, on a Pro Rata Basis (as defined in the Founder Holder Agreement), one million nine hundred eighteen thousand three hundred eighty five (1,918,385) Holdco Class A Ordinary Shares (in the form of Holdco Class A ADSs) held by the VIH Founder Holders (the “Founder Holder Earnout Shares”) to restrictions on Transfer (as defined in the Founder Holder Agreement) and voting and potential forfeiture in accordance with Section 6(c) of the Founder Holder Agreement (collectively, “Earnout Restrictions”);

J. The boards of directors of VIH, Holdco, Merger Sub, and the Target Company have each (i) determined that the transactions contemplated by this Agreement are fair, advisable and in the best interests of their respective companies and shareholders, and (ii) approved this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein.

K. For U.S. federal income tax purposes, each of the parties hereto intends that (i) the VIH Share Recapitalization qualifies as a “reorganization” pursuant to Section 368(a)(1)(E) of the Code and the Treasury Regulations thereunder, (ii) the VIH Merger qualifies as a “reorganization” pursuant to Section 368(a)(1)(F) of the Code and the Treasury Regulations thereunder, (iii) the imposition of the Earnout Restrictions qualifies as a “reorganization” pursuant to Section 368(a)(1)(E) of the Code and the Treasury Regulations thereunder, and (iv) the Share Transfer qualifies as a “reorganization” pursuant to Section 368(a) of the Code and the Treasury Regulations thereunder and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Sections 354 and 368 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

The parties hereto accordingly agree as follows:

ARTICLE I

DEFINITIONS

The following terms, as used herein, have the following meanings:

“Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction.

“Action” means any action, cease and desist letter, demand, suit, litigation, proceeding, arbitration proceeding, administrative or regulatory proceeding, investigation, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity, in each case by and before a Governmental Authority.

“ADS(s)” means American Depositary Share(s), which may be issued as freely transferable or restricted American Depositary Share(s) as directed jointly by Holdco and VIH to the Depositary pursuant to the transfer restrictions in the applicable Ancillary Documents.

“ADS Agent” has the meaning set forth in Section 3.05(a).

“ADS Agent Agreement” has the meaning set forth in Section 3.05(a).

“ADS Facility” has the meaning set forth in Section 3.05(a).

“ADS Recipients” has the meaning set forth in Section 3.05(a).

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise (but excluding, with respect to the Target Company, any portfolio companies of venture capital or investment funds that are, or otherwise affiliated with, the Shareholders, which may otherwise be deemed to be “under common control with” the Target Company, as applicable), provided that, with respect to VIH, “Affiliates” shall include, without limitation, funds, accounts and/or other investment vehicles managed by Victory Park Capital Advisors, LLC.

“Aggregate Share Consideration” means a number of Holdco ADSs equal to (a) Two Billion Dollars ($2,000,000,000) divided by (b) $10.00.

“Agreement” has the meaning set forth in the preamble.

“Allocation Percentage” has the meaning set forth in Section 3.03.

“Alternative Transaction” means (a) with respect to the Shareholders, the Group Companies and their Affiliates, any transaction or series of related transactions (other than the transactions contemplated by this Agreement and the Permitted Financing) involving: (i) any initial public offering or direct listing on any stock exchange, (ii) any acquisition or purchase by any Person, directly or indirectly, of more than ten percent (10%) of any class of outstanding Equity Interests of the Target Company (whether by voting power or number of shares), or any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning, directly or indirectly, more than ten percent (10%) of any class of outstanding Equity Interests of the Target Company (whether by voting power or number of shares), (iii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Target Company and a Person pursuant to which the shareholders of the Target Company immediately preceding such transaction would hold less than ninety percent (90%) of the equity interests in the surviving or resulting entity of such transaction (whether by voting power or number of shares) or (iv) any sale, lease, exchange, transfer or other disposition to a Person of more than ten percent (10%) of the consolidated assets (measured by the fair market value thereof), consolidated revenues or net profits of the Group Companies and (b) with respect to VIH and its Affiliates, any Business Combination (other than the transactions contemplated by this Agreement).

“Ancillary Document” means each agreement, instrument or document attached hereto as an Exhibit, including the Subscription Agreements, the Investor Rights Agreements and the other agreements, certificates and instruments to be executed by any of the parties hereto in connection with or pursuant to this Agreement.

“Anti-Corruption Laws” means any applicable Laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, the Prevention of Corruption Act (Chapter 241 of Singapore), the Indonesian Law No. 31 of 1999 on Eradication of Corruption (as amended by Law No. 20 of 2001) and any of its implementing regulations, and any similar Law that prohibits bribery or corruption.

“Anti-Money Laundering Laws” has the meaning set forth in Section 6.19(g).

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, as amended, The Federal Trade Commission Act, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, and other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or impediment of competition.

“Assumed Warrant” has the meaning set forth in Section 4.02.

“Available Cash” means an amount in cash equal to (i) the amount of funds available to VIH in the Trust Account following payment of all VIH Share Redemptions, plus (ii) the amount of funds available to VIH outside the Trust Account, and plus (iii) the gross cash proceeds of the PIPE Financing; in each case of the foregoing clauses (i) through (iii), prior to, and without taking account of, payment or reimbursement of any Expenses hereunder or application of proceeds towards any repayment of Indebtedness.

“Books and Records” means the financial books and records in which a Person’s assets, the business or its transactions are otherwise reflected, other than registers of members, stock books and minute books.

“Business” has the meaning set forth in the recitals.

“Business Combination” has the meaning ascribed to such term in the VIH Articles of Association.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, Singapore or the Cayman Islands are authorized or required by Law to close; provided that such banks shall be deemed to be open for business in the event of measures enacted by any Governmental Authority in response to the COVID-19 pandemic requiring the closure of physical branch locations if such banks’ electronic funds transfer systems (including wire transfers) are open for use by customers on such day.

“Cayman Companies Act” means the Cayman Islands Companies Act (As Revised).

“Class I Directors” has the meaning set forth in Section 10.13(a)(i).

“Class II Directors” has the meaning set forth in Section 10.13(a)(ii).

“Class III Directors” has the meaning set forth in Section 10.13(a)(iii).

“Closing” has the meaning set forth in Section 5.01.

“Closing Date” has the meaning set forth in Section 5.01.

“Closing Filing” has the meaning set forth in Section 10.11(b).

“Closing Press Release” has the meaning set forth in Section 10.11(b).

“Company Disclosure Schedules” means the disclosure schedules of the Target Company, Merger Sub, and Holdco.

“Company Fundamental Representations” means the representations and warranties set forth in Section 6.01 (Organization and Standing), Section 6.02 (Authorization; Binding Agreement), Section 6.05 (Capitalization), Section 6.20 (Finders’ Fees), Section 9.01 (Organization and Standing), Section 9.02 (Authorization; Binding Agreement), Section 9.05 (Ownership), and Section 9.08 (Finders and Brokers).

“Confidentiality Agreement” has the meaning set forth in Section 10.12.

“Contract” means any oral or written contract, obligation, understanding, commitment, lease, license, purchase order, binding bid or other binding agreement.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings.

“D&O Indemnified Persons” has the meaning set forth in Section 10.14(a).

“D&O Tail Insurance” has the meaning set forth in Section 10.14(b).

“Depositary Bank” has the meaning set forth in Section 3.05(a).

“Dollars” or “$” means United States dollars.

“Earnout Restrictions” has the meaning set forth in the recitals.

“Employment Agreements” has the meaning set forth in the Section 10.27.

“Enforceability Exceptions” has the meaning set forth in Section 6.02.

“Environmental Laws” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials.

“Environmental Permits” has the meaning set forth in Section 6.13(a).

“Equity Interests” means, with respect to any Person, all of the shares of capital stock, or equity of (or other ownership, equity-based compensation or profit interests in) such Person, any warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership, equity-based compensation or profit interests in) such Person, any securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership, equity-based compensation or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of any shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership, equity-based compensation or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means the ratio calculated as (a) the Aggregate Share Consideration divided by (b) the Fully Diluted Share Number.

“Exercising Optionholders” has the meaning set forth in Section 3.05(b).

“Exercising Warrantholders” has the meaning set forth in Section 3.05(b).

“Expenses” means all expenses and costs (including all fees, expenses, commissions or other compensation of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a party hereto or any of its Affiliates and any stamp duties payable in connection with the transaction pursuant to Section 3.01) incurred by or on behalf of any of VIH Sponsor, VIH, Holdco, Merger Sub or any of the Group Companies in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document and all other matters related to the consummation of this Agreement and the Ancillary Documents, including, for the avoidance of doubt any costs or premiums related to the D&O Tail Insurance; provided, that with respect to VIH, Expenses shall also include any and all expenses (including all fees or commissions payable to the underwriters and any legal fees) of the IPO upon consummation of the transactions contemplated in this Agreement.

“Export Controls” has the meaning set forth in Section 6.19(d).

“Extended Outside Date” has the meaning set forth in Section 12.01(b).

“Federal Securities Laws” has the meaning set forth in Section 10.07(a).

“FinAccel and PIPE ADS Recipients” has the meaning set forth in Section 3.05(a).

“FinAccel Digital” has the meaning set forth in the recitals.

“FinAccel Finance” has the meaning set forth in the recitals.

“FinAccel Financing” has the meaning set forth in the recitals.

“FinAccel Teknologi” has the meaning set forth in the recitals.

“Final Allocation Schedule” has the meaning set forth in Section 3.02(b).

“Financial Statements” has the meaning set forth in Section 6.06.

“Form F-4” means the registration statement on Form F-4 of Holdco with respect to registration of the Holdco Ordinary Shares to be issued in connection with the VIH Merger, the Holdco Warrants and the Holdco Class A Ordinary Shares issuable pursuant to the Holdco Warrants.

“Founder Holder Agreement” has the meaning set forth in the recitals.

“Founder Holder Earnout Shares” has the meaning set forth in the recitals.

“Founders” mean Akshay Garg and Umang Rustagi, co-founders of the Target Company.

“Fully Diluted Share Number” means the sum of (a) the total number of outstanding Target Company Ordinary Shares, (b) the total number of Target Company Ordinary Shares convertible from all of the outstanding Target Company Preference Shares, (c) the total number of Target Company Ordinary Shares subject to issuance pursuant to the Vested Target Company Options, (d) the maximum number of Target Company Ordinary Shares subject to issuance pursuant to the PFG Warrants, (e) the maximum number of Target Company Ordinary Shares subject to issuance pursuant to the VPC Warrant and (f) the maximum number of Target Company Ordinary Shares or Target Company Ordinary Shares issuable upon conversion of Target Company Preference Shares, in each case subject to issuance pursuant to outstanding Target Company Convertible Notes, in each case of the foregoing items (a) through (f), as of immediately prior to the Closing.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Order” means any order, judgment, ruling, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Group Companies” has the meaning set forth in the recitals.

“Hazardous Material” means material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning) under applicable Environmental Laws as in effect as of the date hereof, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, or pesticides.

“Holdco” has the meaning set forth in the preamble.

“Holdco ADSs” means American Depositary Shares representing, respectively, Holdco Class A Ordinary Shares or Holdco Class V Ordinary Shares, as applicable. Notwithstanding anything contained in this Agreement, no fractional entitlements to Holdco ADSs will be issued. The Holdco ADSs shall be issued and delivered as freely transferable Holdco ADSs or restricted Holdco ADSs, as applicable and as directed jointly by Holdco and VIH to the Depositary Bank and the ADS Agent pursuant to the transfer restrictions in the applicable Ancillary Documents.

“Holdco Class A ADS” means an American Depositary Share representing a specified number of Holdco Class A Ordinary Shares.

“Holdco Class V ADS” means an American Depositary Share representing a specified number of Holdco Class V Ordinary Shares.

“Holdco Class A Ordinary Share” means an ordinary share of Holdco designated as a Class A ordinary share in the Holdco Memorandum and Articles of Association, of par value $0.00001 per Class A ordinary share.

“Holdco Class V Ordinary Share” means an ordinary share of Holdco designated as a Class V ordinary share in the Holdco Memorandum and Articles of Association, par value $0.00001 per Class V ordinary share.

“Holdco Memorandum and Articles of Association” means the Amended and Restated Memorandum and Articles of Association of Holdco substantially in the form attached as Exhibit C hereto.

“Holdco Option” has the meaning set forth in Section 4.01(a).

“Holdco Ordinary Shares” means, collectively, Holdco Class A Ordinary Shares and Holdco Class V Ordinary Shares.

“Holdco Private Warrant” means, following the assumption by Holdco of the VIH Private Warrants, a private placement warrant entitling the holder to purchase one Holdco Class A Ordinary Share per warrant at a price of $11.50 per Holdco Class A Ordinary Share.

“Holdco Public Warrant” means, following the assumption by Holdco of the VIH Public Warrants, a public warrant entitling the holder to purchase one Holdco Class A Ordinary Share per warrant at a price of $11.50 per Holdco Class A Ordinary Share.

“Holdco Warrants” means, collectively, the Holdco Private Warrants and the Holdco Public Warrants, collectively.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IFRS” means international financial reporting standards, as adopted by the International Accounting Standards Board.

“Indebtedness” of any Person means (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (c) all obligations of such Person under leases that should be classified as capital leases in accordance with IFRS or U.S. GAAP (as applicable based on the accounting principles used by the applicable Person), (d) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (e) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (f) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (g) all obligations described in clauses (a) through (f) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire; provided, that without limiting other any liabilities that are not to be included therewith, in no event will Indebtedness include any contingent reimbursement obligations for any undrawn letters of credit, performance bonds, surety bonds and similar obligations or any trade payables, accounts payable and other current liabilities.

“Indonesian P2P Regulation” means the OJK Regulation No. 77 /POJK.01/2016 on Information Technology-Based Lending Services, as may be amended from time to time.

“Initial Allocation Schedule” has the meaning set forth in Section 3.02(a).

“Initial Holdco Shares” has the meaning set forth in Section 3.05(a).

“Initial Outside Date” has the meaning set forth in Section 12.01(b).

“Intellectual Property” means any and all rights, title and interest in and to intellectual property of any kind and nature throughout the world, including any rights in, to, or under the following: (a) patents, patent applications, industrial designs, utility models and applications for any of the foregoing, including all provisionals, continuations, continuations-in-part, divisionals, reissues, re-examinations and extensions thereof, (b) trademarks, service marks, certification marks, logos, trade dress, trade names, internet domain names, social media accounts and other source or business identifiers, whether registered or unregistered, all registrations and applications for any of the foregoing, all renewals and extensions thereof and all common law rights in and goodwill associated with any of the foregoing, (c) works of authorship (including rights in Software, websites, photographs, drawings and menus), copyrights, mask work rights, database rights, design rights, and any other rights in copyrightable work, whether registered or unregistered, registrations and applications for any of the foregoing, renewals and extensions thereof and all moral rights associated with any of the foregoing, (d) trade secrets and other proprietary and confidential information, including inventions (whether or not patentable), invention disclosures, ideas, developments, improvements, know-how, designs, drawings, algorithms, Software, methods, processes, techniques, formulae, research and development, compilations, compositions, manufacturing and production processes, devices, data, specifications, reports, analyses, data analytics, customer lists, supplier lists, pricing and cost information and business and marketing plans and proposals, and (e) any rights recognized under applicable Law that are equivalent or similar to any of the foregoing.

“Intentional and Willful Breach” means, with respect to any representation, warranty, agreement or covenant in this Agreement, a deliberate action or omission (including a failure to cure circumstances) where the breaching party knows such action or omission is or would reasonably be expected to result in a material breach of such representation, warranty, agreement or covenant.

“Interim Period” has the meaning set forth in Section 10.01.

“Investor Rights Agreement” has the meaning set forth in the recitals.

“IPO” means the initial public offering of VIH Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of VIH, dated March 4, 2021, and filed with the SEC on March 9, 2021 (File No. 333-252298).

“IT Systems” has the meaning set forth in Section 6.11(e).

“Knowledge” means, with respect to (a) the Target Company, the actual knowledge of each of Akshay Garg, Umang Rustagi, Alie Tan, Dennis Lerchl, Valery Crottaz and Nanda Setyawan, in each case after due inquiry of each of their respective direct reports, (b) the Shareholders, the actual knowledge of such Shareholder (including such Shareholder’s officers or directors, if applicable), in each case after due inquiry of Persons who would be likely to have knowledge of such matter, and (c) VIH, the actual knowledge of each of Brendan Carroll, Gordon Watson, and Carly Altieri, in each case after due inquiry of each of their respective direct reports.

“Law” means any foreign or domestic federal, state or local, municipal, or other law, statute, code, ordinance, regulation, rule, consent agreement, constitution, treaty, Governmental Order or other order, judgment, legislation, principle of common law, convention, variance, proclamation, edict, decree, writ, injunction, award, ruling or requirement that is or has been enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Leased Real Property” means all real property leased or sub-leased by any of the Group Companies, any real property to which any of the Group Companies has material rights to use or occupy such real property, improvements thereon or other interest in real property held or granted by any of the Group Companies.

“Liabilities” means any and all liabilities, Indebtedness, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured), including Tax liabilities due or to become due.

“Lien” means any mortgage, deed of trust, pledge, transfer restriction, right of first refusal or first offer, preemptive rights, hypothecation, encumbrance, security interest, license, options or other rights to acquire an interest or other lien of any kind or any defect in the title or ownership.

“Loss” any and all losses, Actions, Governmental Orders, Liabilities, damages, diminution in value, Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses).

“Material Contract” has the meaning set forth in Section 6.09(a).

“Material Permits” has the meaning set forth in Section 6.21.

“Merger Sub” has the meaning set forth in the preamble.

“Minimum Available Cash Amount” means an amount equal to Three Hundred million dollars ($300,000,000).

“Minimum PIPE Financing Amount” means an amount equal to One Hundred Twenty million dollars ($120,000,000).

“Modification in Recommendation” has the meaning set forth in Section 10.10(e).

“Nasdaq” means the Nasdaq Capital Market.

“Naver and Square Peg Convertible Note” means the convertible note to be entered into by FinAccel pursuant to the terms of the Naver and Square Peg Convertible Note Term Sheet.

“Naver and Square Peg Convertible Note Term Sheet” means the term sheet attached hereto as Exhibit G.

“OFAC” has the meaning set forth in Section 6.19(c).

“OJK” means the Indonesian Financial Services Authority (Otoritas Jasa Keuangan).

“Organizational Documents” means: (i) the memorandum and articles of association of a company or certificate of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) the limited liability company agreement, operating agreement and the certificate of organization of a limited liability company, (v) the trust agreement and any documents that govern the formation of a trust; (vi) any charter, constitution, memorandum and articles of association or similar document adopted or filed in connection with the creation, formation, incorporation or organization of a Person; (vii) any Shareholders or shareholders agreements, investor rights agreements or other similar agreements and (viii) any amendment to any of the foregoing.

“Outside Date” has the meaning set forth in Section 12.01(b).

“P2P Lending License” has the meaning set forth in Section 6.21.

“PCAOB” has the meaning set forth in Section 10.05.

“Permit” with respect to any Person, any license, accreditation, bond, franchise, charter, order, permit, consent, approval, right, privilege, certificate, approval or non-objection, no-action letter, regulatory waiver or exemptive relief, registration, membership, authorization or qualification issued under, or other similar authorization issued by, or otherwise granted by, any Governmental Authority or any other Person to which or by which such Person is subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

“Permit Applications” has the meaning set forth in Section 6.21.

“Permitted Financing” means (i) a bona-fide financing negotiated on an arms-length basis, involving the issuance, or potential issuance, of Equity Interests of the Target Company (excluding the conversion of Target Company Convertible Notes into Target Company Ordinary Shares or Target Company Preference Shares and the exercise of Target Company Options into Target Company Ordinary Shares, in each case, outstanding as of the Date of this Agreement) or (ii) the issuance of debt securities of the Target Company or entry by the Target Company into an agreement with a lender pursuant to which the lender party thereto has agreed to provide or cause to be provided Indebtedness for borrowed money, in the case of clauses (i) and (ii), for an aggregate amount of up to $100 million (the “Permitted Financing Cap”) and solely with respect to clause (i) with such valuation and definitive documents as reasonably acceptable to VIH; provided that, any financing pursuant to an agreement between the Target Company and VIH, Victory Park Capital Advisors, LLC or any of their Affiliates pursuant to a debt financing shall not be taken into account in determining the Permitted Financing Cap.

“Permitted Financing Cap” has the meaning set forth in Article I.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings (provided that appropriate reserves required pursuant to IFRS or U.S. GAAP, as applicable, based on the accounting principles used by the applicable Person, have been made in respect thereof on the Financial Statements or VIH Financials, as applicable), (b) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business consistent with past practice, (i) the amounts for which are not delinquent and which are not, individually or in the aggregate, material to the Business, or (ii) the validity of which are being contested in good faith through appropriate proceedings (provided appropriate reserves required pursuant to IFRS or U.S. GAAP, as applicable, based on the accounting principles used by the applicable Person, have been made in respect thereof on the Financial Statements), (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property that do not, individually or in the aggregate, materially impair the Business or the occupancy or use of the underlying property for the purpose for which it is currently used in connection with the Business, (d) Liens of lessors, lessees, sublessors, sublessees, licensors or licensees arising under lease arrangement or license arrangements that do not materially impair the occupancy or use of the underlying property for the purpose for which it is currently used in connection with such Person’s business, (e) Liens arising under original purchase price conditional sales contracts and equipment leases, (f) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (g) Liens disclosed and adequately reserved in the Financial Statements, (h) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a similar nature arising or incurred in the ordinary course of business consistent with past practice, and (i) non-exclusive licenses of Intellectual Property to customers for the use of or contractors with respect to the development of the Group Companies’ products and services entered into in the ordinary course of business consistent with past practice.

“Permitted Transfer” has the meaning set forth in Section 10.07(b).

“Person” means any individual, firm, corporation, company, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Personal Information” shall mean any information that is considered “personally identifiable information”, “PII”, “personal information”, “personal data” or other similar expression defined under applicable Law. Personal Information may relate to any individual or household, including a current, prospective, or former customer, end user or employee, and includes Personal Information in any form or media, whether paper, electronic, or otherwise.

“PFG Warrants” means (i) the Warrant by and between the Target Company and Partners for Growth V, L.P., dated August 12, 2019 and (ii) the Warrant by and between the Target Company and Partners for Growth V, L.P., dated May 12, 2021.

“PIPE Financing” has the meaning set forth in the recitals.

“PIPE Investment Amount” has the meaning set forth in Section 8.20.

“PIPE Investors” has the meaning set forth in Section 8.20.

“Plan of Merger” has the meaning set forth in Section 2.02.

“Post-Closing Directors” has the meaning set forth in Section 10.13(a).

“Post-Closing Holdco Board” has the meaning set forth in Section 10.13(a).

“Pre-Closing Tax Period” shall mean all taxable years or other taxable periods that end on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

“Privacy Notices” has the meaning set forth in Section 6.12.

“Privacy Laws” shall mean any and all applicable Laws (including of any applicable foreign jurisdiction) governing the privacy, receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information, and any and all applicable Laws governing breach notification in connection with Personal Information.

“Proposals” has the meaning set forth in Section 10.10(d).

“Proxy Statement” means the proxy statement filed by VIH on Schedule 14A with respect to the VIH Extraordinary General Meeting to approve the Proposals.

“Proxy Statement/Prospectus” means the proxy statement/prospectus included in the Form F-4, including the Proxy Statement, relating to the transactions contemplated by this Agreement, which shall constitute a proxy statement of VIH to be used for the VIH Extraordinary General Meeting (which shall also provide the VIH Shareholders with the opportunity to redeem their shares of VIH Class A Ordinary Shares in conjunction with a shareholder vote on the transactions contemplated by this Agreement) and a prospectus with respect to the Holdco Ordinary Shares (in the form of Holdco ADSs) to be offered and issued to the VIH Shareholders as a result of the VIH Merger pursuant to Section 2.06, in all cases in accordance with and as required by the VIH Articles of Association, applicable Law, and the rules and regulations of Nasdaq.

“Public Certifications” has the meaning set forth in Section 8.06(a).

“Public Shareholders” has the meaning set forth in Section 13.13.

“Real Estate Lease Documents” has the meaning set forth in Section 6.16(b).

“Real Property” means all interests in real property including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, together with any additions thereto or replacements thereof.

“Registered Intellectual Property” has the meaning set forth in Section 6.11(a).

“Related Party” means, with respect to any Person, such Person’s Affiliates, an officer or director of such Person or its Affiliates, or any immediate family member of any of the foregoing or any record or beneficial owner of more than one percent (1%) of the Target Company’s outstanding share capital as of the date hereof (or any Affiliate of any of the foregoing parties).

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Released Claims” has the meaning set forth in Section 13.13(b)(i).

“Remedial Action” means all actions to (a) clean up, remove, treat, or in any other way address any Hazardous Material, (b) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (d) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“Required Antitrust Filings” has the meaning set forth in Section 10.09(b).

“Sanctions” has the meaning set forth in Section 6.19(c).

“Schedules” means the disclosure schedules of the parties hereto.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“SEC Clearance Date” means the date on which the SEC declares the Form F-4 effective and confirms that it has no further comments on the Proxy Statement.

“SEC Reports” has the meaning set forth in Section 8.06(a).

“SEC Warrant Accounting Statement” means that certain Staff Statement on Select Issues Pertaining to Special Purpose Acquisition Companies, dated March 31, 2021, released by the SEC.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Laws” means the securities laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Series A-1 CPS Preference Shares” means the Series A-1 CPS preference shares of share capital of the Target Company.

“Series A-2 CPS Preference Shares” means the Series A-2 CPS preference shares of share capital of the Target Company.

“Series A-3 CPS Preference Shares” means the Series A-3 CPS preference shares of share capital of the Target Company.

“Series B-1 CPS Preference Shares” means the Series B-1 CPS preference shares of share capital of the Target Company.

“Series B-2 CPS Preference Shares” means the Series B-2 CPS preference shares of share capital of the Target Company.

“Series C-1 CPS Preference Shares” means the Series C-1 CPS preference shares of share capital of the Target Company.

“Series C-2 CPS Preference Shares” means the Series C-2 CPS preference shares of share capital of the Target Company.

“Shareholder” or “Shareholders” means shareholders of the Target Company, which are listed on Schedule 1 hereto, and any Person that becomes a Shareholder of the Target Company following the date hereof; provided that such Person(s) shall have entered into a joinder agreement in the form set forth on Exhibit F.

“Shareholder Fundamental Representations” means the representations and warranties set forth in Section 7.01 (Organization and Standing), Section 7.02 (Authorization; Binding Agreement) and Section 7.05 (Ownership).

“Shareholders Consideration Cap” means an amount of Holdco Ordinary Shares (in the form of Holdco ADSs) equal to (a) Aggregate Share Consideration multiplied by (b) a percentage (i) the numeration of which is the sum of the total number of Target Company Ordinary Shares and the total number of Target Company Ordinary Shares convertible from all of the Target Company Preference Shares (after giving effect to the transactions contemplated hereunder), in each case, that are outstanding immediately prior to the Closing and (ii) the denominator of which is the Fully Diluted Share Number.

“Shareholders’ Disclosure Schedules” means the disclosure schedules of the Shareholders.

“Shareholders Representative” has the meaning set forth in Section 13.18.

“Share Transfer” has the meaning set forth in Section 3.01.

“Signing Filing” has the meaning set forth in Section 10.11(b).

“Signing Press Release” has the meaning set forth in Section 10.11(b).

“Singapore Act” means the Companies Act (Cap. 50) of Singapore.

“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, and user interfaces, (b) descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, and (c) all documentation including user manuals and other training documentation relating to any of the foregoing.

“Straddle Period” shall mean any taxable period beginning on or before and ending after the Closing Date.

“Subscription Agreements” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a company, limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Successor Warrant” has the meaning set forth in Section 6.11(e).

“Surviving Provisions” has the meaning set forth in Section 12.02.

“Surviving VIH Company” has the meaning set forth in Section 2.01.

“Surviving VIH Company Charter” has the meaning set forth in Section 2.04.

“Target Company” has the meaning set forth in the preamble.

“Target Company Constitution” means the Constitution of the Target Company dated as of November 7, 2019.

“Target Company Convertible Note” means each note issued by the Target Company that is convertible into Target Company Ordinary Shares or Target Company Preference Shares.

“Target Company Material Adverse Effect” means, with respect to any Shareholder, Holdco, Merger Sub or the Group Companies, as applicable, any change, event, fact, circumstance, effect or condition that, (a) individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect upon the business, results of operations or financial condition of the Group Companies, Holdco and Merger Sub, taken as a whole, or (b) would, individually or in the aggregate, reasonably be expected to prevent any such party to consummate the transactions contemplated by this Agreement; provided, however, that the following shall not be deemed either alone or in combination to constitute, and no adverse change, event, fact, circumstance or condition to the extent resulting from or arising out of any of the following shall be taken into account in determining whether any change, event, fact, circumstance or condition has had or would reasonably be expected to have a Target Company Material Adverse Effect: (i) changes in, or effects arising from or relating to, general economic, business or political conditions; (ii) changes generally affecting the specific industry in which the Group Companies operate; (iii) changes in, or effects arising from or relating to, financial, banking or securities markets in general (including (A) any disruption of any of the foregoing markets, (B) any change in currency exchange rates and (C) any decline or rise in the price of any security, commodity, contract or index); (iv) any act of terrorism, war (whether or not declared), material armed hostilities, calamity, natural disaster, pandemic (including the COVID-19 pandemic), epidemic or similar health emergency, act of God or other force majeure event; (v) taking of any action required by this Agreement; (vi) changes arising from or relating to the announcement or pendency of this Agreement and consummation of the transactions contemplated hereby, including any termination of, reduction in or similar adverse impact (but, in each case, only to the extent attributable to such announcement or consummation) on relationships, contractual or otherwise, with any landlords, customers, suppliers, distributors, partners or employees of the Group Companies (it being understood that this clause (vi) shall be disregarded for purposes of the representation and warranty set forth in Section 6.04 or Section 7.04), (vii) any matter set forth on the Company Disclosure Schedules to the extent that the adverse effect of such matter is reasonably apparent on the face of the disclosure; (viii) any changes in IFRS or other accounting requirements or principles or the interpretation thereof (other than as required by Section 10.02(a)); (ix) changes in, or effects arising from or relating to changes in, Laws after the date hereof; (x) any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any Governmental Authority; and (xi) any failure, in and of itself, to achieve any budgets, projections, forecasts, estimates, plans, predictions, performance metrics or operating statistics or the inputs into such items (whether or not shared with VIH or its Affiliates or advisors), provided, that clause (xi) shall not prevent or otherwise affect a determination that any change, event, fact, circumstance, effect or condition underlying such failure to meet budgets, projections, forecasts, estimates, plans, predictions, performance metrics or operating statistics or the inputs into such items that has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Target Company Material Adverse Effect (to the extent such change, event, fact, circumstance, effect or condition is not otherwise excluded from this definition of Target Company Material Adverse Effect) except in the case of the foregoing clauses (i), (ii), (iii), (iv), (viii), (ix) and (x), to the extent such changes, facts, circumstances, conditions or effects have a materially disproportionate effect on the Group Companies as compared to other participants engaged in the industries and geographies in which the Group Companies operates, and only to the extent of such incremental disproportionate effect.

“Target Company Option” means an option to acquire Target Company Ordinary Shares granted under the FinAccel Employee Share Options Scheme.

“Target Company Ordinary Shares” means the ordinary shares of share capital of the Target Company.

“Target Company Preference Shares” means the preference shares of share capital of the Target Company.

“Target Company Shareholders Agreement” means the shareholders’ agreement among the Target Company and the Shareholders party thereto, dated as of November 7, 2019.

“Target Company Warrants” has the meaning set forth in Section 4.02.

“Tax” means any federal, state, provincial, territorial, local, foreign and other net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax) ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, estimated, customs duties, escheat, sales or use or other tax, governmental fee or other like assessment or charge of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority, whether as a primary obligor or as a result of being a transferee or successor of another Person or a member of an affiliated, consolidated, unitary, combined or other group or otherwise pursuant to operation of Law.

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with respect to Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Transfer” has the meaning set forth in Section 10.07(b).

“Transfer Taxes” has the meaning set forth in Section 10.22(b).

“Trust Account” means the trust account established by VIH with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of March 4, 2021, as it may be amended, by and between VIH and the Trustee, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

“Unaudited Financial Statements” has the meaning set forth in Section 6.06.

“U.S. GAAP” means accounting principles generally accepted in the United States of America.

“Vested Target Company Option” means a Target Company Option, or portion thereof, to the extent such Target Company Option (or applicable portion thereof) is vested and outstanding as of immediately prior to the Closing or would vest upon or immediately following the Closing, after taking into consideration any accelerated vesting that is required as a result of any transaction contemplated by this Agreement pursuant to the terms of the applicable award agreement that has not otherwise been waived by the holder thereof.

“VIH” has the meaning set forth in the preamble.

“VIH ADS Recipients” has the meaning set forth in Section 3.05(a).

“VIH Articles of Association” means the Amended and Restated Memorandum and Articles of Association of VIH, dated March 4, 2021.

“VIH Class A Ordinary Share” means a Class A ordinary share of VIH, of par value $0.0001 per Class A ordinary share.

“VIH Class B Ordinary Share” means a Class B ordinary share of VIH, of par value $0.0001 per Class B ordinary share.

“VIH Disclosure Schedules” means the disclosure schedules of VIH.

“VIH Extraordinary General Meeting” means an extraordinary general meeting of VIH to be held for the purposes of the VIH Shareholders considering and approving the Proposals, including any adjournment, postponement and recess thereof.

“VIH Financials” has the meaning set forth in Section 8.06(b).

“VIH Founder Holders” means the VIH Sponsor, Senator Joseph Lieberman, Adrienne Harris and Kai Schmitz, in each case, solely in their capacity as holders of VIH Class B Ordinary Shares.

“VIH Fundamental Representations” means the representations and warranties set forth in Section 8.01 (Organization and Standing), Section 8.02 (Authorization; Binding Agreement), Section 8.05 (Capitalization), and Section 8.18 (Finders and Brokers).

“VIH Material Adverse Effect” means, with respect to VIH, any change, event, fact, circumstance, effect or financial condition that would, individually or in the aggregate, reasonably be expected to have, a material adverse effect on the business, assets, results of operations or financial condition of VIH or prevent VIH to perform its obligations under this Agreement; provided, however, that the following shall not be deemed either alone or in combination to constitute, and no adverse change, event, fact, circumstance or condition to the extent resulting from or arising out of any of the following shall be taken into account in determining whether any change, event, fact, circumstance or condition has had or would reasonably be expected to have a VIH Material Adverse Effect: (i) changes in, or effects arising from or relating to, general economic, business or political conditions; (ii) changes in, or effects arising from or relating to, financial, banking or securities markets in general (including (1) any disruption of any of the foregoing markets, (2) any change in currency exchange rates and (3) any decline or rise in the price of any security, commodity, contract or index); (iii) any act of terrorism, war (whether or not declared), material armed hostilities, calamity, natural disaster, pandemic (including the

COVID-19 pandemic), epidemic or similar health emergency, act of God or other force majeure event; (iv) taking of any action required by this Agreement; (v) changes arising from or relating to the announcement or pendency of this Agreement and consummation of the transactions contemplated hereby, including any Action arising therefrom or in connection therewith, (vi) any matter set forth on the VIH Disclosure Schedules to the extent that the adverse effect of such matter is reasonably apparent on the face of the disclosure; (vii) any changes in GAAP or other accounting requirements or principles or the interpretation thereof; (viii) changes in, or effects arising from or relating to changes in, Laws after the date hereof; (ix) the Warrant Accounting Issue; and (x) the consummation and effects of the VIH Share Redemptions, except (A) in the case of the foregoing clauses (i), (ii), (iii), (iv), and (viii), to the extent such changes, facts, circumstances, conditions or effects have a materially disproportionate effect on VIH as compared to other participants engaged in the industries and geographies in which VIH operates, and only to the extent of such incremental disproportionate effect, and (B) in the case of the foregoing clause (x), to the extent such changes, facts, circumstances, conditions or effects have a materially disproportionate effect on VIH as compared to other special purpose acquisition companies that have consummated an initial public offering prior to the release of the SEC Warrant Accounting Statement and have not consummated an initial business combination.

“VIH Merger” has the meaning set forth in the recitals.

“VIH Merger Effective Time” has the meaning set forth in Section 2.02.

“VIH Ordinary Shares” means, collectively, the VIH Class A Ordinary Shares and the VIH Class B Ordinary Shares.

“VIH Preferred Share” means a preference share of VIH, of par value $0.0001 per preference share.

“VIH Private Warrant” means a private placement warrant entitling the holder to purchase one VIH Class A Ordinary Share per warrant at a price of $11.50 per VIH Class A Ordinary Share.

“VIH Public Warrant” means a public warrant entitling the holder to purchase one VIH Class A Ordinary Share per warrant at a price of $11.50 per VIH Class A Ordinary Share.

“VIH Securities” means, collectively, the VIH Units, the VIH Ordinary Shares and the VIH Warrants.

“VIH Share Recapitalization” has the meaning set forth in Section 2.06(b).

“VIH Share Redemptions” means the redemptions of VIH Ordinary Shares by the VIH Shareholders in connection with the Business Combination pursuant to the Organizational Documents of VIH.

“VIH Shareholder” means a holder of a VIH Ordinary Share or a VIH Preferred Share.

“VIH Shareholder Approval” has the meaning set forth in Section 11.01(a).

“VIH Sponsor” has the meaning set forth in the recitals.

“VIH Unit” means a unit of VIH consisting of (a) one VIH Class A Ordinary Share and (b) one-fourth of a VIH Public Warrant.

“VIH Warrant” means, collectively, the VIH Private Warrants and the VIH Public Warrants.

“VPC Warrant” means the Warrant to Purchase Ordinary Shares of FinAccel Pte. Ltd. by and between the Target Company and Victory Park Capital Advisors, LLC, dated July 10, 2020.

“Warrant Accounting Issue” has the meaning set forth in Section 8.06(a).

“Warrant Agreement” means that certain Warrant Agreement dated March 4, 2021 by and between VIH and Continental Stock Transfer & Trust Company, as warrant agent.

ARTICLE II

VIH MERGER

Section 2.01 VIH Merger. At the VIH Merger Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the Cayman Companies Act, Merger Sub and VIH shall consummate the VIH Merger, pursuant to which VIH shall be merged with and into Merger Sub, following which the separate corporate existence of VIH shall cease and Merger Sub shall continue as the surviving company. Merger Sub, as the surviving company after the VIH Merger, is hereinafter sometimes referred to as the “Surviving VIH Company” (provided, that references to VIH in this Agreement for periods after the VIH Merger Effective Time shall be deemed to be references to the Surviving VIH Company). The VIH Merger shall have the effects specified in the Cayman Companies Act and in this Agreement.

Section 2.02 VIH Merger Effective Time. On the Business Day prior to the Closing Date, Merger Sub and VIH shall execute a plan of merger in form and substance reasonably acceptable to VIH and the Shareholders (the “Plan of Merger”), and immediately thereafter, shall file the Plan of Merger and such other documents as required by the Cayman Companies Act with the Registrar of Companies of the Cayman Islands as provided in the applicable provisions of the Cayman Companies Act. The VIH Merger shall become effective on the Business Day prior to the Closing Date when the Plan of Merger is registered by the Registrar of Companies of the Cayman Islands (the “VIH Merger Effective Time”).

Section 2.03 Effect of the VIH Merger. At the VIH Merger Effective Time, the effect of the VIH Merger shall be as provided in this Agreement, the Plan of Merger and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the VIH Merger Effective Time, all property of every description, rights, business, undertakings, goodwill, benefits, immunities and privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and VIH shall become the property, rights, business, undertakings, goodwill, benefits, immunities and privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving VIH Company (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the Surviving VIH Company of any and all agreements, covenants, duties and obligations of Merger Sub and VIH set forth in this Agreement to be performed after the VIH Merger Effective Time.

Section 2.04 Memorandum and Articles of Association of Surviving VIH Company. At the VIH Merger Effective Time, Merger Sub’s memorandum and articles of association (the “Surviving VIH Company Charter”) shall be amended as follows: (a) references therein to the name of the Surviving VIH Company shall be amended to be such name as reasonably determined by VIH and as approved in the Plan of Merger, and (b) references therein to the authorized share capital of the Surviving VIH Company shall be amended to refer to the authorized share capital of the Surviving VIH Company as approved in the Plan of Merger, if necessary.

Section 2.05 Directors and Officers of the Surviving VIH Company. At the VIH Merger Effective Time, the board of directors and officers of the Surviving VIH Company shall be individuals designated by the Target Company and as approved in the Plan of Merger, each to hold office in accordance with the Surviving VIH Company Charter until their respective successors are duly elected or appointed and qualified.

Section 2.06 Effect of Merger on VIH Securities. At the VIH Merger Effective Time, by virtue of the VIH Merger and without any action on the part of any party hereto or the holders of VIH Securities or securities of Holdco or Merger Sub:

(a) VIH Units. Every issued and outstanding VIH Unit, to the extent not detached, shall be automatically detached and the holder thereof shall be deemed to hold one VIH Class A Ordinary Share and one-fourth of a VIH Warrant, which underlying VIH Securities shall be converted in accordance with the applicable terms of this Section 2.06.

(b) VIH Ordinary Shares. Every issued VIH Class B Ordinary Share will convert into one VIH Class A Ordinary Share on a one-for-one basis (the “VIH Share Recapitalization”) and, immediately thereafter, every issued VIH Class A Ordinary Share (other than those described in Section 2.06(d)) shall automatically be cancelled and cease to exist in exchange for one (1) Holdco Class A Ordinary Share (in the form of one Holdco Class A ADS). The holders of VIH Ordinary Shares outstanding immediately prior to the VIH Merger Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law.

(c) VIH Warrants. In accordance with the terms of the Warrant Agreement, each issued and outstanding whole VIH Warrant will become exercisable for the right to receive one (1) Holdco Class A Ordinary Share (in the form of Holdco Class A ADS(s)) at the same exercise price per share and on the same terms in effect immediately prior to the VIH Merger Effective Time, and the rights and obligations of VIH under the Warrant Agreement will be assigned and assumed by Holdco, pursuant to the terms of a customary assumption agreement in form and substance reasonably acceptable to VIH and Holdco.

(d) Cancellation of VIH Shares Owned by VIH. If there are any shares of VIH that are owned by VIH as treasury shares, such shares shall automatically be canceled and extinguished without any conversion thereof or payment therefor.

(e) No Liability. Notwithstanding anything to the contrary in this Section 2.06, none of the Surviving VIH Company, Holdco or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 2.07 Effect of Merger on Merger Sub and Holdco Shares. At the VIH Merger Effective Time, by virtue of the VIH Merger and without any action on the part of any party hereto or the holders of any shares of VIH, Holdco or Merger Sub, all of the ordinary shares of Merger Sub in issue immediately prior to the VIH Merger Effective Time, each of US$0.00001 par value in the share capital of Merger Sub, shall be converted into an equal number of ordinary shares of the Surviving VIH Company, each of US$0.00001 par value in the share capital of the Surviving VIH Company, with the same rights, powers and privileges as the shares so converted and shall constitute the only issued share capital of the Surviving VIH Company.

Section 2.08 Restrictions on Securities. All securities issued upon the surrender of VIH Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities.

Section 2.09 Lost, Stolen or Destroyed VIH Certificates. In the event any certificates formerly evidencing securities of VIH shall have been lost, stolen or destroyed, Holdco shall issue, in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such securities as may be required pursuant to Section 2.06; provided, however, that the Surviving VIH Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving VIH Company with respect to the certificates alleged to have been lost, stolen or destroyed.

Section 2.10 Tax Consequences. For U.S. federal income tax purposes, each of the parties hereto intends that (a) the VIH Share Recapitalization qualifies as a “reorganization” pursuant to Section 368(a)(1)(E) of the Code and the Treasury Regulations thereunder; (b) the VIH Merger qualifies as a “reorganization” pursuant to Section 368(a)(1)(F) of the Code and the Treasury Regulations thereunder, (c) the imposition of the Earnout Restrictions qualifies as a “reorganization” pursuant to Section 368(a)(1)(E) of the Code and the Treasury Regulations thereunder and (d) the Share Transfer qualifies as a “reorganization” pursuant to Section 368(a) of the Code and the Treasury Regulations thereunder and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Sections 354 and 368 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) (collectively, the “Intended Tax Treatment”). The parties hereby agree to file all applicable Tax Returns on a basis consistent with such characterization, unless otherwise required by a Governmental Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of applicable state, local or non-U.S. Tax Law) or by applicable Law. Each of the parties agrees to use commercially reasonable efforts to promptly notify all other parties of any challenge to the Intended Tax Treatment by any Governmental Authority. For the avoidance of doubt, (i) nothing in this Section 2.10 shall prevent any party or its Affiliates or representatives from settling, or require any of them to litigate, any challenge or other similar proceeding by any Governmental Authority with respect to the Intended Tax Treatment; and (ii) the qualification of the Intended Tax Treatment will not be a condition to Closing.

Section 2.11 Taking of Necessary Action; Further Action. If, at any time after the VIH Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving VIH Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of VIH and Merger Sub, the officers and directors of VIH and Merger Sub are fully authorized in the name of their respective entities to take, and shall take, all such lawful and necessary action to carry out such purposes, so long as such action is not inconsistent with this Agreement.

ARTICLE III

ACQUISITION OF TARGET COMPANY; CONSIDERATION

Section 3.01 Acquisition of the Target Company. On the Closing Date, and subject to and upon the terms and conditions of this Agreement, each Shareholder shall sell, transfer, convey, assign and deliver to Holdco, and Holdco shall purchase, acquire and accept from each Shareholder all of the Target Company Ordinary Shares and/or Target Company Preference Shares, in each case free and clear of all Liens (other than any restrictions on resale under applicable Securities Laws) and with the full ownership of, and title to, such Target Company Ordinary Shares and Target Company Preference Shares to vest in and be held exclusively by Holdco (the “Share Transfer”).

Section 3.02 Final Allocation Schedule.

(a) Section 3.02(a) of the Company Disclosure Schedule sets forth the true, correct and complete listing, as of the date of this Agreement, of (1) all holders of Equity Interests in the Target Company and the number and type of Equity Interests held by such Person and (2) the percentage of Aggregate Share Consideration allocable to each such holder in connection with the consummation of the transactions contemplated hereunder (the “Initial Allocation Schedule”).

(b) No later than five (5) Business Days and no earlier than ten (10) Business Days prior to the Closing, the Target Company shall deliver to VIH a final allocation schedule in substantially the form as the Initial Allocation Schedule, which shall be true, correct and complete as of the Closing Date with respect to of (1) all holders of Equity Interests in the Target Company and the number and type of Equity Interests held by such Person and (2) the percentage of Aggregate Share Consideration allocable to each such holder in connection with the consummation of the transactions contemplated hereunder (the “Final Allocation Schedule”); provided that in the event of any differences between the Initial Allocation Schedule and the Final Allocation Schedule, VIH shall be afforded a reasonable opportunity to review such differences and the Target Company shall consider any comments from VIH in good faith. The Target Company shall cause any Person that becomes a shareholder of the Target Company following the date hereof to enter into a joinder agreement in the form set forth on Exhibit F and any applicable Ancillary Document and promptly provide VIH a copy of such executed joinder.

Section 3.03 Consideration. In consideration of the Share Transfer, on the Closing Date, Holdco shall issue to each Founder a number of Holdco Class V Ordinary Shares (in the form of Holdco Class V ADSs), and to each Shareholder other than the Founders a number of Holdco Class A Ordinary Shares (in the form of Holdco Class A ADSs), equal to the product of (a) the allocation percentage (the “Allocation Percentage”) set forth opposite such Shareholder’s name on the Final Allocation Schedule multiplied by (b) the Aggregate Share Consideration, free and clear of all Liens (other than any restrictions on resale or other transfer under applicable Securities Laws and the Investor Rights Agreements). Each Shareholder acknowledges and agrees that (i) the Final Allocation Schedule sets forth the true and correct percentage of consideration with respect to such Shareholder’s sale of all of such Person’s Target Company Ordinary Shares and Target Company Preference Shares to Holdco in accordance with the Target Company’s Organizational Documents, applicable Law and any other Contract between such Shareholder and any Group Company and (ii) each of VIH, Surviving VIH Company, Holdco and the Target Company shall be entitled to conclusively rely on the Final Allocation Schedule as setting forth the true and correct percentage of consideration with respect to such Shareholder in connection with the Closing and in no event will VIH, Surviving VIH Company, Holdco and the Group Companies have any liability in connection with their reliance on the Final Allocation Schedule to any Shareholder or any other Person. Each holder of Target Company Preference Shares further acknowledges and agrees that for purposes of calculating the Allocation Percentage, such holder shall be deemed to have exercised its right to convert such Target Company Preference Shares into Target Company Ordinary Shares immediately prior to the Closing pursuant to Regulation 8(1)(b)(i)(A) of the Target Company Constitution.

Section 3.04 Fractional Share; Consideration Cap. Notwithstanding anything to the contrary contained herein, (a) no fractional shares of Holdco Ordinary Shares (or Holdco ADSs) shall be issued pursuant to the terms of this Agreement and all such fractional shares shall be rounded down to the nearest whole share, and (b) in no event will Holdco issue to the Shareholders (solely in their capacity as Shareholders) a number of Holdco Ordinary Shares (or Holdco ADSs) greater than the Shareholders Consideration Cap in connection with the consummation of the transactions contemplated this Agreement.

Section 3.05 Distribution of Holdco ADSs.

(a) One Business Day prior to the Closing Date and prior to the VIH Merger Effective Time, Holdco shall (i) cause one or more sponsored American depositary receipt facilities (each, an “ADS Facility”) to be established with a depositary bank mutually agreed by VIH and the Target Company (the “Depositary Bank”) for the purpose of issuing the Holdco

ADSs pursuant to this Agreement, including entering into one or more customary deposit agreements and applicable ancillary agreements with the Depositary Bank, in form and substance reasonably acceptable to VIH, establishing each ADS Facility, and filing with the SEC one or more registration statement(s) on Form F-6 relating to the registration under the Securities Act for the issuance of the Holdco ADSs, (ii) designate a U.S. bank or trust company reasonably acceptable to the Target Company to act as agent of Holdco for the purposes of distributing the Holdco ADSs (the “ADS Agent”) and (iii) enter into an agreement with the ADS Agent, in form and substance reasonably satisfactory to VIH and the Target Company, to effect the applicable terms of this Agreement (the “ADS Agent Agreement”). One Business Day prior to the Closing Date, Holdco shall (i) prior to the VIH Merger Effective Time allot and issue, or cause to be allotted and issued, to the Depositary Bank a number of Holdco Class A Ordinary Shares equal to the aggregate number of Holdco Class A ADSs to be issued to the holders of VIH Ordinary Shares pursuant to Section 2.06 (the “VIH ADS Recipients”), (ii) at the VIH Merger Effective Time, cause the Depositary Bank, or a custodian appointed by the Depositary Bank, to issue the Holdco ADSs representing such number of Holdco Class A Ordinary Shares to the VIH ADS Recipients pursuant to Section 2.06 and (iii) immediately following the issuance of Holdco Class A ADSs to the VIH ADS Recipients, repurchase all of the Holdco Ordinary Shares in issue immediately prior to the VIH Merger Effective Time (the “Initial Holdco Shares”) at their nominal value in accordance with the Holdco Memorandum and Articles of Association and cancel such Initial Holdco Shares following such repurchase; provided that, the amount of the Holdco’s issued share capital shall be diminished by the nominal value of the Initial Holdco Shares accordingly. On the Closing Date, Holdco shall (i) allot and issue, or cause to be allotted and issued, to the Depositary Bank, (A) a number of Holdco Class A Ordinary Shares equal to the aggregate number of Holdco Class A ADSs to be issued to (I) the accredited investors pursuant to the PIPE Financing, (II) the Shareholders other than the Founders pursuant to Section 3.03, (III) the holders of Target Company Convertible Notes that are then outstanding and not converted into Target Company Ordinary Shares pursuant to Section 4.03 and (IV) the holders of the Naver and Square Peg Convertible Note upon conversion of the Naver and Square Peg Convertible Note pursuant to the Naver and Square Peg Convertible Note Term Sheet, and (B) a number of Holdco Class V Ordinary Shares equal to the aggregate number of Holdco Class V ADSs to be issued to the Founders pursuant to Section 3.03 (collectively, the “FinAccel and PIPE ADS Recipients” and together with the VIH ADS Recipients, the “ADS Recipients”) and (ii) cause the Depositary Bank, or a custodian appointed by the Depositary Bank to issue the Holdco ADSs representing such number of Holdco Class A Ordinary Shares and Holdco Class V Ordinary Shares, as applicable, to the ADS Agent for distribution on the Closing Date to the FinAccel and PIPE ADS Recipients in accordance with this Agreement.

(b) After the Closing, upon any exercise of (i) Holdco Warrants and Successor Warrants by the holders thereof (the “Exercising Warrantholders”) and (ii) Holdco Options by the holders thereof (the “Exercising Optionholders”), Holdco will promptly allot and issue, or cause to be allotted and issued, to the Depositary Bank a number of Holdco Class A Ordinary Shares underlying such exercised Holdco Warrant, Successor Warrant or Holdco Option, as applicable, for issuance of the corresponding Holdco Class A ADSs and delivery to the ADS Agent, and, upon receipt of such Holdco Class A ADSs, the ADS Agent shall distribute to the holder of such exercised Holdco Warrant, Successor Warrant or Holdco Option, as applicable, a number of Holdco Class A Ordinary Shares (in the form of Holdco Class A ADSs) underlying such exercised Holdco Warrant, Successor Warrant or Holdco Option, as applicable. The Holdco ADSs shall be accepted into The Depository Trust Company, and each ADS Recipient and each Exercising Warrantholder or Exercising Optionholder, as applicable, shall be entitled to receive a book-entry authorization representing the number of Holdco Class A ADSs that such holder has the right to receive pursuant to this Section 3.05, unless a physical ADS is required by applicable

Law, in which case the ADS Agent shall deliver a certificate evidencing Holdco Class A ADS to such Person promptly in accordance with the ADS Agent Agreement. The ADS Agent shall not be entitled to vote or exercise any rights of ownership with respect to Holdco Class A ADSs held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of Holdco Class A ADS holders entitled thereto.

ARTICLE IV

TREATMENT OF TARGET COMPANY EQUITY AWARDS AND WARRANTS

Section 4.01 Treatment of Options.

(a) As of the Closing, each Target Company Option that is then outstanding shall be converted into the right to receive an option relating to Holdco Class A Ordinary Shares (in the form of Holdco Class A ADSs) on the same terms and conditions as are in effect with respect to such Target Company Option immediately prior to the Closing (including with respect to vesting, release, and forfeiture or termination provisions) (each, a “Holdco Option”) except that (i) such Holdco Option shall relate to such number of Holdco Class A Ordinary Shares (in the form of Holdco Class A ADSs, rounded down to the nearest whole Holdco Class A Ordinary Share) as is equal to the product of (A) the number of Target Company Ordinary Shares subject to such Target Company Option multiplied by (B) the Exchange Ratio, and (ii) the exercise price per share for each such Holdco Option shall be equal to the quotient of (A) the exercise price per share of such Target Company Option in effect immediately prior to the Closing divided by (B) the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent).

(b) The Target Company shall take all necessary actions to effect the treatment of the Target Company Options pursuant to Section 4.01(a) and to ensure that no Holdco Option may be exercised prior to the effective date of an applicable Form S-8 (or other applicable form, including Form F-1 or Form F-3) of Holdco. To the extent necessary, the board of directors of the Target Company shall amend the FinAccel Employee Share Options Scheme and take all other necessary actions, effective as of immediately prior to the Closing, in order to effect the mandatory conversion of the Target Company Options into Holdco Options in accordance with Section 4.01(a).

Section 4.02 Treatment of Warrants. Each of the PFG Warrants and VPC Warrant (collectively, the “Target Company Warrants”), to the extent that it remains outstanding and unexercised immediately prior to the VIH Merger Effective Time (each, an “Assumed Warrant”), shall be converted into a warrant to purchase Holdco Class A Ordinary Shares (in the form of Holdco Class A ADSs) on the same terms and conditions as are in effect immediately prior to the VIH Merger Effective Time (the “Successor Warrant”), except that (a) each Assumed Warrant shall entitle the holder thereof to purchase such number of Holdco Class A Ordinary Shares (in the form of Holdco Class A ADSs) as is equal to the product of (i) the number of Target Company Ordinary Shares subject to such Assumed Warrant immediately prior to the VIH Merger Effective Time multiplied by (ii) the Exchange Ratio and (b) each Assumed Warrant shall have an exercise price per share (which shall be rounded up to the nearest whole cent) equal to the quotient of (i) the exercise price per share of such Assumed Warrant immediately prior to the VIH Merger Effective Time divided by (ii) the Exchange Ratio.

Section 4.03 Treatment of Convertible Notes. As of the Closing, each Target Company Convertible Note that is then outstanding and not converted into Target Company Ordinary Shares, shall be cancelled and extinguished and in exchange therefor, converted into the right to receive with respect to such Target Company Convertible Note, Holdco Class A Ordinary Shares (in the form of Holdco Class A ADSs, rounded down to the nearest whole Holdco Class A Ordinary Shares) equal to the product of (i) the number of Target Company Ordinary Shares that such Target Company Convertible Notes were convertible into immediately prior to the Closing based on the principal amount and any accrued and unpaid interest outstanding on such Target Company Convertible Note multiplied by (ii) the Exchange Ratio.

Section 4.04 Withholding Rights. Notwithstanding any other provision to this Agreement, VIH, Holdco, Merger Sub, the Target Company and the ADS Agent (and their respective Representatives), as applicable, shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement such Taxes that are required to be deducted and withheld from such amounts under the U.S. Internal Revenue Code or any other applicable Law. To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be (i) timely remitted to the appropriate Governmental Authority and (ii) treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. In the case of any such payment payable to employees of the Target Company or of its Subsidiaries in connection with the transactions contemplated hereby that is treated as compensation, the parties shall cooperate to pay such amounts through the Target Company’s or the relevant Subsidiary’s payroll to facilitate applicable withholding.

ARTICLE V

CLOSING

Section 5.01 Closing; Closing Date. Subject to the satisfaction or waiver of the conditions set forth in ARTICLE XI (other than those conditions that by their nature are to be satisfied at the Closing, subject to the satisfaction or waiver of those conditions at such time), the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically through the exchange of documents via e-mail on the second (2nd) Business Day after all the conditions set forth in ARTICLE XI have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, subject to the satisfaction or waiver of those conditions at such time) at 9:00 a.m. Chicago time, or at such other date, time or place as VIH and the Shareholders may agree (the date and time at which the Closing is actually held, the “Closing Date”).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANY

Except as set forth in the Company Disclosure Schedules (each of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein, provided that the information set forth in one section of the Company Disclosure Schedules shall be deemed to apply to all other sections or subsections thereof to the extent that the applicability of such information to such other sections or subsections is reasonably apparent on its face), the Target Company represents and warrants to VIH, as of the date hereof and as of the Closing, as follows:

Section 6.01 Organization and Standing. The Target Company is a private company limited by shares duly incorporated under the Laws of Singapore. The Group Companies have all requisite corporate power and authority to own, lease and operate their properties and to carry on their respective business as now being conducted. Each of the Group Companies is duly organized and validly existing under the Laws of its jurisdiction of organization or formation, except where the failure to be so organized or existing would not reasonably be expected to be, individually or in the aggregate, be material to the Group Companies, taken as a whole. Each of the Group Companies is duly qualified or licensed and in good standing to conduct its business as currently conducted or contemplated in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Target Company Material Adverse Effect. The Target Company has made available to VIH accurate and complete copies of the Organizational Documents of the Group Companies as amended to the date of this Agreement and as in effect as of the date of this Agreement. No Group Company is in violation of any provision of its Organizational Documents in any material respect.

Section 6.02 Authorization; Binding Agreement. The Target Company has all requisite power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been (or, in the case of Ancillary Documents to be entered into at or prior to Closing, will be) duly and validly authorized by the board of directors or equivalent body of the Target Company, and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of the Shareholders or any of the Group Companies are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which any of the Group Companies is a party has been or shall be when delivered, duly and validly executed and delivered by such party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to, as to enforceability, the discretion of the court from which such relief may be sought and general principles of equity (collectively, the “Enforceability Exceptions”).

Section 6.03 Governmental Approvals. No consent of or notice to any Governmental Authority, on the part of any of the Group Companies, is required to be obtained or made in connection with the execution, delivery or performance by any of the Group Companies of this Agreement and each Ancillary Document to which it is a party or the consummation by the Group Companies of the transactions contemplated hereby and thereby, other than (a) any filings, notifications, notices, submissions or applications and clearances, approvals, or orders required under the Antitrust Laws, including the Required Antitrust Filings, or the expiration or termination of any waiting or review periods thereunder, (b) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (d) where the failure to obtain or make such consents or to make such filings or notifications, would not reasonably be expected to have, individually or in the aggregate, a Target Company Material Adverse Effect.

Section 6.04 Non-Contravention. Except as set forth on Section 6.04 of the Company Disclosures Schedules, the execution and delivery by any of the Group Companies of this Agreement and each Ancillary Document to which it is a party, the consummation by such Person of the transactions contemplated hereby and thereby, and compliance by such Person with any of the provisions hereof and thereof, shall not (a) conflict with or violate any provision of the Organizational Documents of such Person, (b) subject to obtaining the consents from Governmental Authorities referred to in Section 6.03, and the waiting periods referred to therein having expired, including waiting periods, approvals, clearances, Required Antitrust Filings, or orders required under the Antitrust Laws, and any condition precedent to such consent or waiver having been satisfied, conflict with or violate any Law, Governmental Order or consent applicable to such Person or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any Contract, (iii) result in the termination, withdrawal, suspension, cancellation, revocation or modification of any Contract, (iv) accelerate the performance required by such Person under any Contract, (v) result in a right of termination or acceleration under any Contract, (vi) give rise to any obligation to make payments or provide compensation under any Contract, (vii) result in the creation of any Lien (other than a Permitted Lien or any Lien that would not reasonably be expected to be material to the business or operations of any of the Group Companies) upon any of the properties or assets of such Person under, (viii) give rise to any obligation to obtain any third party consent, waiver, approval, filing or provide any notice to any Person under any Contract or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract or Permit, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have, individually or in the aggregate, a Target Company Material Adverse Effect.

Section 6.05 Capitalization. (a) As of the date of this Agreement, (i) 9,547,750 Target Company Ordinary Shares were issued and outstanding (for the avoidance of doubt, excluding shares held in treasury); (ii) 2,386,668 Series A-1 CPS Preference Shares, 600,000 Series A-2 CPS Preference Shares, 4,567,879 Series A-3 CPS Preference Shares, 1,883,065 Series B-1 CPS Preference Shares, 6,590,738 Series B-2 CPS Preference Shares, 652,644 Series C-1 CPS Preference Shares and 6,589,621 Series C-2 CPS Preference Shares were issued and outstanding (in each case for the avoidance of doubt, excluding shares held in treasury); (iii) the maximum numbers of shares of Target Company Ordinary Shares subject to issuance pursuant to the PFG Warrants and VPC Warrant are 429,847 and 363,441, respectively; (iv) the maximum number of Target Company Ordinary Shares subject to issuance pursuant to the Target Company Options (whether vested or unvested) is 2,878,456; (v) the maximum number of shares of Target Company Ordinary Shares subject to issuance pursuant to the Target Company Convertible Notes (including upon conversion of Target Company Preference Shares issuable pursuant to the Target Company Convertible notes) subject to issuance pursuant to the Target Company Convertible Notes is 530,954 and (vi) no Target Company Ordinary Shares or Target Company Preference Shares are held by the Target Company as treasury shares. All outstanding Target Company Ordinary Shares and Target Company Preference Shares have been validly and duly authorized, allotted, issued, fully paid, nonassessable and free of any Liens, other than transfer restrictions under applicable securities laws and the applicable Organizational Documents of the Target Company. Section 6.05(a) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, the holders of all issued and outstanding Equity Interests of each Group Company. The Initial Allocation Schedule sets forth the true, correct and complete listing, as of the date of this Agreement, of (1) all holders of Equity Interests in the Target Company and the number and type of Equity Interests held by such Person and (2) the percentage of Aggregate Share Consideration allocable to each such holder in connection with the consummation of the transactions contemplated hereunder.

(b) All of the outstanding Equity Interests in each Subsidiary of the Target Company has been validly and duly authorized, allotted, issued, fully paid, nonassessable and free of any Liens and, except for director’s qualifying or similar shares as indicated on Section 6.05(a) of the Company Disclosure Schedules, is owned, directly or indirectly, by the Target Company, free and clear of all Liens, other than transfer restrictions under applicable securities laws and the applicable Organizational Documents of such Group Company.

(c) None of the outstanding Equity Interests of the Group Companies are subject to or have been issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any applicable Law or the Organizational Documents of the applicable Group Company or any Contract to which any Group Company is a party.

(d) As of the date of this Agreement, other than as set forth in Section 6.05(a) of the Company Disclosure Schedules, there are no other Equity Interests issued by any Group Company or any (i) outstanding options, warrants, puts, calls, convertible or exchangeable securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents to which it is a party), (A) relating to any Equity Interests of any of the Group Companies or (B) obligating the Shareholders or any of the Group Companies to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any other Equity Interests of any of the Group Companies, or (C) obligating any Shareholders or any of the Group Companies to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such Equity Interests of any of the Group Companies. Other than as expressly set forth in Section 6.05(d) of the Company Disclosure Schedules, there are no outstanding obligations of the Group Companies to repurchase, redeem or otherwise acquire any Equity Interests of any of the Group Companies, and there are no shareholders’ agreements, voting trusts or other agreements or understandings to which the Shareholders or any of the Group Companies is a party with respect to the voting of any shares of the Group Companies.

Section 6.06 Financial Statements. Attached as Section 6.06 of the Company Disclosure Schedules are the statements of financial position of the Target Company and its Subsidiaries on a consolidated basis as of December 31, 2019 and December 31, 2020, audited in accordance with the Singapore Financial Reporting Standards (“SFRS”) issued by the Accounting Standards Council of Singapore (“ACS”), and the statements of profit or loss and other comprehensive income, changes in equity, and cash flows of the Group Companies for the fiscal periods then ending, together with all related notes and schedules thereto, (the “Year-End Financial Statements”) and (b) the unaudited statement of financial position of the Group Companies as of May 31, 2021, and the unaudited statements of profit or loss and other comprehensive income for the period ending May 31, 2021 (the “Unaudited Financial Statements”, and together with the Year-End Financial Statements, the “Financial Statements”). The Financial Statements present, fairly, in all material respects, the financial position, results of operations, income (loss), changes in equity and cash flows of the Group Companies as of the dates and for the periods indicated in such Financial Statements in accordance with SFRS (except, in the case of the Unaudited Financial Statements, for the absence of footnotes and other presentation items, in each case the impact of which is not material) and were prepared in all material respects, in accordance with the Books and Records of the Group Companies. The Group Companies maintain a program of policies, procedures and internal controls that are reasonably designed and implemented, to the Knowledge of the Target Company, to provide reasonable assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Group Companies and to maintain accountability for the Group Companies’ assets and Liabilities, (iii) the reliability of the financial reporting of the Group Companies and the preparation of the financial statements of the Group Companies for external purposes in accordance with SFRS, and (iv) material violations of applicable Law by any of the Group Companies’ directors, officers, employees or its or their respective agents, representatives or other Persons, acting on behalf of the Group Companies will be prevented, detected and deterred. No Group Company has been subject to or involved in any fraud that involves management or other employees, including but not limited to those which have a significant role in the internal controls over financial reporting of any Group Company. No Group Company has received any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures or methodologies any Group Company or their internal controls.

Section 6.07 Undisclosed Liabilities. There is no Liability of any Group Company that would be required to be set forth or reserved for on the Financials Statements prepared in accordance with IFRS consistently applied and in accordance with past practice, except for Liabilities (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since May 31, 2021 in the ordinary course of the operation of the Business (none of which arises from claims related to breach of Contract or tort), (c) arising under this Agreement and/or the transactions contemplated hereunder, (d) for performance of obligations of the Group Companies under Contracts binding upon any of the Group Companies (other than resulting from any breach or acceleration thereof) either delivered or made available to VIH or its representatives prior to the date of this Agreement or entered into in the ordinary course of business, (e) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Target Company Material Adverse Effect, or (f) that will be discharged or paid off prior to or at the Closing.

Section 6.08 Litigation. There are no Actions pending, or, as of the date of this Agreement, threatened in writing or, to the Knowledge of the Target Company, otherwise threatened in writing, in each case, against any of the Group Companies or otherwise affecting the Group Companies or their assets or liabilities, including any condemnation or similar proceedings, that has had or would reasonably be expected to have, individually or in the aggregate, a Target Company Material Adverse Effect, and no such Action has been brought, threatened in writing. As of the date of this Agreement, neither the Group Companies nor any property, asset or business of the Group Companies is subject to any Governmental Order or any continuing investigation by any Governmental Authority, in each case that has had or would reasonably be expected to have, individually or in the aggregate, a Target Company Material Adverse Effect. To the Knowledge of the Group Companies, as of the date of this Agreement, there is no unsatisfied judgment or any open injunction binding upon any of the Shareholders or any of the Group Companies which has had or would, individually or in the aggregate, reasonably be expected to have, a Target Company Material Adverse Effect.

Section 6.09 Contracts. (a) Section 6.09(a) of the Company Disclosure Schedules contains a true and accurate list of all Contracts described in clauses (i) through (xv) below (each, a “Material Contract”) to which, as of the date of this Agreement, any of the Group Companies is a party or by which any of their respective assets are bound, other than (A) “shrink wrap”, “click wrap” and other licenses for generally commercially available software (including open software) or hosted services, (B) Contracts with employees or contracts of the Group Companies substantially on standard forms of the Group Companies which forms have been provided to VIH prior to the date hereof, (C) individual offer letters providing at-will employment, without any severance or post-separation obligations, on the form offer letter provided to VIH prior to the date hereof, (D) sales or purchase orders, and agreements that solely govern the use and disclosure of confidential information entered in the ordinary course of business, (E) purchase orders or statements of work or services pursuant to an underlying Contract that is otherwise set forth in Section 6.09(a) of the Company Disclosure Schedules, (F) nondisclosure agreements entered into (y) in the ordinary course of business or (z) in connection with discussions, negotiations and transactions related to this Agreement or other potential strategic transactions, (G) individual employee invention offer letters provided to VIH prior to the date hereof or (H) any Benefit Plan. True, correct and complete copies of the Contracts listed on Section 6.09(a) of the Company Disclosure Schedules have previously been delivered or been made available to VIH or its Representatives.

(i) any Contract with an employee or independent contractor of any of the Group Companies which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) (A) result in payments or benefits (whether of severance pay or otherwise) in an aggregate amount or value of $100,000 becoming due, or (B) result in the acceleration or vesting of any rights to any payment or benefits, from any of the Group Companies;

(ii) each employment, severance, retention, change in control or other Contract with any employee or other individual service provider of any of the Group Companies that provides for annual compensation (including base salary, bonuses, commissions and similar payments) in excess of $200,000 that cannot be terminated by such Group Company (A) without further liability to any of the Group Companies and (B) with advanced notice of thirty (30) days or less;

(iii) (A) any Contract pursuant to which any of the Group Companies licenses from a third-party (including the Shareholders and their Affiliates) Intellectual Property that is material to the Business, taken as a whole, or (B) any material Contract with respect to any Intellectual Property owned or purported to be owned by any Group Company, including any material license, royalty, indemnification, covenant not to sue, escrow, co-existence, concurrent use, consent to use, assignment, development or other Contract relating to any such Intellectual Property other than, with respect to clause (A), click-wrap, shrink-wrap and off-the-shelf software licenses, software-as-a-service and similar cloud agreements, and any other software licenses or services agreements that are uncustomized and commercially available on standard terms, and standard background licenses from employees and contractors of the Group Companies, in all material respects, on the Group Companies’ standard forms thereof; and with respect to clause (B), other than non-exclusive licenses or subscription agreements granted in the ordinary course of the Business;

(iv) any Contract which (A) restricts in any material respect or contains any material limitations on the ability of any of the Group Companies to compete in any line of business, with any Person, or in any geographic territory, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions that is material to the Business or (C) contains any other material provisions restricting the ability of any Group Company to sell, develop, commercialize, test or research products, directly or indirectly through third parties, or to solicit any potential customer or that would so limit, in any material respect, the operations of the Target Company, other than in respect of customary non-disclosure agreements entered into by any Group Company in the ordinary course of business;

(v) any Contract or series of Contracts under which any of the Group Companies has (A) created, incurred, assumed or guaranteed against (or may create, incur, assume or guarantee against) Indebtedness for borrowed money of another Person, (B) granted a Lien (other than Permitted Liens) on its assets, whether tangible or intangible, to secure any Indebtedness and such Lien will not be terminated prior to Closing, or (C) extended credit to any Person (other than intercompany loans and advances between Group Companies) that will not be repaid prior to Closing, in each case of clauses (A), (B) and (C), in an amount in excess of $250,000 of committed credit;

(vi) any principal transaction Contract entered into in connection with a completed acquisition or disposition by any of the Group Companies since January 1, 2018, involving consideration in excess of $5,000,000 of any Person or other business organization, division or business of any Person (including through merger or consolidation or the purchase of a controlling equity interest in or substantially all of the assets of such Person or by any other manner) other than Contracts (A) in which the applicable acquisition or disposition has been consummated and no material obligations are ongoing, or (B) between the Group Companies;

(vii) any Contract with outstanding obligations as of the date of this Agreement for the sale or purchase of personal property, fixed assets or real estate having a value individually, with respect to all sales or purchases thereunder, in excess of $500,000 or, together with all related Contracts, in excess of $1,000,000, in each case, other than (A) sales or purchases in the ordinary course of business consistent with past practices, (B) sales of obsolete equipment, (C) the sale or purchase has been consummated and no material obligations are ongoing and (D) solely between the Group Companies;

(viii) any Contract not made in the ordinary course of Business consistent with past practices and not disclosed pursuant to any other clause under this Section 6.09 and reasonably expected to result in revenue or require expenditures in excess of $500,000 in the calendar year ended December 31, 2021 or any subsequent calendar year or $1,000,000 in the aggregate;

(ix) any Contract between any of the Group Companies on the one hand, and any of the Shareholders or to the Knowledge of the Target Company, their Affiliates or any of their respective Related Parties (other than the Group Companies), on the other hand, that will not be terminated at or prior to the Closing;

(x) any Contract with a Governmental Authority;

(xi) any Contract that involves aggregate consideration in excess of $10,000,000 and that cannot be terminated by the Group Companies (A) without incurring a material Liability to any of the Group Companies and (B) without more than thirty (30) days’ notice;

(xii) any Contract that requires the payment of any royalties or commissions to a single vendor of more than $1,000,000 within the 12 months immediately prior to the date hereof (other than employee bonuses);

(xiii) any Contract establishing any joint venture, partnership, strategic alliance, or other similar Contract;

(xiv) any settlement, conciliation or similar Contract that has a material outstanding obligation (A) the performance of which would be reasonably likely to involve any payments in excess of $500,000 after the date of this Agreement, (B) with a Governmental Authority or (C) that imposes or is reasonably likely to impose, at any time in the future, any material, non-monetary obligations on any Group Company; and

(xv) any other Contract the termination of which would be material to the Group Companies, take as a whole and not covered by the above clauses of this Section 6.09(a).

(b) Except for any Contract that (i) has terminated or will terminate upon the expiration of the stated term thereof prior the Closing Date or (ii) is terminable without penalty by another party thereto on thirty (30) days’ notice or less (provided that as used herein, “penalty” does not include requirements to pay costs and expenses with the termination of such Contract consisting of reimbursement of reasonable expenses incurred), with respect to any Contract of the type described in Section 6.09(a), whether or not set forth on Section 6.09(a) of the Company Disclosure Schedules, (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of the Group Companies and, to the Knowledge of the Target Company, represent the legal, valid and binding obligations of the other parties thereto, and are enforceable by the Group Companies in accordance with their terms, subject to the Enforceability Exceptions, (ii) as of the date of this Agreement, to the Knowledge of the Target Company, none of the Group Companies are in breach or violation of or default under any such Contract, except where any such breach, violation or default would not reasonably be expected to have, individually or in the aggregate, a Target Company Material Adverse Effect (iii) since December 31, 2018, to the Knowledge of the Target Company, no Group Company has received any written claim or notice of breach or violation of or default under any such Contract as of the date of this Agreement, except where any such written or oral claim or notice of breach, violation or default would not reasonably be expected to have, individually or in the aggregate, a Target Company Material Adverse Effect, (iv) to the Knowledge of the Target Company, no event has occurred which individually or together with other events, which has resulted in or would reasonably be expected to result in a breach or violation of or a default under any such Contract set forth in Section 6.09(a)(iii), (iv), (v), (vi), and (x), by any of the Group Companies or, to the Knowledge of the Target Company, any other party thereto (in each case, with or without notice or lapse of time or both), except where any such breach, violation or default has not had and would not reasonably be expected to have, individually or in the aggregate, a Target Company Material Adverse Effect, (v) since the date of the Unaudited Financial Statements no Group Company has waived any material rights under any Contract and (vi) since December 31, 2018 through the date hereof, to the Knowledge of the Target Company, no Group Company has received any unresolved written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract, except where any such notice would not reasonably be expected to have, individually or in the aggregate, a Target Company Material Adverse Effect.

Section 6.10 Compliance with Laws. Except for (i) compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 6.13), (ii) compliance with Tax Laws (as to which certain representations and warranties are made pursuant to Section 6.18), and (iii) compliance with Sanctions, Export Controls, Anti-Corruption Laws, and Anti-Money Laundering Laws (as to which certain representation and warranties are made pursuant to Section 6.19), in the three (3) year period immediately preceding the date of this Agreement, the Group Companies are, and have been, in compliance in all material respects with all applicable Laws, in connection with or relating to the Business. In the three (3) year period immediately preceding the date of this Agreement, to the Knowledge of the Target Company, no Group Company has received any written notice from any Governmental Authority of a violation of any applicable Law by any of the Group Companies, which violation, individually or in the aggregate, would be material to the Group Companies, taken as a whole.

Section 6.11 Intellectual Property; IT. (a) Section 6.11(a) of the Company Disclosure Schedules sets forth, as of the date hereof, a true and complete list, including owner, jurisdiction, and serial and application numbers (except for expired patents, copyrights and domain name registrations), of all unexpired patents, all unexpired registered copyrights, all unexpired registered trademarks, all unexpired domain names registrations and all pending registration applications for any of the foregoing, in each case, that are owned by any of the Group Companies (the “Registered Intellectual Property”). The applicable Group Company is the sole and exclusive owner of all Registered Intellectual Property as set forth on Section 6.11(a) of the Company Disclosure Schedules, free and clear of (i) any Liens, other than Permitted Liens, (ii) Governmental Orders restricting its use, and (iii) any other obligations to pay royalties, licensing fees or any other duty to account. To the Knowledge of the Target Company, all such Registered Intellectual Property is valid and enforceable in all material respects. To the Knowledge of the Target Company, in the three (3) year period immediately preceding the date of this Agreement, no Group Company has received any notice or claim from any Person at any time since December 31, 2018, challenging the validity of the Intellectual Property or ownership rights of any of the Group Companies in any Group Company’s Intellectual Property.

(b) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to any of the Group Companies, no Action is pending or to the Knowledge of the Target Company, threatened in writing against any of the Group Companies by any third party claiming infringement, misappropriation or other violation of Intellectual Property owned by such third party in connection with the conduct of the Business. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to any Target Company: (i) none of the Group Companies is a party to any pending Actions claiming infringement, misappropriation or other violation by any third party of the Intellectual Property of any of the Group Companies, and (ii) to the Knowledge of the Group Companies, within the past six (6) years, none of the Group Companies nor the conduct of the Business has infringed, misappropriated or otherwise violated the Intellectual Property of any third party. To the Knowledge of the Target Company, no third party is infringing, misappropriating or otherwise violating any Intellectual Property of any of the Group Companies, except for such infringements, misappropriations and other violations that would not reasonably be expected to be material to any of the Group Companies. To the Knowledge of the Group Companies, the Group Companies have the valid right to use all Intellectual Property used or held for use in or necessary for the operation of the Business as it is now conducted.

(c) To the Knowledge of the Target Company, in the three (3) year period immediately preceding the date of this Agreement, the Group Companies have undertaken commercially reasonable efforts to protect the confidentiality of any trade secrets included in their Intellectual Property and to the Knowledge of the Group Companies, there have been no violations of the policies or practices of the Group Companies related to the protection of such trade secrets in the three (3) years prior to the date hereof, except for such violations as have not had and would not reasonably be expected to have a Target Company Material Adverse Effect. All disclosure of any trade secrets included in the Group Companies’ Intellectual Property has been pursuant to a written, enforceable confidentiality agreement, and to the Knowledge of the Group Companies, there has been no breach of such agreements or misappropriation or unauthorized disclosure of any such trade secrets.

(d) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to any of the Group Companies, all past or current employees, consultants and independent contractors of the Group Companies who were or are involved in the creation, development, design or modification of any of the Group Companies’ material Intellectual Property have entered into valid and binding written agreements (i) validly presently assigning to the Group Companies all right, title, and interest in and to the same (or all such right, title and interest vested in a Group Company by operation of Law); and (ii) containing confidentiality obligations protecting the confidentiality of any trade secrets or confidential information of the Group Companies.

(e) To the Knowledge of the Target Company, there have been no material unauthorized intrusions or breaches of the security of the information technology systems currently used (whether owned, leased, licensed, outsourced, or otherwise controlled or used by or for the Group Companies) to provide material products to customers in the conduct of their business as it is currently conducted (the “IT Systems”) during the three (3) year period immediately preceding the date hereof, and, to the Knowledge of the Target Company, the IT Systems do not contain any “time bombs,” “Trojan horses,” “back doors,” “trap doors,” worms, viruses, spyware, keylogger software, or other faults or malicious code or damaging devices designed or intended or would reasonably be expected to have any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or permitting or causing unauthorized access to, a system, network, or other device or (ii) damaging or destroying any data or file without the user’s consent. The Group Companies use commercially reasonable practices designed to detect and remove all such items. The Group Companies have in their possession all necessary rights to all software and all technical information required to enable a reasonably skilled information technology professional to maintain and support any part of the IT Systems used by any of the Group Companies, other than those outsourced IT Systems to third parties or accessed on a remote basis.

(f) Except as have not had and would not reasonably be expected to have a Target Company Material Adverse Effect, to the Knowledge of the Target Company, no Group Company has used any open source software in connection with its IT Systems in a manner that requires any of the Group Companies to make the source code or any other Intellectual Property of the Group Companies available to any third party during the three (3) year period preceding to the date hereof. The Group Companies have policies and procedures in place to govern the use of any open source software in the IT Systems as well as the contribution of any of the Group Companies’ Software to any repository for use as open source software.

Section 6.12 Privacy & Information Security. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Target Company Material Adverse Effect, each of the Group Companies has, to the Knowledge of the Target Company, and any Person acting for or on behalf of any of the Group Companies, in the three (3) year period immediately preceding the date of this Agreement (in the case of any such Person, during the time such Person was acting for or on behalf of any of the Group Companies), has materially complied with: (i) all applicable Privacy Laws; (ii) all of the Group Companies’ applicable written and published policies and notices governing Personal Information (“Privacy Notices”); and (iii) all of the Group Companies’ applicable obligations governing Personal Information and information technology security under any Contracts to which the Group Companies are bound. In the three (3) year period immediately preceding the date of this Agreement, no Group Company has received written notice of any claims, investigations, inquiries or alleged violations of applicable Privacy Laws or Contracts governing Personal Information and information technology security (including from third parties acting on its or their behalf) except as would not reasonably be expected to have, individually or in the aggregate, a Target Company Material Adverse Effect, or, to the Knowledge of the Target Company, been charged by a Governmental Authority with the violation of any applicable Privacy Laws. In the three (3) year period immediately preceding the date of this Agreement, no Group Company has notified, or, to the Knowledge of the Target Company, been required by applicable Law or Contract to notify, any Person of any material Personal Information security-related incident.

(b) During the three (3) year period immediately preceding the date of this Agreement, each of the Group Companies has implemented and maintained commercially reasonable security measures designed to protect the confidentiality, integrity, and availability of the IT Systems and Personal Information and in its possession, custody or under its control, except for such deficiencies as have not had and would not reasonably be expected to have a Target Company Material Adverse Effect.

(c) In the three (3) year period immediately preceding the date of this Agreement, except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Target Company Material Adverse Effect, there have been no breaches, security incidents, misuse of or unauthorized access to or disclosure of any Personal Information of the Group Companies in the possession, custody or control of the Group Companies or collected, used or processed by or on behalf of the Group Companies and the Group Companies have not experienced any information security incident that compromised the integrity or availability of its IT Systems. In the three (3) year period immediately preceding the date of this Agreement, each of the Group Companies has implemented commercially reasonable cybersecurity testing, disaster recovery, and business continuity plans and procedures for the IT Systems, and each of the Group Companies has taken actions, consistent with such plans, to the extent required, designed to safeguard the IT Systems, in each case except for such deficiencies as have not had and would not reasonably be expected to have a Target Company Material Adverse Effect.

Section 6.13 Environmental Matters. (a) The Group Companies are and in the three (3) year period immediately preceding the date of this Agreement have been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all permits required for its business and operations by Environmental Laws (“Environmental Permits”), except as would not reasonably be expected to be material to the Business. In the three (3) year period immediately preceding the date of this Agreement, no Action is pending, or to the Knowledge of the Target Company, threatened in writing to revoke, modify, or terminate any such Environmental Permit, and, to the Knowledge of the Target Company, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits, except, in each case, as have not had and would not, individually or in the aggregate, be reasonably expected to have a Target Company Material Adverse Effect.

(b) In the three (3) year period immediately preceding the date of this Agreement, no Group Company is the subject of any outstanding Governmental Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release of a Hazardous Material, except, in each case, as have not had and would not, individually or in the aggregate, be reasonably expected to have a Target Company Material Adverse Effect.

(c) In the three (3) year period immediately preceding the date of this Agreement, to the Target Company’s Knowledge, no Action has been made or threatened in writing against any of the Group Companies or any assets of the Group Companies alleging either or both that any of the Group Companies may be in violation of any Environmental Law or Environmental Permit or may have any Liability under any Environmental Law, except, in each case, as have not had and would not, individually or in the aggregate, be reasonably expected to have a Target Company Material Adverse Effect.

(d) In the three (3) year period immediately preceding the date of this Agreement, to the Knowledge of the Target Company, no Group Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any Liability or obligation under applicable Environmental Laws, except, in each case, as would not, individually or in the aggregate, be reasonably expected to have a Target Company Material Adverse Effect.

(e) The Target Company has made available to VIH all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently owned or leased properties and assets of the Group Companies and that are in the possession of the Group Companies, except as would not reasonably be expected to be material to the Business.

Section 6.14 Employees. (a) The Group Companies have made available to VIH a true and accurate list of each employee of the Group Companies as of the date of this Agreement, setting forth on an anonymized basis the title for each such person, primary work location, part-time or full-time status, base salary and incentive compensation opportunity.

(b) No Group Company is a party to any collective bargaining agreement or other Contract covering a group of employees, labor organization or other Representative of any of the employees of any Group Company and as of the date of this Agreement, the Target Company has no Knowledge of any activities or proceedings of any labor union or any other Person to organize or represent such employees. In the three (3) year period immediately preceding the date of this Agreement, there has not occurred or, to the Knowledge of the Target Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. As of the date of this Agreement, to the Knowledge of the Target Company, there are no material unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Target Company, threatened between any of the Group Companies and any Persons employed by or providing services as independent contractors to any of the Group Companies.

(c) Except as would not individually or in the aggregate, result in material Liability to the Target Company, to the Knowledge of the Target Company, each of the Group Companies, during the three (3) year period immediately preceding the date of this Agreement (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and any applicable Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written, or to the Knowledge of the Target Company, oral notice of an Action involving unfair labor practices against any of the Group Companies, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing Laws, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice). To the Knowledge of the Target Company, as of the date of this Agreement, there are no material Actions pending or threatened against any of the Group Companies brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(d) To the Knowledge of the Target Company, as of the date of this Agreement, there are no pending or threatened Actions against any of the Group Companies under any worker’s compensation policy or long-term disability policy.

Section 6.15 Employee Benefits and Compensation.

(a) Section 6.15(a) of the Schedules sets forth as of the date of this Agreement each “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), retirement, health and welfare, bonus, deferred compensation, equity-based or non-equity-based incentive, employment, retention, change in control, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe benefits, sponsored, maintained or contributed to by any of the Group Companies or pursuant to which any of the Group Companies has or may have any liability (including any employment or option agreements entered into in the ordinary course of business by the Group Companies with such terms), but excluding in each case any statutory plan, program or arrangement that is required under applicable Law and maintained by any Governmental Authority (each a “Benefit Plan”), other than notices made on the Group Company’s standard forms of option notices (which have been made available to VIH prior to the date hereof) and at-will employment offer letters that do not include bonus, severance, equity compensation, change of control, retention and similar pay and benefit arrangements.

(b) With respect to each Benefit Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of any of the Group Companies, the Target Company has made available to VIH accurate and complete copies, if applicable, of: (i) all plan documents and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto), and written descriptions of any Benefit Plans which are not in writing; (ii) the most recent annual and periodic accounting of plan assets; (iii) the most recent actuarial valuation; and (iv) all material communications with any Governmental Authority concerning any matter that is still pending or for which any of the Group Companies has any outstanding Liability.

(c) Except as would not individually or in the aggregate, result in material Liability to the Target Company, with respect to each Benefit Plan: (i) such Benefit Plan has been administered and enforced in all material respects in accordance with its terms and the requirements of all applicable Laws, and has been maintained, where required, in good standing with applicable regulatory authorities and Governmental Authorities; (ii) no breach of fiduciary duty has occurred; (iii) no Action is pending, threatened in writing, or to the Knowledge of the Target Company, otherwise threatened (other than routine claims for benefits arising in the ordinary course of administration); (iv) all material contributions, premiums and other payments (including any special contribution, interest or penalty) required to be made with respect to any Benefit Plan have been timely made; and (v) all benefits accrued under any unfunded Benefit Plan has been paid, accrued, or otherwise adequately reserved in accordance with IFRS and are reflected on the Financial Statements. No Group Company has incurred any obligation in connection with the termination of, or withdrawal from, any Benefit Plan which is a defined benefit pension plan.

(d) To the extent applicable, the present value of the accrued benefit liabilities (whether or not vested) under each Benefit Plan, determined as of the end of the Target Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Benefit Plan allocable to such benefit liabilities.

(e) Except to the extent required by applicable Law, as of the date of this Agreement, no Group Companies provides health or welfare benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

(f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder (either alone or upon the occurrence of any additional or subsequent events or the passage of time) will (i) cause any compensatory payment or benefit, including any retention, bonus, fee, distribution, remuneration, severance or other compensation payable to any Person who is or has been an employee of or independent contractor to any of the Group Companies (other than salaries, wages, or bonuses payable in the ordinary course of business) to increase or become due to any such Person, (ii) accelerate the time of payment, accrual, vesting, or funding of, creation of, or other rights in respect of any rights of any Person to benefits under any Benefit Plan, (iii) result in forgiveness of indebtedness with respect to any employee of any of the Group Companies or (iv) trigger any funding obligation under any Benefit Plan.

Section 6.16 Real Property. (a) No Group Company owns, or has ever owned, any real property, or is a party to any agreement or option to purchase any real property or interest therein.

(b) Section 6.16(b) of the Company Disclosure Schedules contains a true, correct and complete list of all Leased Real Property as of the date of this Agreement. The Target Company has made available to VIH true, correct and complete copies of the material leases, subleases and occupancy agreements, including all amendments thereto and guarantees thereof, for the Leased Real Property (the “Real Estate Lease Documents”). The Real Estate Lease Documents made available to VIH comprise all Real Estate Lease Documents relating to the Leased Real Property.

(c) Each Real Estate Lease Document (i) is a legal, valid, binding and enforceable obligation of the Group Companies, subject to the Enforceability Exceptions, and each such lease is in full force and effect in all material respects, (ii) has not been amended or modified in any material respect except as reflected in the modifications, amendments, supplements, waivers and side letters thereto made available to VIH, (iii) except as would not, individually or in the aggregate, be material to the Business, covers the entire estate it purports to cover, and (iv) subject to securing the consents or approvals, if any, required under the Real Estate Lease Documents to be obtained from any landlord, or lender to landlord (as applicable), in connection with the execution and delivery of this Agreement by the Shareholders or the consummation of the transaction contemplated hereby, upon the consummation of the transactions contemplated by this Agreement, will entitle Holdco or its Subsidiaries to the exclusive use (subject to the terms of the respective Real Estate Lease Documents in effect with respect to the Leased Real Property), occupancy and possession of the premises specified in the Real Estate Lease Documents for the purpose specified in the Real Estate Lease Documents and in a manner consistent with the current use, occupancy and possession of the Leased Real Property.

(d) As of the date of this Agreement, no material default by (i) any of the Group Companies or (ii) to the Knowledge of the Target Company, any landlord or sub-landlord, as applicable, presently exists under any Real Estate Lease Documents. As of the date of this Agreement, no Group Company has received written notice of material default under any Real Estate Lease Document which default has not been cured, or for which the cure has not been accepted by any landlord or sub-landlord. To the Knowledge of the Target Company, in the three (3) year period immediately preceding the date of this Agreement, no event has occurred that, and no condition exists which, with notice or lapse of time or both, would constitute a material default under any Real Estate Lease Document by any of the Group Companies (as tenant, subtenant or sub-subtenant, as applicable) or by the other parties thereto. Except for the Permitted Liens, there exist no Liens affecting the Leased Real Property created by, through or under any of the Group Companies.

(e) With respect to each Real Estate Lease Document, no Group Company holds a contractual right or obligation to purchase or acquire any material real estate interest.

(f) As of the date of this Agreement, no Group Company has received any written notice that remains outstanding as of the date of this Agreement that the current use and occupancy of the Leased Real Property and the improvements thereon (i) are prohibited by any Lien or law or (ii) are in material violation of any of the recorded covenants, conditions, restrictions, reservations, easements or agreements applicable to such Leased Real Property.

Section 6.17 Title to and Sufficiency of Assets. Each of the Group Companies has good and marketable title to, or a valid leasehold interest in or right to use, all of its material tangible assets and properties, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests and (c) Liens specifically identified on the latest Unaudited Financial Statements. As of the date of this Agreement, the material tangible assets (excluding Intellectual Property) of the Group Companies constitute all of the material tangible assets that are used in the operation of the Business as it is now conducted or that are used or held by the Group Companies for use in the operation of the Business, and taken together, are adequate and sufficient in all material respects for the operation of the Business as currently conducted. Such assets have been maintained in a commercially prudent manner and are in good operating condition and repair (reasonable wear and tear excepted consistent with the age and use of such items), and are suitable for their intended use in the Business. As of the date of this Agreement, none of the Group Companies or their respective assets is the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

Section 6.18 Tax Matters. (a) To the Knowledge of the Target Company, all applicable material Tax Returns required by Law to be filed by any of the Group Companies have been timely filed (taking into account any applicable valid extension of time within which to file). All such Tax Returns are true, correct and complete in all material respects, and accurately reflect the material Liability for Taxes of the Group Companies for the periods covered thereby. To the Knowledge of the Target Company, of the Group Companies is currently the beneficiary of any extension of time within which to file any material Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business.

(b) In the three (3) year period immediately preceding the date of this Agreement, all income and other applicable material Taxes and all income and other applicable material Liabilities for Taxes due and payable by any of the Group Companies have been timely paid in full to the appropriate taxing authorities on or prior to the Closing Date. Any such Taxes or Liability for Taxes that relate to a Pre- Closing Tax Period that are not yet due and payable (i) for periods covered by the Financial Statements have been properly accrued and adequately disclosed on the Financial Statements in accordance with SFRS and (ii) for periods not covered by the Financial Statements have been properly accrued on the books and records of the Target Company and its Subsidiaries in accordance with SFRS, in each case in clauses (i) and (ii), except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to any of the Group Companies.

(c) To the Knowledge of the Target Company, in the three (3) year period immediately preceding the date of this agreement the Group Companies have (i) withheld or collected all material amounts required to have been withheld or collected by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority; and (iii) complied in all material respects with applicable Law with respect to Tax withholding.

(d) The Group Companies have not within the past three (3) years engaged in any material audit or other administrative proceeding with a taxing authority or any judicial proceeding with respect to Taxes. As of the date of this Agreement, no Group Company has received any written notice from a taxing authority of a dispute or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved, and to the Knowledge of the Target Company, no such claims have been threatened in writing. To the Knowledge of the Target Company, no written claim has been made by any Governmental Authority in a jurisdiction where a Group Company does not file a Tax Return that such entity is or may be subject to Taxes by that jurisdiction. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes of any Group Company and no written request for any such waiver or extension is currently pending. As of the date of this Agreement, no Group Company is presently contesting the Liability for Taxes of such Group Company before any taxing authority or other Governmental Authority.

(e) Except with respect to deferred revenue or prepaid subscription revenues collected by the Group Companies in the ordinary course of business, to the Knowledge of the Target Company, no Group Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (ii) any written agreement with a Governmental Authority executed on or prior to the Closing; (iii) installment sale or open transaction disposition made on or prior to the Closing; (iv) prepaid amount received on or prior to the Closing; (v) an intercompany item under Treasury Regulation Section 1.1502-13 or an excess loss account under Treasury Regulation Section 1.1502-19; or (vi) any inclusion under Section 951(a) or Section 951A of the Code attributable to (1) “subpart F income,” within the meaning of Section 952 of the Code, (2) direct or indirect holding of “United States property,” within the meaning of Section 956 of the Code, (3) “global intangible low-taxed income,” as defined in Section 951A of the Code, in each case, determined as if the relevant taxable years ended on the Closing Date or (4) any inclusion under Section 965 of the Code.

(f) To the Knowledge of the Target Company, as of the date of this Agreement, there are no Liens with respect to Taxes on any of the assets of any Group Company, other than Permitted Liens.

(g) No Group Company has been included in any “consolidated,” “unitary,” or “combined” Tax Return provided for under the Law of the United States, any non-U.S. jurisdiction or any state, province, prefect or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which the Group Companies are the only members).

(h) As of the date of this Agreement, to the Knowledge of the Target Company, no Group Company has any Liability for the Taxes of any Person (i) by reason of being a member of an affiliated, consolidated, combined or unitary Tax group (other than a group the common parent of which is the Target Company), (ii) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local or foreign Law) (other than any Liability for the Taxes of the Group Companies), (iii) as a transferee or successor or (iv) by Contract (other than Contracts entered into in the ordinary course of business not primarily relating to Taxes).

(i) No Group Company has, is a party to, or is bound by any obligation to any Governmental Authority or other Person under any Tax allocation, Tax sharing, Tax indemnification or similar Contracts (except, in each case, for any such Contracts that are commercial Contracts not primarily relating to Taxes).

(j) Each Group Company is in compliance with applicable transfer pricing Laws in all material respects.

(k) As of the date of this Agreement, each Group Company is in full compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order of a taxing authority, and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax reduction agreement or order.

(l) The Target Company is properly classified as an association taxable as a corporation for United States federal income tax purposes.

Section 6.19 Anti-Corruption, Sanctions, Export Controls and Anti-Money Laundering Compliance. (a) None of the Group Companies, any of their respective directors or officers nor, to the Knowledge of the Target Company, any of their other Representatives acting on behalf of the Group Companies has, in the past five (5) years: (i) violated any applicable Anti-Corruption Laws, or (ii) directly or indirectly made, offered, authorized, facilitated, received or promised to make or receive any improper payment, contribution, gift, entertainment, bribe, rebate, kickback or other advantage or anything else of value, regardless of form or amount, to or from any Governmental Authority or any other Person in violation of any applicable Anti-Corruption Laws in connection with or relating to the Business.

(b) None of the Group Companies, any of their respective directors or officers nor, to the Knowledge of the Target Company, any of their other Representatives acting on behalf of the Group Companies has, in the past five (5) years, been convicted of violating any Anti-Corruption Law or been subject to any investigation, inquiry or enforcement proceeding by any Governmental Authority regarding any offense or alleged offense under any Anti-Corruption Laws (including by virtue of having made any disclosure relating to any offense or alleged offense). As of the date of this Agreement, no such investigation, inquiry or proceeding is pending, and, to the Knowledge of the Target Company, no such investigation, inquiry or proceeding has been threatened, and there are no known circumstances reasonably likely to give rise to any such investigation, inquiry or proceeding.

(c) In the past five (5) years, none of the Group Companies nor any of their respective directors or officers nor, to the Knowledge of the Target Company, any Representative acting on behalf of the Group Companies thereof is currently (i) identified on a Sanctions-related list of designated nationals or other blocked persons, including, but not limited to, the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or directly or indirectly owned 50% or more by or otherwise controlled by such Person, (ii) otherwise the subject or target of any sanctions administered or enforced by the U.S. Government (including, without limitation, OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority (collectively, “Sanctions”), or (iii) located, operating, organized, or resident in a country or territory that is the subject or target of Sanctions (currently, Cuba, Iran, North Korea, Syria, Venezuela and the Crimea region of Ukraine). The Group Companies have not, in the past five (5) years, violated any applicable Sanctions.

(d) As of the date of this Agreement, none of the Group Companies nor any of their respective directors or officers nor, to the Knowledge of the Target Company, any Representative acting on behalf of the Group Companies thereof, is currently or has in the last five (5) years been in violation of any applicable Laws relating to the export and re-export of commodities, technologies, or services, including those administered by the U.S. Department of Commerce’s Bureau of Industry and Security (BIS) and the U.S. Department of State’s Directorate of Defense Trade Controls (collectively, “Export Controls”).

(e) As of the date of this Agreement, in connection with or relating to the Business, none of the Group Companies nor any of their respective directors or officers nor, to the Knowledge of the Target Company, any Representative acting on behalf of the Group Companies thereof, has, in the past five (5) years, been the subject of any inquiry or enforcement proceeding, or to the Knowledge of the Target Company, any investigation, by any Governmental Authority regarding any offense or alleged offense under applicable Sanctions (including by virtue of having made any disclosure relating to any offense or alleged offense), and no such investigation, inquiry or proceeding has been threatened in writing or is pending.

(f) To the Knowledge of the Target Company, the Group Companies are currently and have been, in the past five (5) years, in material compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in each of the United States, Singapore and Indonesia (collectively, the “Anti-Money Laundering Laws”), in each case to the extent applicable to the Group Companies’ activities.

(g) To the Knowledge of the Target Company, as of the date of this Agreement, no Action by or before any court or Governmental Authority has been brought or threatened in writing against any of the Group Companies or their respective Representatives for violation or potential violation of applicable Anti-Money Laundering Laws.

(h) As of the date of this Agreement, at no time during the past five (5) years did any bank or any other financial institution close or require the closure of a bank account of any of the Group Companies unilaterally or against the instructions of any of the Group Companies, in any such case due to (i) non-compliance on the part of any of the Group Companies with such bank or financial institution’s internal policies or (ii) explicit concerns on the part of such bank or financial institution related to money laundering activity or Sanctions violations by any of the Group Companies or their officers, directors or employees acting on behalf of the Group Companies.

Section 6.20 Finders’ Fees. Except as set forth in Section 6.20 of the Company Disclosure Schedule, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by any of the Group Companies or any of their Representatives for which any of the Group Companies, VIH, Holdco or Merger Sub has any obligation.

Section 6.21 Permits. Section 6.21 of the Company Disclosure Schedules sets forth, as of the date hereof, (i) each jurisdiction in which a Group Company holds any Permits that is material to the Business and (ii) each jurisdiction in which a Group Company has applications pending for any Permits that are material to the Business (“Permit Applications”). Except as would not have individually or in the aggregate, a Target Company Material Adverse Effect, to the Knowledge of the Target Company, the operations of the Group Companies are and have been in the last three (3) years, conducted in all material respects in compliance with all Permits that are required for the Group Companies to own, lease or operate its properties and assets or otherwise necessary to conduct the Business as currently conducted or contemplated to be conducted (“Material Permit”). All Material Permits are in full force and effect, and in the last three (3) years, to the Knowledge of the Target Company, no Group Company has received written notice or communications from any Person regarding: (A) any violation of or failure to comply with any term or requirement of any Material Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or modification of any Material Permit. In the last three (3) years, no Group Company has withdrawn any Permit Application.

Section 6.22 Absence of Changes. Since the date of the Unaudited Financial Statements through the date of this Agreement, except (a) as set forth on Section 6.22 of the Company Disclosure Schedules, (b) to the extent necessary to comply with the Target Company’s obligations under this Agreement or any Ancillary Document or (c) as necessary to ensure that the Target Company complies with applicable Laws and applicable mandatory measures enacted by any Governmental Authority in response to the COVID-19 pandemic, each of the Group Companies has (i) conducted its business in the ordinary course of business consistent with past practice, (ii) not been subject or reasonably expected to be subject to a Target Company Material Adverse Effect and (iii) has not taken any action or committed or agreed to take any action that (i) would be prohibited by Section 10.02 if such action were taken on or after the date hereof without the consent of VIH and (ii) is material to the Business of any of the Group Companies.

Section 6.23 Insurance. As of the date of this Agreement, the Group Companies have policies or programs of self-insurance of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance in place and, except as would not, individually or in the aggregate, be material to any of the Group Companies: (a) all premiums due have been timely paid, (b) the policies are legal, valid, binding and enforceable in accordance with their terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect, and (c) the Group Companies are not in violation, breach or default (including any such violation, breach or default with respect to the payment of premiums or the giving of notice), and to the Knowledge of the Target Company, no event has occurred which, with notice or the lapse of time or both, would constitute such a violation, breach or default, or permit termination, revocation or modification, under the policy, and no such action has been threatened in writing.

Section 6.24 Affiliate Agreements. To the Knowledge of the Target Company, other than any Benefit Plan, employment Contract, confidentiality Contract or other Contracts incident to an individual’s employment or service as a director with the Group Companies, none of the Affiliates, officers or directors of any Group Company, nor any Related Parties of any Group Company, is presently a party to any Contract, transaction or business arrangement with any Group Company.

Section 6.25 Investment Company Act. The Target Company is not required to register as an “investment company” under (and within the meaning of) the United States Investment Company Act of 1940, as amended.

Section 6.26 Information Supplied. None of the information supplied in writing by any Group Company expressly for inclusion or incorporation by reference: in the Form F-4 or the Proxy Statement/Prospectus; will, when filed, made available, mailed or distributed to the Shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Target Company is not making any representation with respect to any forward-looking statements supplied by any of them or the Group Companies expressly for inclusion or incorporated by reference in any of the documents identified in above. None of the information supplied in writing by any Group Company expressly for inclusion or incorporation by reference in the Signing Filing and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Target Company is not making any representation, warranty or covenant with respect to any information supplied by or on behalf of VIH or its Affiliates.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Except as set forth in the Shareholders’ Disclosure Schedules (each of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein, provided that the information set forth in one section of the Shareholders’ Disclosure Schedules shall be deemed to apply to all other sections or subsections thereof to the extent that the applicability of such information to such other sections or subsections is reasonably apparent on its face), each of the Shareholders, severally and not jointly, represents and warrants to VIH, as of the date hereof and as of the Closing, as follows:

Section 7.01 Organization and Standing. To the extent that a Shareholder is not an individual, such Shareholder is an entity duly organized or lawfully formed, validly existing, and in good standing under the Laws of the jurisdiction in which it is formed, in all material respects.

Section 7.02 Authorization; Binding Agreement. Such Shareholder has all requisite power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been (or, in the case of Ancillary Documents to be entered into at or prior to Closing, will be) duly and validly authorized by the board of directors (or equivalent body) of such Shareholder, if applicable, and (b) no other proceedings, consents or agreements, other than as set forth elsewhere in the Agreement, on the part of such Shareholder are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which such Shareholder is a party has been or shall be when delivered, duly and validly executed and delivered by such party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except to the extent that enforceability thereof may be limited by an Enforceability Exception. No other proceedings on the part of such Shareholder are necessary to approve and authorize the execution, delivery and performance of this Agreement and each Ancillary Document to which such Shareholder is a party and the consummation of the transactions contemplated hereby and thereby.

Section 7.03 Governmental Approvals. As of the date of this Agreement, no consent of or notice to any Governmental Authority, on the part of such Shareholder, is required to be obtained or made in connection with the execution, delivery or performance by such Shareholder of this Agreement and each Ancillary Document to which it is a party or the consummation by the such Shareholder of the transactions contemplated hereby and thereby, other than (a) any filings, notifications, notices, submissions or applications and clearances, approvals, or orders required under the Antitrust Laws, including Required Antitrust Filings, or the expiration or termination of any waiting or review periods thereunder, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such consents or to make such filings or notifications, have not had and would not, individually or in the aggregate, reasonably be expected to have a Target Company Material Adverse Effect.

Section 7.04 Non-Contravention. The execution and delivery by such Shareholder of this Agreement and each Ancillary Document to which it is a party, the consummation by such Shareholder of the transactions contemplated hereby and thereby, and compliance by such Shareholder with any of the provisions hereof and thereof, shall not (a) conflict with or violate any provision of the Organizational Documents of such Shareholder that is not an individual or (b) as of the date of this Agreement, subject to obtaining the consents from Governmental Authorities referred to in Section 7.03, and the waiting periods referred to therein having expired, including waiting periods, approvals, clearances, Required Antitrust Filings, or orders required under the Antitrust Laws, and any condition precedent to such consent or waiver having been satisfied, conflict with or violate any Law, Governmental Order or consent applicable to such party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation, revocation or modification of, (iv) accelerate the performance required by such Person under, any of the terms, conditions or provisions of, any Contract or Permit, except for any deviations from any of the foregoing clauses (b) or (c) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Target Company Material Adverse Effect.

Section 7.05 Ownership. As of the date of this Agreement, such Shareholder has good and valid title to and is the sole and exclusive owner of, the Equity Interests of the Target Company set forth opposite such Shareholder’s name on the Initial Allocation Schedule. If such Shareholder is an individual, no spousal or partner’s consent is required to consummate the Share Transfer and to vest the title of the Target Company Ordinary Shares and/or the Target Company Preference Shares to Holdco. Such Shareholder is not a party to (a) any option, warrant, purchase right or other Contract (other than this Agreement) that would require such Shareholder to sell, transfer or otherwise dispose of any of the Equity Interests of the Target Company owned by such Shareholder or (b) any voting trust, proxy, or other Contract with respect to the voting of the Equity Interests of the Target Company owned by such Shareholder (other than the Target Company Constitution and Target Company Shareholders Agreement). Other than the Equity Interests of the Target Company set forth opposite such Shareholder’s name on the Initial Allocation Schedule, such Shareholder does not own or have the right to acquire any other Equity Interests of any Group Company as of the date of this Agreement. There are no shareholders’ agreements, voting trusts or other agreements or understandings to which such Shareholder is a party with respect to the voting of any shares of the Group Companies.

Section 7.06 Litigation. To the Knowledge of such Shareholder, there are no Actions pending or threatened in writing against such Shareholder arising out of such Shareholder’s ownership of Equity Interests in the Target Company.

Section 7.07 Investment Intent. (a) Such Shareholder understands and acknowledges that the acquisition of the Holdco Ordinary Shares (in the form of Holdco ADSs) involves substantial risk. Such Shareholder can bear the economic risk of its investment (which such Shareholder acknowledges may be for an indefinite period) and has such knowledge and experience in financial or business matters that such Shareholder is capable of evaluating the merits and risks of its investment in the Holdco Ordinary Shares (in the form of Holdco ADSs).

(b) Such Shareholder is acquiring the Holdco Ordinary Shares (in the form of Holdco ADSs) for its own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, or with any present intention of distributing or selling any Holdco Ordinary Shares (in the form of Holdco ADSs), in each case, in violation of the federal Securities Laws or any other applicable Law.

(c) Such Shareholder qualifies either as (i) an “accredited investor,” as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act or (ii) not a “U.S. Person” as defined in Rule 902 of Regulation S promulgated pursuant to the Securities Act.

(d) Such Shareholder understands and acknowledges that the issuance, sale or resale of the Holdco Ordinary Shares (in the form of Holdco ADSs) has not been registered under the Securities Act, any United States state securities Laws or any other applicable foreign Law. Such Shareholder acknowledges that such securities may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable United States federal, United States state, or other Law or pursuant to an applicable exemption therefrom.

Section 7.08 Finders’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by such Shareholder or any of its Representatives for which any Group Company, VIH, Holdco or Merger Sub has any obligation.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES OF VIH

Except as set forth in (a) the VIH Disclosure Schedules (each of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein, and the information set forth in one section of the VIH Disclosure Schedules shall be deemed to apply to all other sections or subsections thereof to the extent that the applicability of such information to such other sections or subsections is reasonably apparent on its face) or (b) the SEC Reports that are available on the SEC’s website through EDGAR on or prior to the date of this Agreement (other than disclosures that are generally cautionary, predictive or forward-looking in nature, including disclosures in the “Risk Factors” or “Forward-Looking Statements” sections of any SEC Reports and any exhibits or other documents appended thereto), VIH represents and warrants to the Target Company, Holdco and Merger Sub, as of the date hereof and as of the Closing, as follows:

Section 8.01 Organization and Standing. VIH is an exempted company duly incorporated, with limited liability, validly existing and in good standing under the Laws of the Cayman Islands. VIH has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. VIH is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a VIH Material Adverse Effect. VIH has made available to the Group Companies and Shareholders accurate and complete copies of its Organizational Documents as currently in effect. VIH is not in violation of any provision of its Organizational Documents in any material respect.

Section 8.02 Authorization; Binding Agreement. (a) VIH has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the VIH Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of VIH by unanimous written resolution, (b) determined by the board of directors of VIH as advisable to VIH and the VIH Shareholders and recommended for VIH Shareholder Approval and (c) other than the VIH Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of VIH are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which VIH is a party has been or shall be when delivered, duly and validly executed and delivered by VIH and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of VIH, enforceable against VIH in accordance with its terms, subject to the Enforceability Exceptions.

(b) The affirmative votes to approve the relevant special resolutions at the VIH Extraordinary General Meeting in respect of the Proposals by the holders of at least two-thirds of the shares entitled to vote thereupon, who vote in person or by proxy at the VIH Extraordinary General Meeting, in each case, in accordance with the VIH Articles of Association, shall constitute the VIH Shareholder Approval. The VIH Shareholder Approval constitutes the only shareholder resolutions required to be obtained by any holder(s) of VIH’s share capital in connection with entry into this Agreement by VIH, the Proposals and to consummate the transactions contemplated hereby, including the Closing and the transactions described in Section 3.01.

Section 8.03 Governmental Approvals. As of the date of this Agreement, no consent of or notice to any Governmental Authority, on the part of VIH, is required to be obtained or made in connection with the execution, delivery or performance by VIH of this Agreement and each Ancillary Document to which it is a party or the consummation by VIH of the transactions contemplated hereby and thereby, other than (a) any filings, notifications, notices, submissions or applications and clearances, approvals, or orders required under the Antitrust Laws, including the Required Antitrust Filings, or the expiration or termination of any waiting or review periods thereunder, (b) such filings as contemplated by this Agreement, including all filings required to be made with the Registrar of Companies in the Cayman Islands, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such consents or to make such filings or notifications, would not reasonably be expected to have, individually or in the aggregate, a VIH Material Adverse Effect.

Section 8.04 Non-Contravention. The execution and delivery by VIH of this Agreement and each Ancillary Document to which it is a party, the consummation by VIH of the transactions contemplated hereby and thereby, and compliance by VIH with any of the provisions hereof and thereof, shall not (a) conflict with or violate any provision of the VIH Articles of Association or any other Organizational Document of VIH, (b) as of the date of this Agreement, subject to obtaining the consents from Governmental Authorities referred to in Section 8.03, and the waiting periods referred to therein having expired, including waiting periods, approvals, clearances, Required Antitrust Filings or orders required under the Antitrust Laws, and any condition precedent to such consent or waiver having been satisfied, conflict with or violate any Law, Governmental Order or consent applicable to VIH or any of its properties or assets, (c) as of the date of this Agreement, (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by VIH under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than transfer restrictions under applicable securities laws and the applicable Organizational Documents of VIH or Permitted Liens) upon any of the properties or assets of VIH under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract of VIH or (d) result in the creation of any Lien upon any of the properties or assets of VIH, including the Trust Account, except for any deviations from any of the foregoing clauses (b), (c) or (d) that have not had and would not reasonably be expected to have, individually or in the aggregate, a VIH Material Adverse Effect.

Section 8.05 Capitalization. As of the date of this Agreement, (a) VIH is authorized to issue 500,000,000 VIH Class A Ordinary Shares, 50,000,000 VIH Class B Ordinary Shares and 5,000,000 VIH Preferred Shares. As of the date of this Agreement, the number of issued and outstanding VIH Securities as of the date of this Agreement are set forth on Section 8.05(a) of the VIH Disclosure Schedules. As of the date of this Agreement, there are no issued or outstanding VIH Preferred Shares. All outstanding VIH Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Companies Act, the VIH Articles of Association or any Contract to which VIH is a party. None of the outstanding VIH Securities has been issued in violation of any applicable Securities Laws. Prior to giving effect to the transactions contemplated by this Agreement, VIH does not have any Subsidiaries or own any equity interests in any other Person.

(b) Except as set forth on Section 8.05(b) of the VIH Disclosure Schedules there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of VIH or (B) obligating VIH to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating VIH to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the VIH Share Redemptions, or as expressly set forth in this Agreement, there are no outstanding obligations of VIH to repurchase, redeem or otherwise acquire any VIH Securities or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth on Section 8.05(b) of the VIH Disclosure Schedules, there are no shareholders agreements, voting trusts or other agreements or understandings to which VIH is a party with respect to the voting of any shares of VIH.

(c) Since the date of incorporation of VIH, and except as contemplated by this Agreement, VIH has not declared or paid any distribution or dividend in respect of its shares and, except in connection with the VIH Share Redemptions, has not repurchased, redeemed or otherwise acquired any of its shares, and VIH’s board of directors has not authorized any of the foregoing.

Section 8.06 SEC Filings and VIH Financials. (a) VIH, since the IPO, has filed all forms, pro formas, reports, schedules, statements, registration statements, prospectuses, proxies and other documents required to be filed or furnished by VIH with the SEC under the Securities Act, the Exchange Act and/or the Sarbanes-Oxley Act, together with any amendments, restatements or supplements thereto, and shall file all such forms, reports, schedules, statements, proxies and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s website through EDGAR, VIH has delivered to the Target Company copies in the form filed with the SEC of all of the following: (i) VIH’s quarterly reports on Form 10-Q for each fiscal quarter that VIH filed such reports to disclose its quarterly financial results, (ii) all other forms, pro formas, reports, registration statements, prospectuses, proxies and other documents (other than preliminary materials) filed by VIH with the SEC (the forms, pro formas, reports, registration statements, prospectuses, proxies and other documents referred to in clauses (i) and (ii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iii) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the

Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and the Public Certifications are each true as of their respective dates of filing, in each case except that VIH may have improperly accounted for its outstanding warrants as equity instruments and may be required to restate its previously filed financial statements to reflect the classification of its outstanding warrants as liabilities for accounting purposes (together with any deficiencies in disclosure (including, without limitation, with respect to internal control over financial reporting or disclosure controls and procedures) arising from the treatment of such warrants of VIH as equity rather than liabilities, the “Warrant Accounting Issue”). As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SEC Reports. As used in this Section 8.06, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, (A) the VIH Units, the VIH Class A Ordinary Shares and the VIH Public Warrants are listed on Nasdaq, (B) VIH has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such VIH Securities, (C) there are no Actions pending or, to the Knowledge of VIH, threatened against VIH by the Financial Industry Regulatory Authority, Nasdaq or the SEC with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such VIH Securities on Nasdaq and (D) such VIH Securities are in compliance with all of the applicable listing and corporate governance rules of Nasdaq, other than, in each case, as may relate to, arise out of or be in connection with the Warrant Accounting Issue.

(b) Except for the Warrant Accounting Issue, the financial statements and notes of VIH contained or incorporated by reference in the SEC Reports (the “VIH Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of VIH at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) U.S. GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(c) VIH has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to VIH is made known to VIH’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To the Knowledge of VIH, such disclosure controls and procedures are effective in timely alerting VIH’s principal executive officer and principal financial officer to material information required to be included in VIH’s periodic reports required under the Exchange Act. Since its initial public offering, VIH has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the VIH Financials and to maintain accountability for VIH’s assets and liabilities, (iii) the reliability of VIH’s financial reporting and the preparation of VIH Financials for external purposes in accordance with GAAP and (iv) material violations of applicable law by any of VIH’s directors, officers, employees or its or their respective agents, representatives or other Persons, acting on behalf of VIH will be prevented, detected and deterred, other than, in each case, as may relate to, arise out of or be in connection with the Warrant Accounting Issue. VIH has not been subject to or involved in any fraud that involves management or other employees, including but not limited to those which have a significant role in the internal controls over financial reporting of VIH.

(d) Neither VIH nor VIH’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by VIH, (ii) any fraud, whether or not material, that involves VIH’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by VIH or (iii) any claim or allegation regarding any of the foregoing.

(e) Each director and executive officer of VIH has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promogulated thereunder. VIH has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(f) Except as and to the extent reflected or reserved against in the VIH Financials, VIH has not incurred any material Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with U.S. GAAP that are not adequately reflected or reserved on or provided for in the VIH Financials. No Indebtedness of VIH contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by VIH or (iii) the ability of VIH to grant any Lien on its properties or assets.

(g) Since its inception, VIH has complied in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. There is no legal proceeding pending or, to the Knowledge of VIH, threatened in writing against VIH by Nasdaq or the SEC with respect to any intention by such entity to deregister the VIH Units, the VIH Class A Ordinary Shares and the VIH Public Warrants listed on Nasdaq. Neither VIH nor its respective Affiliates have taken any action in an attempt to terminate the registration of VIH Units, the VIH Class A Ordinary Shares and the VIH Public Warrants listed on Nasdaq.

(h) The Books and Records of VIH have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements.

Section 8.07 Form F-4; Proxy Statement/Prospectus. None of the information relating to VIH supplied by VIH in writing for inclusion in the Form F-4 or the Proxy Statement/Prospectus will, as of the date the Form F-4 is made effective, as of the date the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first mailed to the VIH Shareholders, at the time of the VIH Extraordinary General Meeting, or at the VIH Merger Effective Time, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading; provided, however, that VIH makes no representation with respect to any forward-looking statements supplied by or on behalf of VIH for inclusion in, or relating to information to be included in Form F-4 or the Proxy Statement/Prospectus.

Section 8.08 Absence of Certain Changes. As of the date of this Agreement, VIH has, (a) since its incorporation, conducted no business other than its incorporation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Group Companies and the negotiation and execution of this Agreement) and related activities and (b) since the date of the consummation of the IPO, not been subject to a VIH Material Adverse Effect.

Section 8.09 Compliance with Laws. VIH is, and has since its incorporation been, in compliance in all material respects with all Laws applicable to it and the conduct of its business, and VIH has not received written notice alleging any violation of applicable Law in any material respect by VIH.

Section 8.10 No Undisclosed Liabilities. As of the date hereof, except for any fees and expenses payable by VIH as a result of or in connection with the consummation of the transactions contemplated hereby, there is no liability, debt or obligation of or claim or judgment against VIH (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities and obligations (i) reflected or reserved for on the financial statements or disclosed in the notes thereto included in VIH Financials, (ii) that have arisen since the date of the most recent balance sheet included in the VIH Financials in the ordinary course of business of VIH (none of which arises from claims related to breach of Contract or tort), (iii) arising under this Agreement and/or the transactions contemplated hereunder, (iv) for performance of obligations of VIH under Contracts binding upon VIH (other than resulting from any breach or acceleration thereof) entered into in the ordinary course of business, (v) which would not be, or would not reasonably be expected to be material to VIH or (vi) that will be discharged or paid off prior to Closing.

Section 8.11 Indebtedness. As of the date hereof, VIH does not have any Indebtedness other than those reflected or reserved for on the financial statements or disclosed in the notes thereto included in VIH Financials.

Section 8.12 Actions; Governmental Orders; Permits. As of the date of this Agreement, there is no pending or, to the Knowledge of VIH, threatened material Action and, to the Knowledge of VIH, no pending or threatened investigations, in each case, to which VIH is subject or otherwise affecting its assets that have had or would reasonably be expected to have a VIH Material Adverse Effect, nor, to the Knowledge of VIH, is there any reasonable basis for any such Action or investigation to be made. As of the date of this Agreement, there is no material Action that VIH has pending against any other Person. As of the date of this Agreement, VIH is not subject to any material Governmental Orders of any Governmental Authority, nor are any such material Governmental Orders pending. VIH holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Permit or for such Permit to be in full force and effect have not had and would not reasonably be expected to have a VIH Material Adverse Effect.

Section 8.13 Taxes and Returns. (a) All applicable material Tax Returns required by Law to be filed by VIH have been timely filed (taking into account any applicable valid extension of time within which to file). VIH is currently the beneficiary of any extension of time within which to file any material Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business. All such Tax Returns are true, correct and complete in all material respects, and accurately reflect the material Liability for Taxes of VIH for the periods covered thereby.

(b) All income and other applicable material Taxes and all income and other applicable material Liabilities for Taxes due and payable by VIH have been timely paid in full to the appropriate taxing authorities on or prior to the Closing Date. Any such Taxes or Liabilities for Taxes that relate to a Pre-Closing Tax Period that are not yet due and payable (i) for periods covered by the VIH Financial have been properly accrued and adequately disclosed on the VIH Financial in accordance with U.S. GAAP; and (ii) for periods not covered by the VIH Financial have been properly accrued on the books and records of VIH in accordance with U.S. GAAP.

(c) VIH has (i) withheld or collected all material amounts required to have been withheld or collected by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority; and (iii) complied in all material respects with applicable Law with respect to Tax withholding.

(d) VIH has not within the past three (3) years engaged in any material audit or other administrative proceeding with a taxing authority or any judicial proceeding with respect to Taxes. As of the date of this Agreement, VIH has not received any written notice from a taxing authority of a dispute or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved, and to the Knowledge of VIH, no such claims have been threatened in writing. To the Knowledge of VIH, no written claim has been made by any Governmental Authority in a jurisdiction where VIH does not file a Tax Return that VIH is or may be subject to Taxes by that jurisdiction. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes of VIH and no written request for any such waiver or extension is currently pending. As of the date of this Agreement, VIH is not presently contesting its Liabilities for Taxes before any taxing authority or other Governmental Authority.

(e) VIH will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (ii) any written agreement with a Governmental Authority executed on or prior to the Closing; (iii) installment sale or open transaction disposition made on or prior to the Closing; (iv) prepaid amount received on or prior to the Closing; or (v) an intercompany item under Treasury Regulation Section 1.1502-13 or an excess loss account under Treasury Regulation Section 1.1502-19; or (vi) any inclusion under Section 951(a) or Section 951A of the Code attributable to (1) “subpart F income,” within the meaning of Section 952 of the Code, (2) direct or indirect holding of “United States property,” within the meaning of Section 956 of the Code, (3) “global intangible low-taxed income,” as defined in Section 951A of the Code, in each case, determined as if the relevant taxable years ended on the Closing Date or (4) any inclusion under Section 965 of the Code.

(f) As of the date of this Agreement, there are no Liens with respect to Taxes on any of the assets of VIH, other than Permitted Liens.

(g) VIH has not been included in any “consolidated,” “unitary,” or “combined” Tax Return provided for under the Law of the United States, any non-U.S. jurisdiction or any state, province, prefect or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

(h) As of the date of this Agreement, VIH does not have any Liabilities for Taxes of any Person (i) by reason of being a member of an affiliated, consolidated, combined or unitary Tax group (other than a group the common parent of which is VIH), (ii) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local or foreign Law), (iii) as a transferee or successor or (iv) by Contract (other than Contracts entered into in the ordinary course of business not primarily relating to Taxes).

(i) VIH does not have, is not a party to, and is not bound by any obligation to any Governmental Authority or other Person under any Tax allocation, Tax sharing, Tax indemnification or similar Contracts (except, in each case, for any such Contracts that are commercial Contracts not primarily relating to Taxes).

(j) VIH is in compliance with applicable transfer pricing Laws in all material respects.

(k) As of the date of this Agreement, VIH is in full compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order of a taxing authority, and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax reduction agreement or order.

(l) VIH is properly classified as an association taxable as a corporation for United States federal income tax purposes.

Section 8.14 Employees and Employee Benefit Plans. VIH does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), retirement, health and welfare, bonus, deferred compensation, equity-based or non-equity-based incentive, employment, retention, change in control, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe.

Section 8.15 Properties. VIH does not own, license or otherwise have any right, title or interest in any material Intellectual Property. VIH does not own or lease any material real property or physical assets.

Section 8.16 Transactions with Affiliates. There are no Contracts that are in existence as of the date of this Agreement under which there are any existing or future material Liabilities, Indebtedness owed, or obligations between VIH or any of its Subsidiaries and any (a) present or former director, sponsor, officer or employee or Affiliate of VIH, or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any of the foregoing, or (b) record or beneficial owner of more than ten percent (10%) of VIH’s outstanding share capital as of the date hereof, other than (x) for payment of salary, (y) reimbursement for reasonable expenses less than $25,000 incurred on behalf of VIH in the ordinary course of business consistent with past practice and (z) for other employee benefits made generally available to all employees, if any. VIH acknowledges that none of their respective “immediate family” members owns directly or indirectly in whole or in part, or has any other material interest in, any material tangible or real property that VIH uses, owns or leases (other than through any equity interest in VIH). To the extent not filed with the SEC prior to the date of this Agreement, true and complete copies of such Contracts have been provided to the Target Company.

Section 8.17 Investment Company Act. VIH is not required to register as an “investment company” under (and within the meaning of) the United States Investment Company Act of 1940, as amended.

Section 8.18 Finders and Brokers. Except as set forth on Section 8.18 of the VIH Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from VIH, Holdco, Merger Sub or any Group Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of VIH.

Section 8.19 Business Activities. Since incorporation, VIH has not conducted any business activities other than activities related to VIH’s initial public offering or directed toward the accomplishment of a business combination. Except as set forth in VIH’s Organizational Documents or as otherwise contemplated by this Agreement or the Ancillary Documents and the transactions contemplated hereby and thereby, there is no agreement, commitment, or Governmental Order binding upon VIH or to which VIH is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of VIH or any acquisition of property by VIH or the conduct of business by VIH as currently conducted or as contemplated to be conducted as of the Closing in any material respect. Except as set forth in VIH’s Organizational Documents or as otherwise contemplated by this

Agreement or the Ancillary Documents and the transactions contemplated hereby and thereby, neither the execution and delivery of this Agreement or the other Ancillary Documents nor the consummation of the transactions contemplated hereby will: (x) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) from VIH becoming due to any director, officer, manager or employee of VIH; or (y) result in the acceleration of the time of payment or vesting of any such benefits from VIH. As of the date hereof, other than reimbursement of any out-of-pocket expenses incurred by, or indemnification obligations owed to, VIH’s officers and directors in connection with activities on VIH’s behalf in an aggregate amount not in excess of the amount of cash held by VIH outside of the Trust Account, VIH has no unsatisfied material liability with respect to any officer or director.

Section 8.20 PIPE Financing. On or prior to the date of this Agreement, VIH has entered into Subscription Agreements with certain accredited investors (the “PIPE Investors”), pursuant to which, and on the terms and subject to the conditions of which, such accredited investors have agreed, in connection with the transactions contemplated hereby, to subscribe for Holdco Class A ADSs for an aggregate purchase price up to $300 million (such amount, the “PIPE Investment Amount”). Each Subscription Agreement is a legal, valid and binding obligation of VIH, and neither the execution or delivery by VIH nor the performance of VIH’s obligations under any such Subscription Agreement violates any Laws. There are no other agreements, side letters, or arrangements between VIH and any accredited investor relating to any Subscription Agreement that would reasonably be likely to affect the obligation of such accredited investor to contribute to Holdco the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreement of such accredited investor, and, as of the date hereof, VIH does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to Holdco, on the Closing Date. As of the date hereof, to the Knowledge of VIH, no event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of VIH under any material term or condition of any Subscription Agreement.

Section 8.21 Trust Account. VIH has (and will have immediately prior to the Closing) at least $255,000,000 (less, as of the Closing, payments to VIH Shareholders in connection with the VIH Share Redemptions and the Deferred Discount (as such term is defined in the Trust Agreement) owed to the underwriters of the IPO). Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement. The Trust Agreement is in full force and effect and enforceable in accordance with its terms and has not been amended or modified. VIH has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the Knowledge of VIH, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. There are no separate contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate or that would entitle any Person (other than (i) the VIH Shareholders, (ii) the underwriters of the IPO and (iii) VIH, with respect to income earned on the proceeds of the Trust Account to cover any tax obligations) to any portion of the proceeds in the Trust Account. There are no claims or proceedings pending or, to the Knowledge of VIH, threatened in writing with respect to the Trust Account. Since its incorporation, VIH has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). Following the VIH Merger Effective Time, no VIH Shareholder shall be entitled to receive any amount from the Trust Account except to the extent such VIH Shareholder is exercising an VIH Share Redemption.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF HOLDCO

AND MERGER SUB

Except as set forth in the Company Disclosure Schedules (each of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein, and the information set forth in one section of the Company Disclosure Schedules shall be deemed to apply to all other sections or subsections thereof to the extent that the applicability of such information to such other sections or subsections is reasonably apparent on its face), each of Holdco and Merger Sub represents and warrants to the Shareholders and VIH, as of the date hereof and as of the Closing, as follows:

Section 9.01 Organization and Standing. Holdco and Merger Sub are exempted companies duly incorporated with limited liability, validly existing and in good standing under the Laws of the Cayman Islands. Each of Holdco and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so licensed or qualified has not been and would not reasonably be expected to be, individually or in the aggregate material to Holdco or Merger Sub or prevent Holdco or Merger Sub to consummate the transactions contemplated by this Agreement. Holdco has made available to the Group Companies and Shareholders accurate and complete copies of the Organizational Documents of Holdco and Merger Sub, each as currently in effect. Neither Holdco nor Merger Sub is in violation of any provision of its Organizational Documents in any material respect.

Section 9.02 Authorization; Binding Agreement. Each of Holdco and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors and shareholders of Holdco and Merger Sub and no other corporate proceedings, other than as expressly set forth elsewhere in the Agreement, on the part of Holdco or Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Holdco or Merger Sub is a party has been or shall be when delivered, duly and validly executed and delivered by such party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to the Enforceability Exceptions.

Section 9.03 Governmental Approvals. No consent of or notice to any Governmental Authority, on the part of Holdco or Merger Sub, is required to be obtained or made in connection with the execution, delivery or performance by such party of this Agreement and each Ancillary Document to which it is a party or the consummation by such party of the transactions contemplated hereby and thereby, other than (a) any filings, notifications, notices, submissions or applications and clearances, approvals, or orders required under the Antitrust Laws, or the expiration or termination of any waiting or review periods thereunder, (b) such filings as contemplated by this Agreement (including the Surviving VIH Company Charter and all filings required to be made with the Registrar of Companies in the Cayman Islands), (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such consents or to make such filings or notifications, has not been and would not reasonably be expected to be, individually or in the aggregate material to Holdco or Merger Sub or prevent Holdco or Merger Sub to consummate the transactions contemplated by this Agreement.

Section 9.04 Non-Contravention. The execution and delivery by each of Holdco and Merger Sub of this Agreement and each Ancillary Document to which it is a party, the consummation by such party of the transactions contemplated hereby and thereby, and compliance by such party with any of the provisions hereof and thereof, shall not (a) conflict with or violate any provision of such party’s Organizational Documents, (b) subject to obtaining the consents from Governmental Authorities referred to in Section 9.03, and the waiting periods referred to therein having expired, including waiting periods, approvals, clearances, Required Antitrust Filings or orders required under the Antitrust Laws, and any condition precedent to such consent or waiver having been satisfied, conflict with or violate any Law, Governmental Order or consent applicable to such party or any of its properties or assets, (c) as of the date of this Agreement (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than transfer restrictions under applicable securities laws and the applicable Organizational Documents of Holdco or Merger Sub or Permitted Liens) upon any of the properties or assets of such party under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract of such party or (d) result in the creation of any Lien upon any properties or assets of Holdco or Merger Sub, except for any deviations from any of the foregoing clauses (a), (b) or (c) that has not been and would not reasonably be expected to be, individually or in the aggregate material to Holdco or Merger Sub or prevent Holdco or Merger Sub to consummate the transactions contemplated by this Agreement.

Section 9.05 Ownership. As of the date hereof, (a) the Shareholders Representative is the sole owner of all Equity Interests of Holdco and (b) Holdco is the sole owner of all Equity Interests of Merger Sub. Prior to giving effect to the transactions contemplated by this Agreement, other than Merger Sub, Holdco does not have any Subsidiaries or own any equity interests in any other Person.

Section 9.06 Holdco Ordinary Shares and Holdco ADSs. All Holdco Ordinary Shares (in the form of Holdco ADSs) to be issued and delivered in accordance with ARTICLE III to the Shareholders and VIH Shareholders shall be, upon issuance and delivery of such Holdco Ordinary Shares (in the form of Holdco ADSs), duly authorized and validly issued and fully paid and non-assessable, issued in compliance with all applicable state and federal securities Laws, free and clear of all Liens, other than restrictions arising from applicable securities Laws, the Investor Rights Agreements, the provisions of this Agreement and any Liens incurred by the Shareholders or VIH Shareholders, and the issuance and sale of such Holdco Ordinary Shares (in the form of Holdco ADSs) pursuant hereto shall not be subject to or give rise to any preemptive rights, purchase option, call option, subscription right, rights of first refusal, or any similar right under any provision of applicable Law, Holdco’s Organizational Documents or any Contract to which Holdco is a party or otherwise bound. There are no securities or instruments issued by or to which Holdco is a party containing anti-dilution or similar provisions that will be triggered by the consummation of the transactions contemplated hereby that have not been or will be waived on or prior to the Closing Date.

Section 9.07 Holdco and Merger Sub Activities. Since their incorporation, neither Holdco nor Merger Sub have engaged in any business activities other than as contemplated by this Agreement, do not own, directly or indirectly, any ownership equity, profits or voting interest in any Person (other than Holdco’s 100% ownership of Merger Sub) and have no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which they are a party and the transactions contemplated hereby and thereby, and, other than this Agreement and the Ancillary Documents to which they are a party, neither Holdco nor Merger Sub is party to or bound by any Contract.

Section 9.08 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from VIH, Holdco, Merger Sub or any Group Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Holdco or Merger Sub.

Section 9.09 Transactions with Affiliates. There are no Contracts that are in existence as of the date of this Agreement under which there are any existing or future Liabilities, Indebtedness owed, or obligations between Holdco, Merger Sub or any of their respective Subsidiaries and any (a) present or former director, sponsor, officer or employee or Affiliate of Holdco or Merger Sub, or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of Holdco’s or Merger Sub’s outstanding share capital as of the date hereof, other than (x) for payment of salary, (y) reimbursement for reasonable expenses less than $1,000 incurred on behalf of Holdco or Merger Sub in the ordinary course of business consistent with past practice and (z) for other employee benefits made generally available to all employees, if any. Holdco and Merger Sub acknowledges that none of their respective “associates” or “immediate family” members owns directly or indirectly in whole or in part, or has any other material interest in, (x) any material tangible or real property that Holdco or Merger Sub, as applicable, uses, owns or leases (other than through any equity interest in Holdco or Merger Sub) or (y) any customer, vendor, or other material business relation of Holdco or Merger Sub.

Section 9.10 Business Activities. (a) Except for Merger Sub and the transactions contemplated by this Agreement and the Ancillary Documents, Holdco does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby, Holdco has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a business combination. Except for the transactions contemplated by this Agreement and the Ancillary Documents, Merger Sub does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

(b) Merger Sub was formed solely for the purpose of effecting the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and has no, and at all times prior to the VIH Merger Effective Time, except as expressly contemplated by this Agreement, the Ancillary Documents and the other documents and transactions contemplated hereby and thereby, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its incorporation. Neither Holdco nor Merger Sub (i) has paid any employees or (ii) maintains, sponsors, contributes to, or otherwise has any liability under any employee benefit plan. Neither the execution and delivery of this Agreement or the other Ancillary documents nor the consummation of the transactions contemplated hereby will: (x) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, manager or employee of Holdco or Merger Sub; or (y) result in the acceleration of the time of payment or besting of any such benefits. Neither Holdco nor Merger Sub have unsatisfied material liability with respect to any director or officer.

Section 9.11 Taxes.

(i) As of the date of this Agreement, Holdco has not engaged in activities that would give rise to a “trade or business” within the United States for United States federal income tax purposes and is not liable for United States taxation (other than withholding taxes).

(ii) Holdco is properly classified as an association taxable as a corporation for United States federal income tax purposes.

(iii) Merger Sub is properly classified as an entity disregarded as separate from its owner for United States federal income tax purposes.

Section 9.12 PIPE Financing. On or prior to the date of this Agreement, Holdco has entered into Subscription Agreements with certain accredited investors, pursuant to which, and on the terms and subject to the conditions of which, such accredited investors have agreed, in connection with the transactions contemplated hereby, to subscribe for Holdco Class A ADSs for up to the PIPE Investment Amount. Each Subscription Agreement is a legal, valid and binding obligation of Holdco, and neither the execution or delivery by Holdco nor the performance of Holdco’s obligations under any such Subscription Agreement violates any Laws. There are no other agreements, side letters, or arrangements between Holdco and any accredited investor relating to any Subscription Agreement that would reasonably be likely to affect the obligation of such accredited investor to contribute to Holdco the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreement of such accredited investor, and, as of the date hereof, Holdco does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to Holdco, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Holdco under any material term or condition of any Subscription Agreement. No fees, consideration or other discounts are payable or have been agreed by Holdco or any of its Subsidiaries (including, from and after the Closing, the Target Company and its Subsidiaries) to any accredited investor in respect of its PIPE Investment Amount, except as set forth in the Subscription Agreements.

ARTICLE X

COVENANTS OF THE PARTIES PENDING CLOSING AND POST-CLOSING

Section 10.01 Access and Information. During the period commencing on the date of this Agreement and continuing until the earlier of (a) the termination of this Agreement in accordance with ARTICLE XII and (b) the Closing (the “Interim Period”), subject to Section 10.12, the Shareholders and the Target Company shall give, and shall cause each of its Subsidiaries and their respective Representatives to give, VIH and its Representatives, at reasonable times during normal business hours and upon reasonable advance notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, Books and Records, financial and operating data and other information, of or pertaining to any of the Group Companies, that, as applicable, are in the current possession of any such Person, as VIH and its Representatives may reasonably request regarding the Group Companies and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects and cause each of the Representatives of the Group Companies to reasonably cooperate with VIH and its Representatives in their investigation reasonably in connection with the transactions contemplated hereby; provided, however, that VIH, and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Group Companies, including unreasonably invasive or intrusive investigations, without the prior written consent of the Group Companies and shall conduct such activities remotely to the extent reasonably requested by the Group Companies in connection with mandatory measures enacted by any Governmental Authority in response to the COVID-19 pandemic. Notwithstanding anything to the contrary in this Agreement, none of the Group Companies shall be required to disclose any information to VIH to the extent such disclosure would, in their reasonable determination: (w) result in a loss of any attorney-client or other similar legal privilege; (x) contravene any applicable Law; (y) contravene the confidentiality restrictions in any Contract to which the disclosing Person is a party; provided, that the Group Companies shall use good faith efforts to provide access that complies with such confidentiality restriction or (z) violate applicable Laws (including Antitrust Laws). Nothing herein shall require the Target Company to disclose or provide access to any information which primarily relates to the negotiation of this Agreement or the transactions contemplated hereby. All information obtained pursuant to this Section 10.01 shall be subject to the Confidentiality Agreement. Nothing herein shall require the Group Companies to disclose or provide access to any information which primarily relates to the negotiation of this Agreement or the transactions contemplated hereby.

Section 10.02 Conduct of Business of the Group Companies. (a) During the Interim Period, except (i) as set forth on Section 10.02(a) of the Company Disclosure Schedules, (ii) to the extent necessary to comply with the Target Company’s obligations under this Agreement or any Ancillary Document, (iii) as necessary to ensure that the Target Company complies with applicable Laws, including Antitrust Laws, and mandatory measures enacted by any Governmental Authority in response to the COVID-19 pandemic or (iv) with VIH’s consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Target Company shall, and shall cause each of its Subsidiaries to use commercially reasonable efforts to, (x) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, and in material compliance with all material applicable Laws and (y) preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(b) Without limiting the generality of Section 10.02(a) and except as contemplated by the terms of this Agreement or as required by applicable Law, during the Interim Period, except (1) as set forth on Section 10.02(b) of the Company Disclosure Schedules, (2) to the extent necessary to comply with the Target Company’s obligations under this Agreement or any Ancillary Document, (3) as necessary to ensure that the Target Company or its Subsidiaries complies with applicable Laws, including Antitrust Laws, and mandatory measures enacted by any Governmental Authority in response to the COVID-19 pandemic or (4) with the prior written consent of VIH (such consent not to be unreasonably withheld, conditioned or delayed), the Target Company shall not, and shall cause each of its Subsidiaries not to:

(i) enter into, assume, assign, amend or modify in any material respect, waive any material right under, or terminate (excluding any expiration in accordance with its terms) any Material Contract or any collective bargaining or similar agreement (including agreements with works councils and trade unions and any related side letters) to which any of the Group Companies is a party or by which it is bound, other than entry into or renewal of, or amendment or modification of, such agreements in the ordinary course consistent with past practice;

(ii) implement or adopt any material change in its interest rate or other risk management policies, procedures or practices;

(iii) other than in connection with a Permitted Financing or in the ordinary course consistent with past practice or except as required by contractual obligations in effect as of the date of this Agreement, incur, create, assume, or otherwise become liable for any Indebtedness for borrowed money in excess of $250,000 (individually or in the aggregate);

(iv) permit any insurance policies protecting any of the Group Companies’ material assets that is reasonably necessary to conduct business in the ordinary course to lapse, unless a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing comparable coverage to the coverage under the lapsed policy is in force and effect;

(v) announce, implement or effect any reduction in force, mass lay off, early retirement program, severance program, or other program or effort concerning the termination of more than ten (10) employees;

(vi) except as otherwise required by Law or existing Benefit Plans as in effect on the date hereof, (i) grant any severance, retention, change in control or termination or similar pay (except in connection with the promotion, hiring or termination of employment in the ordinary course consistent with past practice that do not exceed one hundred fifty thousand dollars ($150,000) per Person), (ii) terminate, adopt, enter into or materially amend or grant any new awards under any Benefit Plan, (iii) materially increase the cash compensation or bonus opportunity, except in the ordinary course of business consistent with past practice, (iv) take any action to amend or waive any performance or vesting criteria or to accelerate the payment or vesting of any compensation or benefit payable by any of the Group Companies, (v) hire or engage any executive of any of the Group Companies, or (vi) terminate the employment or engagement, other than for cause, death or disability, of any officer of any of the Group Companies;

(vii) enter into or extend any collective bargaining agreement or similar labor agreement, other than as required by applicable Law, or recognize any labor union, labor organization, or group of employees of any of the Group Companies as the bargaining representative for any employees of any of the Group Companies;

(viii) waive, release, assign, settle or compromise any claim, Action (including any Action relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that are fully covered by insurance or involve only the payment of monetary damages (and not the imposition of equitable relief on any of the Group Companies) not in excess of $2,000,000 (individually or in the aggregate) net of insurance, or otherwise pay, discharge or satisfy any material Actions, Liabilities or obligations, unless such amount has been reserved in the most recent Unaudited Financial Statements;

(ix) acquire, including by merger, consolidation, acquisition of Equity Interests or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof or purchasing substantially all or a material portion of the assets of any such entity;

(x) make capital expenditures, other than capital expenditures related to software development, in excess of $500,000 individually for any project (or set of related projects) or $2,000,000 in the aggregate;

(xi) except as required by contractual obligations, sell, lease, license, transfer, exchange or swap or, other than in connection with the Indebtedness permitted under Section 10.02(b)(iii), mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xii) sell, transfer, assign, license, sublicense, covenant not to assert, encumber, subject to a Lien (other than a Permitted Lien), abandon, allow to lapse, or otherwise dispose of any Intellectual Property of any of Group Companies except for non-exclusive licenses of Intellectual Property to customers for the use of or contractors with respect to the development of the Group Companies’ products and services entered into in the ordinary course of business consistent with past practices;

(xiii) disclose any trade secrets that constitute material Intellectual Property of any of the Group Companies without a written confidentiality agreement and other commercially reasonable measures commensurate with the materiality and secrecy of such information;

(xiv) withdraw any material Permit Application that is necessary for any of the Group Companies to conduct business in the ordinary course or as currently contemplated;

(xv) establish any non-wholly owned Subsidiary or enter into any new line of business or terminate any existing line of business;

(xvi) authorize or agree to do any of the foregoing actions.

(c) Without limiting the generality of Section 10.02(a) and except as contemplated by the terms of this Agreement or as required by applicable Law, during the Interim Period, without the prior written consent of VIH (in its sole discretion), the Target Company shall not, and shall cause each of its Subsidiaries not to:

(i) unless reasonably required for the consummation of a Permitted Financing, amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii) unless reasonably required for the consummation of a Permitted Financing, authorize for issuance, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of any Equity Interests or authorize or propose any change in its equity capitalization or capital structure, or enter into any Contract, understanding or arrangement with respect to the voting of Equity Interests of the Group Companies, other than (i) upon the exercise, conversion or settlement of Target Company Options, Target Company Warrants, Target Company Convertible Notes or other outstanding rights in accordance with their terms and (ii) as required to comply with any Benefit Plan as in effect on the date hereof;

(iii) split, combine, recapitalize or reclassify any of its shares or other Equity Interests or issue any other securities (other than an issuance in connection with a Permitted Financing) in respect thereof or declare, accrue, pay or set aside any dividend or other distribution or payment (whether in cash, equity or property or any combination thereof) in respect of its shares or other Equity Interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities other than the Target Company’s repurchase of its Equity Interests from employees of the Target Company (in each case, pursuant to contractual rights of the Target Company existing as of the date of this Agreement and for a price no greater than the then-current fair market value of such Equity Interest, which repurchases do not, individually or in the aggregate, exceed two million dollars ($2,000,000);

(iv) other than in connection with a Permitted Financing, enter into or modify any material agreements or material transactions or material arrangement with any Shareholder or Affiliate thereof or their respective Related Parties (other than the Group Companies or any of their Representatives), including the waiver or forgiveness of any amounts owed by such Person to any of the Group Companies and the assumption or incurrence of any Liability of any of such Persons by any Group Company and other than as otherwise permitted by this Section 10.02(b);

(v) revalue any of its material assets or make any material change in accounting methods, principles or practices, except in the ordinary course of business consistent with past practice, to the extent required to comply with IFRS, or after consulting the Group Companies’ auditors, as applicable;

(vi) make, change or rescind any material election relating to Taxes, settle or compromise any Liabilities for a material amount of Taxes or claim or Action relating to a material amount of Taxes, file any amended income or other material Tax Return or claim for refund for a material amount of Taxes, knowingly consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to any Group Company, or make any material change in its accounting or Tax policies or procedures;

(vii) file for bankruptcy, enter into any insolvency proceedings or receivership or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or

(viii) authorize or agree to do any of the foregoing actions.

Section 10.03 Conduct of Business of VIH. (a) Unless the Target Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement, including the VIH Merger and the Business Combination, as required by applicable Law, or actions with respect to the Warrant Accounting Issue, VIH shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, and in material compliance with all material applicable Laws and (ii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(b) Except as contemplated by the terms of this Agreement or as required by applicable Law, during the Interim Period, without the prior written consent of the Target Company (such consent not to be unreasonably withheld, conditioned or delayed), VIH shall not:

(i) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;

(ii) engage in any commercial business or undertake any operations, except for operation or actions as are reasonable and appropriate in furtherance of the transactions contemplated hereby;

(iii) make, change or rescind any material election relating to Taxes, settle or compromise any Liabilities for a material amount of Taxes or claim or Action relating to a material amount of Taxes, file any amended income or other material Tax Return or claim for refund for a material amount of Taxes, knowingly consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, or make any material change in its accounting or Tax policies or procedures;

(iv) create, assume, or otherwise agree to be liable for any Indebtedness (directly, contingently or otherwise) (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person, except Indebtedness up to an aggregate of $1,500,000 from VIH Sponsor or its Affiliates (which Indebtedness may convertible into Holdco Ordinary Shares (in the form of Holdco ADSs), VIH Ordinary Shares, Holdco Warrants or VIH Warrants, as the case may be);

(v) amend, waive or otherwise change the Trust Agreement or any Subscription Agreement;

(vi) withdraw any money from the Trust Account, except in accordance with the Trust Agreement;

(vii) authorize or agree to do any of the foregoing actions.

(viii) amend, waive or otherwise change, in any respect, its Organizational Documents;

(ix) file for bankruptcy, enter into any insolvency proceedings or receivership or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, merger or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto;

(x) make any material change in any method of accounting or accounting practice policy other than as required by applicable Law;

(xi) other than in connection with the PIPE Financing, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities, except in connection with the conversion of Indebtedness into Holdco Ordinary Shares (in the form of Holdco ADSs), VIH Ordinary Shares, Holdco Warrants or VIH Warrants as set forth in Section 10.03(b)(iv);

(xii) enter into or modify any material agreements or material transactions or material arrangement with any Affiliate of VIH including the waiver or forgiveness of any amounts owed by such Person to VIH and the assumption or incurrence of any Liability of any of such Persons by VIH;

(xiii) adopt a plan of, or otherwise enter into or effect a, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of VIH;

(xiv) permit any insurance policies protecting VIH’s assets to lapse, unless a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing comparable coverage to the coverage under the lapsed policy is in force and effect;

(xv) waive, release, assign, settle or compromise any claim, Action (including any Action relating to this Agreement or the transactions contemplated hereby), other than in the ordinary course of business or waivers, releases, assignments, settlements or compromises that are covered by insurance or involve only the payment of monetary damages (and not the imposition of equitable relief on VIH) not in excess of $250,000 (individually or in the aggregate) net of insurance, or otherwise pay, discharge or satisfy any material Actions, Liabilities or obligations;

(xvi) except for the working capital loan from the VIH Sponsor to fund VIH’s operations for up to $1,500,000, enter into any transaction or Contract with the VIH Sponsor or any of its Affiliates for the payment of finder’s fees, consulting fees, monies in respect of any payment of a loan or other compensation paid by VIH to the VIH Sponsor, officers or directors of VIH, or any Affiliate of the VIH Sponsor or VIH’s officers, for services rendered prior to, or for any services rendered in connection with, the consummation of the transactions contemplated hereby;

(xvii) enter into any new line of business;

(xviii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution or payment (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities; or

(xix) authorize or agree to do any of the foregoing actions.

Section 10.04 Conduct of Business of Holdco and Merger Sub. During the Interim Period, except as contemplated by this Agreement, (a) neither Holdco nor Merger Sub shall engage in any business activities or enter into any Contracts contemplated hereby or thereby, and, other than this Agreement and the Ancillary Documents to which they are a party, neither Holdco nor Merger Sub shall become a party to or bound by any Contract, (b) the Shareholders Representative shall not Transfer any Equity Interest in Holdco, (c) Holdco shall not Transfer any Equity Interest in Merger Sub, and (d) neither Holdco nor Merger Sub shall issue any Equity Interests.

Section 10.05 Financial Statements. The Target Company shall provide to VIH as promptly as practicable after the date of this Agreement (a) the audited statement of financial position of the Target Company and the audited statements of profit or loss, comprehensive income, changes in equity and cash flows of the Target Company as of and for the periods ended December 31, 2020 and December 31, 2019, together with all related notes and schedules thereto, and (b) any other audited or unaudited statement of financial position of the Target Company and statements of profit or loss, comprehensive income, changes in equity and cash flows of the Target Company that are required to be included in the Form F-4 or the Proxy Statement/Prospectus. All financial statements referred to in the preceding sentence of this Section 10.05 (i) will fairly present in all material respects the financial position of the Target Company as of the dates thereof, and the results of its operations, income (loss), shareholders’ equity and cash flows for the respective periods then ended (in the case of any unaudited interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes), (ii) will be prepared in accordance with IFRS applied on a consistent basis during the periods involved, (iii) in the case of any audited financial statements, will be audited in accordance with the standards of the Public Company Accounting

Oversight Board (“PCAOB”) and contain an unqualified report of the Target Company’s auditor and (iv) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

Section 10.06 No Solicitation. (a) During the Interim Period, to induce the other parties hereto to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, no party hereto shall, and each shall cause its Subsidiaries and their Representatives to not, in the case of the Target Company, Holdco and Merger Sub and the Shareholders without the prior written consent of VIH and in the case of VIH, without the prior written consent of the Target Company, directly or indirectly, (i) solicit, assist, initiate or knowingly facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such party or its Affiliates (including, with respect to any Shareholder or any of the Group Companies) or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, or (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal.

(b) Notwithstanding the foregoing, each party may respond to any unsolicited Acquisition Proposal by indicating only that such party is subject to an exclusivity agreement and is unable to provide any non-public information regarding such party or its Affiliates or entertain any proposals or offers or engage in any negotiations or discussions concerning an Acquisition Proposal for as long as this Agreement remains in effect. Each party hereto shall notify the other parties as promptly as practicable (and in any event within forty-eight (48) hours) orally and in writing of the receipt by such party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such party or its Affiliates (or with respect to any Shareholder or any of the Group Companies) in connection with an Acquisition Proposal, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and (unless prohibited pursuant to a confidentiality agreement in effect as of the date of this Agreement) the identity of the party making such inquiry, proposal, offer or request for information. Each party hereto shall keep the other parties promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each party hereto shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

Section 10.07 No Trading. (a) Each of the Shareholders and the Target Company acknowledges and agrees that it is aware, and that its respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of VIH, shall be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. Each of the Shareholders and the Target Company hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of VIH, communicate such information to any third party, take any other action with respect to VIH in violation of such Laws, or cause or knowingly encourage any third party to do any of the foregoing.

(b) Each Shareholder hereby agrees not to, directly or indirectly, during the Interim Period, (i) sell, offer, transfer, exchange, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise) (collectively, “Transfer”), or enter into any Contract or option with respect to the Transfer of, any of the Shareholder’s Equity Interests of the Target Company or the beneficial ownership (as defined in Section 13(d) of the Exchange Act) thereof, or (ii) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect as of the Closing Date (unless such representation is made only as of the date of this Agreement or a specified date that is earlier than the date of this Agreement) or have the effect of preventing the Shareholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of the Shareholder (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a written joinder reasonably satisfactory in form and substance to VIH and Target Company, to assume all of the obligations of the Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 10.07(b) shall not relieve the Shareholder of its obligations under this Agreement. Any Transfer in violation of this Section 10.07(b) with respect to the Shareholder’s Equity Interests of the Target Company shall be null and void.

Section 10.08 Notification of Certain Matters. During the Interim Period, each party hereto shall give prompt notice to the other parties if such party or its Affiliates: (a) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (b) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or resulted in or, would reasonably be expected to cause or result in, any of the conditions to set forth in ARTICLE XI not being satisfied or the satisfaction of those conditions being materially delayed; or (c) becomes aware of the commencement or threat, in writing, of any Action against such party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall by itself constitute an acknowledgement or admission by the party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

Section 10.09 Efforts. (a) Subject to the terms and conditions of this Agreement, each party hereto shall use its reasonable best efforts, and shall cooperate fully with the other parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of Section 10.09(a), each party hereto agrees to make any required filing, notification, notice, submission or application under the Antitrust Laws of the jurisdiction listed in Section 10.09 of the Company Disclosure Schedules (collectively, the “Required Antitrust Filings”), at such party’s sole cost and expense, with respect to the transactions set forth on Section 10.09 of the Company Disclosure Schedules. Each of the parties will supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to the Required Antitrust Filings and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods pursuant to the Required Antitrust Filings as soon as practicable. Each party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its reasonable best efforts to: (u) cooperate in all respects with each other party in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (v) keep the other parties reasonably informed of any communication received by such party or its Representatives from, or given by such party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (w) promptly providing the other with copies of all written communications to or from any Governmental Authority regarding any of the transactions contemplated by this Agreement; (x) permit the other parties’ respective outside counsel to review any substantive communication, filing or submission, considering in good faith the views of the other, and incorporating where reasonable, given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other parties the opportunity to attend and participate in such meetings and conferences; (y) in the event a party’s Representative is prohibited from participating in or attending any meetings or conferences, the other parties shall, to the extent permitted by applicable Law, keep such party promptly and reasonably apprised with respect thereto; and (z) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority; provided that materials required to be provided pursuant to this Section 10.9(b) may be redacted as necessary to comply with contractual arrangements or as necessary to address attorney-client or other privilege concerns. Any disclosures or provision of copies by one party to the other pursuant to this Section 10.9(b) may be restricted to outside counsel. Any fees and expenses related to the foregoing provisions of this Section 10.9(b) shall be borne equally by the parties.

(c) As soon as reasonably practicable following the date of this Agreement, the parties hereto shall reasonably cooperate with each other and use their respective reasonable best efforts to prepare and file with Governmental Authorities all other required notifications, filings, submissions, reports, and requests for approval or clearance of the transactions contemplated by this Agreement and shall use all reasonable best efforts to have such Governmental Authorities approve or clear the transactions contemplated by this Agreement, resolve any objections, allow all applicable review or waiting periods to expire and lift any restraint, injunction or other legal bar to the transactions contemplated by this Agreement. Each party shall give prompt written notice to the other parties if such party or any of its Representatives (or, with respect to the Group Companies, any Shareholder) receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its review, approval or clearance of the transactions contemplated hereby, prior to the Closing, each party shall arrange for Representatives of such party to be present for such hearing or meeting.

(d) Prior to the Closing, each party hereto shall use its reasonable best efforts to obtain any consents of any third Persons required under Material Contracts set forth on Section 10.09(d) of the Company Disclosure Schedule as may be necessary for the consummation by such party of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such party, and the other parties shall provide reasonable cooperation in connection with such efforts; provided that none of the parties hereto shall have any obligation to pay or commit to pay any out-of-pocket amount to obtain any such consents. Prior to Closing, each party further agrees that it shall not, directly or indirectly, acquire or agree to acquire any assets, business or any person, whether by merger, consolidation, purchasing a substantial portion of the assets of or equity in any person or by any other manner or engage in any other transaction or take any other action, if the entering into of an agreement relating to or the consummation of such acquisition, merger, consolidation or purchase or other transaction or action would reasonably be expected to (i) impose any delay in the expiration or termination of any applicable waiting period or impose any delay in the obtaining of, or increase the risk of not obtaining, any authorization, consent, clearance, approval or order of a Governmental Authority necessary to consummate the transactions contemplated hereby, (ii) increase the risk of any Governmental Authority entering, or increase the risk of not being able to remove or successfully challenge, any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated hereby or (iii) otherwise delay (other than the transactions specified in Section 10.02(b)(i)(1) of the Company Disclosure Schedule) or impede the consummation of the transactions contemplated hereby.

Section 10.10 Preparation of Form F-4 and Proxy Statement; VIH Extraordinary General Meeting. (a) As promptly as practicable following the execution and delivery of this Agreement, VIH and the Target Company shall use reasonable best efforts to prepare and mutually agree upon (such agreement not to be unreasonably withheld or delayed), and Holdco shall file with the SEC, the Form F-4 (it being understood that the Form F-4 shall include the Proxy Statement/Prospectus which will be included therein as a prospectus and which will be used as a proxy statement for the VIH Extraordinary General Meeting with respect to the Proposals (as defined below)). Notwithstanding anything to the contrary in this Agreement, in the event there is any tax opinion, comfort letter or other opinion required to be provided in connection with the Form F-4 or Proxy Statement/Prospectus, nothing in this Agreement shall require counsel or tax advisors to VIH or any Group Company to provide an opinion that the transactions contemplated herein qualify for the Intended Tax Treatment.

(b) Each of Holdco, VIH and the Target Company shall cause the information provided by it and its respective Affiliates for inclusion in the Form F-4 to not, on the date the Form F-4 is filed with the SEC, at any time it is amended or supplemented, or at the time it becomes effective under the Securities Act, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made. Each of Holdco, VIH and the Target Company shall cause the information provided by it and its Affiliates for inclusion in the Proxy Statement/Prospectus to not, on the date the Proxy Statement/Prospectus is first disseminated to the holders of shares of VIH Ordinary Shares or at the time of the VIH Extraordinary General Meeting, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made.

(c) Prior to filing the Form F-4 (or any amendment or supplement thereto) Holdco shall provide VIH and its outside legal counsel a reasonable opportunity to review and comment on such document and shall discuss with VIH and its outside legal counsel such comments reasonably and promptly proposed by VIH and shall not file the Form F-4 without the consent of VIH (which consent shall not be unreasonably withheld or delayed). Holdco, VIH and the Target Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Form F-4 or Proxy Statement/Prospectus and any amendment to the Form F-4 or Proxy Statement/Prospectus filed in response thereto. If Holdco, VIH or the Target Company becomes aware that any information contained in the Form F-4 or Proxy Statement/Prospectus shall have become false or misleading in any material respect or that the Form F-4 or Proxy Statement/Prospectus is required to be amended to comply with applicable Law, then (i) such party shall promptly inform the other parties and (ii) VIH, on the one hand, and Holdco and the Target

Company, on the other hand, shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Form F-4 or Proxy Statement/Prospectus. Holdco, VIH and the Target Company shall use reasonable best efforts to cause the Proxy Statement/Prospectus as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of VIH Ordinary Shares, as applicable, in each case pursuant to applicable Law and subject to the terms and conditions of this Agreement and the VIH Articles of Association. Holdco, VIH and the Target Company shall provide each other with copies of any written comments, and shall inform such other parties of any oral comments, that it receives from the SEC or its staff with respect to the Form F-4 or Proxy Statement/Prospectus promptly after the receipt of such comments and shall give such other parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments, including by participating with Holdco or its counsel in any discussions or meetings with the SEC, prior to responding to the SEC or its staff (which response shall not be filed without the consent of the other party, not to be unreasonably withheld or delayed). VIH, Holdco and the Target Company shall use reasonable best efforts to cause the Form F-4 to be declared effective as promptly as practicable after it is filed with the SEC and to keep the Form F-4 effective through the Closing to permit the consummation of the transactions contemplated hereby. Holdco shall advise VIH, promptly after Holdco receives notice thereof, of the time when the Form F-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order in respect of the Form F-4, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Form F-4 or for additional information.

(d) VIH shall file the Proxy Statement on Schedule 14A in accordance with the rules and regulations of the Exchange Act. VIH agrees to include provisions in the Proxy Statement and to take reasonable action related thereto, with respect to (i) the adoption and approval of this Agreement, (ii) the approval of the VIH Merger, (iii) the approval of the transactions described in Section 3.01, (iv) the approval of the Holdco Incentive Plan and (v) approval of any other proposals reasonably agreed by VIH and the Target Company to be necessary or appropriate in connection with the transaction contemplated hereby in accordance with applicable Law and exchange rules and regulations (collectively, the “Proposals”). Without the prior written consent of the Target Company, the Proposals shall be the only matters (other than procedural matters) which VIH shall propose to be acted on by the VIH Shareholders at the VIH Extraordinary General Meeting.

(e) VIH, Holdco and the Target Company shall use reasonable best efforts to, as promptly as practicable, (i) cause the Proxy Statement/Prospectus to be disseminated to the VIH Shareholders in compliance with applicable Law within seven (7) Business Days after the SEC Clearance Date, (ii) establish the record date (to which the Target Company shall be entitled to consent, not to be unreasonably withheld, conditioned or delayed) for, duly call, give notice of, convene and hold the VIH Extraordinary General Meeting in accordance with applicable Laws for a date no later than thirty (30) days following the SEC Clearance Date and (iii) solicit proxies from the holders of VIH Ordinary Shares to vote in favor of each of the Proposals. VIH shall, through the board of directors of VIH, recommend to the VIH Shareholders that they approve the Proposals and shall include such recommendation in the Proxy Statement/Prospectus. The board of directors of VIH shall not withdraw, amend, qualify or modify its unanimous recommendation to the VIH Shareholders that they vote in favor of the Proposals (together with any withdrawal, amendment, qualification or modification of its recommendation to the VIH Shareholders described in the Recitals hereto, a “Modification in Recommendation”). VIH’s obligations to establish a record date for, duly call, give notice of, convene and hold the VIH Extraordinary General Meeting shall not be affected by any Modification in Recommendation. Notwithstanding the foregoing provisions of this Section 10.10(e), if on a date for which the VIH Extraordinary General Meeting is scheduled, VIH has not received proxies and/or votes representing a sufficient number of VIH Ordinary Shares to obtain the VIH Shareholder Approval, whether or not a quorum is present, VIH shall have the right to make one or more successive postponements or adjournments of the VIH Extraordinary General Meeting, provided that the VIH Extraordinary General Meeting (x) is not postponed or adjourned to a date that is more than forty five (45) days after the date for which the VIH Extraordinary General Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law) and (y) is held no later than three (3) Business Days prior to the Outside Date.

Section 10.11 Public Announcements. (a) The parties hereto agree that during the Interim Period, no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby (in each case, other than the Form F-4 or Proxy Statement/Prospectus, which is governed by Section 10.10) shall be issued by any party or any of their Affiliates without the prior written consent (not to be unreasonably withheld, conditioned or delayed) of VIH and the Target Company, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable party shall use commercially reasonable efforts to allow the other parties reasonable time to review, comment on, and arrange for any required filing with respect to such release or announcement in advance of such issuance; provided, however, that, subject to this Section 10.11, each party hereto and its Affiliates may make internal announcements regarding this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby to their and their Affiliates’ respective directors, officers and employees without the consent of any other party hereto and may make public statements regarding this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby containing information or events already publicly known other than as a result of a breach of this Section 10.11.

(b) VIH and the Target Company shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, VIH shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Target Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. VIH and the Target Company shall mutually agree upon and, as promptly as practicable after the Closing, issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, Holdco shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each party shall, upon request by any other party, furnish the parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a party to any third party and/or Governmental Authority in connection with the transactions contemplated hereby.

Section 10.12 Confidential Information. Each party hereto acknowledges that the information being provided to it or any of its Affiliates or any of its or its Affiliates’ Representatives in connection with the consummation of the transactions contemplated hereby is being provided subject to the terms of a confidentiality agreement dated as of August 19, 2019, by and between Victory Park Capital Advisors, LLC and the Target Company (the “Confidentiality Agreement”). The Shareholders agree that they shall be bound by the terms of the Confidentiality Agreement, as if they were the Target Company party thereto, and each party hereto acknowledges that it is, and shall remain until the Closing, subject to the terms of the Confidentiality Agreement, which are incorporated herein by reference. If this Agreement is, for any reason, terminated prior to the Closing, then the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Effective upon, and only upon, the Closing, the confidentiality obligations under the Confidentiality Agreement shall terminate.

Section 10.13 Post-Closing Board of Directors and Officers. (a) Except as otherwise agreed in writing by VIH and the Target Company, prior to the Closing, and conditioned upon the occurrence of the Closing, the parties hereto shall take all necessary action, including causing the directors of Holdco to resign, so that, effective as of the Closing, Holdco’s board of directors (the “Post-Closing Holdco Board”) will consist of five to seven (5 to 7) members, with one (1) member initially designated by VIH, two (2) members initially designated by the Target Company, and the remaining members initially designated jointly by VIH and the Target Company (collectively, the “Post-Closing Directors”). The Post-Closing Directors shall include (i) a majority of “independent” directors for purposes of the listing rules of Nasdaq and (ii) at least three members qualified to serve on the audit committee of the Post-Closing Holdco Board (with one (1) of such persons qualified as an audit committee financial expert under the listing rules of Nasdaq). Holdco will not avail itself of any grace periods or “controlled company” exemptions provided by the listing rules of Nasdaq applicable to the Post-Closing Holdco Board. At the Closing, Holdco will execute and deliver to each Post-Closing Director a customary director indemnification agreement, in form and substance reasonably acceptable to the Target Company and VIH. In accordance with the Organizational Documents of Holdco as in effect as of the Closing, the parties hereto acknowledge and agree that the Post-Closing Holdco Board will be a classified board with three classes of directors, with:

(i) A first class of directors (the “Class I Directors”), initially serving a term effective from the Closing until the first annual meeting of the shareholders of Holdco held after the Closing (with any subsequent Class I Directors serving a three (3)-year term);

(ii) a second class of directors (the “Class II Directors”), initially serving a term effective from the Closing until the second annual meeting of the shareholders of Holdco held following the Closing (with any subsequent Class II Directors serving a three (3)-year term), with one Class II Director being the director designated by the Sponsor; and

(iii) a third class of directors (the “Class III Directors”), serving a term effective from the Closing until the third annual meeting of the shareholders of Holdco held following the Closing (with any subsequent Class III Directors serving a three (3)-year term), with the Class III Directors to be designated by the Target Company as soon as reasonably practicable following the date of this Agreement (but in no event later that thirty (30) Business Days prior to Closing).

(b) The parties hereto shall take all action necessary to cause the officers of Holdco to resign so that the individuals serving as the officers of the Target Company immediately prior to the Closing will be the officers holding the same or equivalent titles in Holdco immediately following the Closing

(c) The rights conferred upon a Person pursuant to this Section 10.13 shall include the right of that Person following the Closing to remove or replace (in connection with resignation, removal, death or otherwise), during the applicable initial term of office following the Closing, the Director designated by such Person.

Section 10.14 Indemnification of Directors and Officers; Tail Insurance. (a) The parties hereto agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of VIH, Holdco, Merger Sub or the Target Company and each Person who served as a director, officer, member, trustee or fiduciary of another company or corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of VIH, Holdco, Merger Sub or the Target Company (the “D&O Indemnified Persons”) in their respective Organizational Documents or under any agreement relating to the exculpation or indemnification of, or advancement of expenses to, any D&O Indemnified Person or any employment or other similar agreements between any D&O Indemnified Person and VIH, Holdco, Merger Sub or the Target Company, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the fullest extent permitted by applicable Law. For a period of six (6) years after the Closing, Holdco shall cause the Organizational Documents of VIH, Holdco and the Target Company to contain provisions no less favorable to D&O Indemnified Persons in any respect with respect to exculpation and indemnification of and advancement of expenses than those set forth as of the date of this Agreement in the Organizational Documents of VIH, Holdco, Merger Sub or the Target Company, as applicable, to the fullest extent permitted by applicable Law.

(b) At the Closing, Holdco shall, or shall cause VIH (at Holdco’s expense) to, obtain and fully pay the premium for a “tail” insurance policy naming the D&O Indemnified Persons as direct beneficiaries that provides coverage for a six-year period from and after the Closing for facts, acts, omissions or events occurring at or prior to the Closing (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable than, and from an insurance carrier with the same or better credit rating as, the existing policies covering such D&O Indemnified Persons; provided, that, in the event that any claim is brought under any such policy prior to the sixth (6th) anniversary of the Closing Date, such insurance policies will be maintained until final disposition thereof. VIH and Holdco shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and VIH and Holdco shall timely pay or cause to be paid all premiums with respect to the D&O Tail Insurance.

(c) In the event that Holdco, the Surviving VIH Company or the Target Company or any of their respective successors or assigns of the foregoing (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, in each case, the successors and assigns of such Persons or properties or assets, as the case may be, will, and Holdco will cause such successors to, expressly assume in writing and be bound by the obligations set forth in this Section 10.13(b) as a condition of succession of assignment.

(d) This Section 10.14 shall survive the Closing until fully performed and is intended to be for the benefit of each of the D&O Indemnified Persons and may be enforced by any such D&O Indemnified Person and their respective heirs and Representatives as if such D&O Indemnified Person were a party to this Agreement. The obligations of Holdco, Surviving VIH Company and the Target Company and their respective Affiliates under this Section 10.14 will not be terminated or modified in such a manner as to adversely affect any Person to whom this Section 10.14 applies without the consent of such affected Person. The rights of the D&O Indemnified Persons under this Section 10.14 is in addition to, and not in substitution for, any other rights that any such D&O Indemnified Person has.

Section 10.15 Use of Trust Account Proceeds. Except for payments to be made out of the Trust Account in relation to the VIH Share Redemption, none of the funds held in the Trust Account shall be released prior to the Closing Date. VIH shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and shall use its commercially reasonable efforts to cause the Trustee to, and the Trustee shall be obligated to disburse the funds in the Trust Account to pay all amounts due pursuant to the VIH Share Redemptions and thereafter disburse the remaining funds in the Trust Account to (a) pay any Expenses of VIH, Holdco or Merger Sub and (b) to pay any loans owed by VIH to the VIH Sponsor for Expenses (including deferred Expenses) and other administrative costs and expenses incurred by or on behalf of VIH. Such amounts shall be paid at the Closing pursuant to written instructions delivered by VIH to the Trustee at the Closing. Any remaining cash shall be distributed to Holdco (or as otherwise designated in writing by the Target Company to VIH prior to the Closing) pursuant to such written instructions and used for working capital and general corporate purposes and thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 10.16 VIH Nasdaq Listing. From the date hereof through the day prior to the VIH Merger Effective Time, VIH shall use reasonable best efforts to ensure that VIH remains listed as a public company on, and for the VIH Ordinary Shares and VIH Public Warrants to remain listed on, Nasdaq.

Section 10.17 VIH Public Filings. From the date hereof through the Closing, VIH shall keep current and timely file all reports required to be filed or furnished with the SEC (for purposes of this Section 10.17, other than the Form S-4 and the Proxy Statement/Prospectus, which are governed by Section 10.10) and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

Section 10.18 Holdco Nasdaq Listing. From the date hereof through the day prior to the VIH Merger Effective Time, Holdco will prepare and submit to Nasdaq a listing application, if required under Nasdaq rules, and VIH and Holdco shall use reasonable best efforts to ensure that Holdco Ordinary Shares (in the form of Holdco ADSs) to be issued in connection with the VIH Merger are approved for listing on Nasdaq as of the date of the VIH Merger Effective Time.

Section 10.19 Holdco Incentive Plan. At or prior to Closing, Holdco shall adopt an omnibus equity incentive plan for Holdco and its Subsidiaries’ management, employees and other eligible participants in substantially the form set forth on Exhibit E (with such changes that may be agreed in writing by the Target Company and VIH (such agreement not to be unreasonably withheld, conditioned or delayed by either the Target Company or VIH, as applicable)) (the “Holdco Incentive Plan”) to become effective as of the Closing Date, providing for the grant of cash-based and equity based awards representing a number of Holdco ADSs equal to 10% of the number of Holdco Ordinary Shares issued and outstanding on a fully diluted basis as of immediately following the VIH Merger Effective Time (inclusive of Vested Target Company Options on a fully diluted basis), with a customary annual “evergreen” increase (beginning on January 1, 2023) of five percent (5%) of the total number of Holdco Ordinary Shares outstanding on a fully diluted basis as of the day prior to such increase, with such changes as mutually agreed by VIH and the Target Company. Holdco shall file an effective registration statement on Form S-8 (or other applicable form, including Form S-3) with respect to the Holdco Ordinary Shares issuable under the Holdco Incentive Plan.

Section 10.20 Further Assurances. The parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and in accordance with applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

Section 10.21 Termination of Affiliate and Shareholder Agreements. Each of the Target Company and Shareholders hereby agrees that, in accordance with the terms thereof (i) the Target Company Shareholders Agreement and (ii) each and every side letter agreement entered into in connection with the Target Company Shareholders Agreement, other than (a) any agreement entered into in connection with the negotiation of this Agreement, (b) any Benefit Plan, (c) any confidentiality Contract, (d) any employment or service Contracts, and (e) any loan agreement entered into between the Group Companies, that may exist between the Target Company and its applicable Subsidiaries, on the one hand, and any Shareholder or any of such Shareholder’s Affiliates, on the other hand, are hereby terminated effective on or immediately prior to the Closing, and thereupon shall be of no further force or effect, without any further action on the part of any Shareholder or any of the Group Companies, and neither any Shareholder, nor any of their respective Affiliates, shall have any further rights, duties, liabilities or obligations thereunder following the Closing and each Shareholder hereby releases in full any and all claims with respect thereto, as against any of the Target Company or its applicable Affiliates, or otherwise.

Section 10.22 Tax Matters.

(a) All Tax sharing agreements or similar arrangements with respect to or involving VIH, Merger Sub, Holdco and any of the Group Companies (other than any agreement entered into in the ordinary course of business by a Group Company and not primarily concerning Taxes or any agreement the only parties to which are the Group Companies) shall be terminated prior to the Closing Date and, after the Closing Date, none of the Group Companies shall be bound thereby or have any Liability thereunder for amounts due in respect of periods ending on or before the Closing Date, and there shall be no continuing obligation after the Closing Date to make any payments under any such agreements or arrangements.

(b) All transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) (“Transfer Taxes”) incurred in connection with the transactions contemplated by this Agreement, shall be paid by VIH at the Closing. The party responsible under applicable Law shall be responsible for preparing and filing any Tax Returns related to Transfer Taxes incurred in connection with the transactions contemplated by this Agreement, and the parties shall cooperate with respect to the preparation and filing of any such Tax Returns. The parties shall (and shall cause their respective Affiliates to) cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

(c) The Target Company shall timely make a valid entity classification election on IRS Form 8832 to be treated as a “disregarded entity” for U.S. income tax purposes effective as of the date immediately following the Closing Date.

(d) Holdco acknowledges that any holder of VIH Securities who owns five percent (5%) or more of the ordinary shares of Holdco immediately after the Closing (a “VIH 5% Shareholder”), as determined under Section 367 of the Code and the Treasury Regulations promulgated thereunder, may enter into (and cause to be filed with the IRS) a gain recognition agreement in accordance with Treasury Regulations Section 1.367(a)-8. Upon the written request of any VIH 5% Shareholder made following the Closing Date, Holdco shall (i) use commercially reasonable efforts to furnish to such VIH 5% Shareholder (to the extent such written request includes the contact information of such VIH 5% Shareholder) such information as such VIH 5% Shareholder reasonably requests in connection with such VIH 5% Shareholder’s preparation of a gain recognition agreement, and (ii) use commercially reasonable efforts to provide such VIH 5% Shareholder with the information reasonably requested by such VIH 5% Shareholder for purposes of determining whether there has been a gain “triggering event” under the terms of such VIH 5% Shareholder’s gain recognition agreement.

(i) In connection with Holdco’s annual report filing on Form 20F, (1) Holdco shall determine its status as a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”) and (2) Holdco shall make such PFIC status determinations available to the shareholders of Holdco electronically. If Holdco determines that it is a PFIC for a taxable year ending on or after the Closing Date, Holdco shall use commercially reasonable efforts to make electronically available a PFIC Annual Information Statement meeting the requirements of Treasury Regulation Section 1.1295-1(g), and provide such other information requested by Holdco shareholders and their direct and/or indirect owners that are “United States” persons (within the meaning of Section 7701(a)(30) of the Code) and reasonably necessary to comply with the provisions of the Code with respect to PFICs, including making and complying with the requirements of a “Qualified Electing Fund” election pursuant to Section 1295 of the Code. Upon receiving a written request by a shareholder that has made (or whose direct and/or indirect owners have made) a “Qualified Electing Fund” election in accordance with applicable U.S. Treasury Regulations, Holdco shall use commercially reasonable efforts to make available income statement and balance sheet data reasonably necessary for such shareholder (or direct and/or indirect owner of such shareholder) to comply with the requirements of such “Qualified Electing Fund” election. The obligations under this Section 10.22(d)(i) shall survive after the Closing.

Section 10.23 PIPE Subscriptions. Unless otherwise approved in writing by the Target Company (which approval shall not be unreasonably withheld, conditioned or delayed), neither VIH nor Holdco shall permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under, or any replacements of, any of the Subscription Agreements. Holdco and VIH shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and to (a) satisfy in all material respects on a timely basis all conditions and covenants applicable to Holdco or VIH, as applicable, in the Subscription Agreements and otherwise comply with its obligations thereunder, (b) confer with the Target Company regarding timing of the expected Closing Date (as defined in the Subscription Agreements), (c) in the event that all conditions in the Subscription Agreements (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate transactions contemplated by the Subscription Agreements at or prior to Closing, (d) deliver notices to counterparties to the Subscription Agreements sufficiently in advance of the Closing to cause them to fund their obligations as far in advance of the Closing as permitted by the Subscription Agreements and (e) without limiting the Target Company’s rights to enforce certain of such Subscription Agreements in the event that all conditions in the Subscription Agreements (other than those conditions that by their nature are to be satisfied at the Closing and will be satisfied at the Closing) have been satisfied, to cause the applicable PIPE Investors to pay to (or as directed by) Holdco the applicable portion of the investment amount, as applicable, set forth in the applicable Subscription Agreement in accordance with their terms. Without limiting the generality of the foregoing, VIH shall give the Target Company, and Holdco shall give VIH, as applicable, prompt written notice: (a) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to Holdco or VIH, respectively; (b) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement; and (c) if Holdco or VIH do not expect Holdco to receive all or any portion of the PIPE Investment Amount on the terms, in the manner or from the PIPE Investors as contemplated by the Subscription Agreements.

Section 10.24 Shareholder Litigation. In the event that any litigation related to this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby is brought, or, threatened in writing to the Knowledge of VIH on the one hand, or the Target Company, Holdco or Merger Sub, on the other hand, against VIH or the Board of Directors of VIH, on the one hand, or the Target Company (or its board of directors), Holdco or Merger Sub, on the other hand, by any of the shareholders of any such entity prior to the Closing, such party shall promptly notify VIH or the Target Company, as applicable, of any such litigation and keep such other party reasonably informed with respect to the status thereof. VIH, on the one hand, or the Target Company, Holdco, or Merger Sub, on the other hand, shall provide the other party the opportunity to participate in (subject to a customary joint defense agreement, if required), but not control, the defense of any such litigation, shall give due consideration to such other party’s advice with respect to such litigation and shall not settle or agree to settle any such litigation without the prior written consent of such other party, such consent not to be unreasonably withheld, conditioned or delayed.

Section 10.25 Section 16 Matters. Prior to the VIH Merger Effective Time, each of the Target Company, VIH and Holdco shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Target Company Ordinary Shares and/or Target Company Preference Shares or acquisitions of Holdco ADSs (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) resulting from the transactions contemplated hereby by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the transactions contemplated hereby to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 10.26 VIH Warrants. If requested by the Target Company, VIH will use its reasonable best efforts to seek an amendment to VIH’s outstanding VIH Warrants, in a form reasonably acceptable to VIH and the Target Company, to cause such VIH Warrants not to be treated as liabilities on the balance sheet of VIH and to enable Holdco, following the Closing, to account for such VIH Warrants as equity on the financial statements of Holdco; provided, that (a) any vote or consent with respect to the foregoing amendment shall not be a Proposal, (b) the approval or execution of any such amendment by or on behalf of the holders of such VIH Warrants shall not be a condition to the Closing hereunder or otherwise affect, in any way, the consummation of the transactions contemplated hereby, and (c) the foregoing shall not require VIH to pay any monetary amount or agree to any concessions in connection with such reasonable best efforts.

Section 10.27 Employment Agreements. From the date hereof through the Closing, the Target Company and the Holdco shall in good faith keep VIH apprised of the negotiations and status of the employment agreements that may be entered into between Holdco and certain members of management of the Target Company (the “Employment Agreements”), and consider in good faith the reasonable comments of VIH to such Employment Agreements.

ARTICLE XI

CONDITIONS TO CLOSING

Section 11.01 Conditions to Each Party’s Obligations. The obligations of each of the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or written waiver by the Target Company and VIH (where applicable) of the following conditions:

(a) VIH Shareholder Approval. The Proposals that are submitted to the vote of the VIH Shareholders at the VIH Extraordinary General Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the VIH Shareholders at the VIH Extraordinary General Meeting in accordance with the VIH Articles of Association, applicable Law and the Proxy Statement (the “VIH Shareholder Approval”).

(b) No Law or Governmental Order. No Governmental Authority that has jurisdiction over the parties hereto with respect to the transactions contemplated hereby shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(c) Form F-4. The Form F-4 shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Form F-4 shall have been issued by the SEC which remains in effect with respect to the Form F-4.

(d) Nasdaq. On or prior to the VIH Merger Effective Time, the Holdco ADSs to be issued in connection with the VIH Merger shall have been approved for listing on Nasdaq, subject only to official notice of issuance thereof.

(e) Net Tangible Assets. VIH shall not redeem VIH Class A Ordinary Shares in an amount that would cause VIH’s net tangible assets to be less than $5,000,001 (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act).

Section 11.02 Conditions to Obligations of the Target Company, Holdco, and Merger Sub . In addition to the conditions specified in Section 11.01, the obligations of the Target Company, Holdco, and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver by the Target Company of the following conditions:

(a) Representations and Warranties.

(i) The VIH Fundamental Representations shall (to the extent not qualified by VIH Material Adverse Effect or other materiality qualifications) be true and correct in all material respects as of the date of this Agreement and as of the Closing as if made as of the Closing (provided that such VIH Fundamental Representations made as of a specific date shall be true and correct in all material respects as of such date) and the VIH Fundamental Representations (that are qualified by Target Company Material Adverse Effect or other materiality qualifications) shall be true and correct in all respects as of the date of this Agreement and as of the Closing as if made as of the Closing (provided that any such representations and warranties made as of a specific date shall be true and correct in all respects as of such date); and

(ii) the representations and warranties (other than the VIH Fundamental Representations) made in ARTICLE VIII shall be true and correct as of the date of this Agreement and as of the Closing as if made as of the Closing (provided that representations and warranties made as of a specific date shall be true and correct as of such date) (in each case, without giving effect to any VIH Material Adverse Effect or other materiality qualifications contained therein), except, in each case, where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a VIH Material Adverse Effect.

(b) Agreements and Covenants. VIH shall have performed and complied in all material respects with all of their respective agreements and covenants in this Agreement to be performed or complied with by it at or prior to the Closing Date.

(c) No VIH Material Adverse Effect. No VIH Material Adverse Effect with respect to VIH shall have occurred since the date of this Agreement.

(d) Officer Certificates. VIH shall have delivered to the Target Company a certificate, dated as of the Closing Date, signed by an officer of VIH in such capacity, certifying as to the satisfaction of the conditions specified in Section 11.02(a), Section 11.02(b) and Section 11.02(c).

(e) Available Cash. VIH’s Available Cash shall be equal to or greater than the Minimum Available Cash Amount.

(f) PIPE Financing. The transactions contemplated by the PIPE Financing shall have been consummated and the gross cash proceeds from the PIPE Financing shall be equal to or greater than the Minimum PIPE Financing Amount (prior to taking into account the repayment or reimbursement of any Expenses or application of proceeds towards repayment of Indebtedness).

Section 11.03 Conditions to Obligations of VIH. In addition to the conditions specified in Section 11.01, the obligations of VIH to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver by VIH of the following conditions:

(a) Representations and Warranties.

(i) (A) The Company Fundamental Representations (other than the representations and warranties set forth in Section 6.05) shall (to the extent not qualified by Target Company Material Adverse Effect or other materiality qualifications) be true and correct in all material respects as of the date of this Agreement and as of the Closing as if made as of the Closing (provided that any such representations and warranties made as of a specific date shall be true and correct in all material respects as of such date) and the Company Fundamental Representations (other than the representations and warranties set forth in Section 6.05) (that are qualified by Target Company Material Adverse Effect or other materiality qualifications) shall be true and correct in all respects as of the date of this Agreement and as of the Closing as if made as of the Closing (provided that any such representations and warranties made as of a specific date shall be true and correct in all respects as of such date), (B) the representations and warranties set forth in Section 6.05 shall be true and correct in all respects as of the date of this Agreement and as of the Closing as if made as of the Closing (provided that any such representations and warranties made as of a specific date shall be true and correct in all respects as of such date), except, in each case, for inaccuracies that, individually or in the aggregate, are de minimis, (C) the Shareholder Fundamental Representations shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as if made as of the Closing, in each case, without giving effect to any materiality qualifications contained therein, provided that any such representations and warranties made as of a specific date shall be true and correct in all material respects as of such date and (D) the representations and warranties set forth in Section 6.22(ii) shall be true and correct in all respects as of the date of this Agreement; and

(ii) the representations and warranties made in ARTICLE VI, Article VII, and ARTICLE IX (other than Company Fundamental Representations, Section 6.22(ii) and the Shareholder Fundamental Representations) shall be true and correct as of the date of this Agreement and as of the Closing as if made as of the Closing (provided that representations and warranties made as of a specific date shall be true and correct as of such date) (in each case, without giving effect to any Target Company Material Adverse Effect or other materiality qualifications contained therein), except, in each case, where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Target Company Material Adverse Effect.

(b) Agreements and Covenants. Each Shareholder, Holdco, Merger Sub and the Target Company shall have each performed and complied in all material respects with all of their respective agreements and covenants in this Agreement to be performed or complied with by it at or prior to the Closing Date.

(c) No Target Company Material Adverse Effect. No Target Company Material Adverse Effect with respect to the Group Companies shall have occurred since the date of this Agreement.

(d) Officer Certificates. The Target Company shall have delivered a certificate to VIH, dated as of the Closing Date, signed by an officer of the Target Company in such capacity, certifying as to the satisfaction of the conditions specified in Section 11.03(a), Section 11.03(b), and Section 11.03(c).

(e) Share Certificates and Transfer Instruments. Holdco shall have received from each Shareholder certificates representing the Target Company Ordinary Shares and Target Company Preference Shares (or lost certificate affidavits), if applicable.

(f) Corporate Approvals and Stamp Duty. VIH shall have received from the Shareholders (i) share transfer forms, duly executed by each Shareholder, in respect of the transactions described in Section 3.01 with respect to the Target Company, (ii) a certified true copy of the resolutions passed by the board of directors of the Target Company approving the transactions described in Section 3.01 (with respect to the Group Companies) and the issuance of new share certificates to the transferees thereof, the lodgment of the notice of transfer of the shares of the Target Company with the Accounting and Corporate Regulatory Authority of Singapore, in order for the transfer of such shares to be updated in the electronic register of members of the Target Company, and (iii) a letter addressed to the Commissioner of Stamp Duties of Singapore (in the form and format of Worksheet E and/or such other documents as may be prescribed by the Inland Revenue Authority of Singapore), certifying the net asset value per share of the Target Company and a certified true copy of the latest available audited or management accounts of the Target Company.

(g) Holdco Charter Amendment. The memorandum and articles of association of Holdco shall have been amended and restated in the form and substance of which is attached as Exhibit C hereto.

Section 11.04 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no party hereto may rely on the failure of any condition set forth in this ARTICLE XI to be satisfied if such failure was caused by the failure of such party or its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement or any Ancillary Document.

Section 11.05 Waiver of Closing Conditions. Upon the occurrence of the Closing, any condition set forth in this Article XI that was not satisfied as of the Closing shall be deemed to have been waived as of and from the Closing.

ARTICLE XII

TERMINATION

Section 12.01 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a) by mutual written consent of the Target Company and VIH;

(b) by written notice from either the Target Company or VIH to the other, if the Closing shall not have occurred by 11:59 P.M. CST on May 2, 2022 (the “Initial Outside Date”); provided, that if upon the Initial Outside Date the Target Company and VIH are working in good faith towards the consummation of the Closing, and both parties have reasonably determined that the Closing is likely to occur at or prior to 11:59 P.M. CST on August 2, 2022 (the “Extended Outside Date”), such date shall be automatically extended to the Extended Outside Date (such applicable outside date, the “Outside Date”); provided, further, that the right to terminate this Agreement under this Section 12.01(b) shall not be available to a party if the breach or violation by such party of any representation, warranty, covenant or obligation under this Agreement (either directly or indirectly through its Affiliates) was the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice from VIH to the Target Company, if (i) there has been a breach by the Target Company, Holdco, Merger Sub or any Shareholder of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Target Company, Holdco, Merger Sub or any Shareholder shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 11.03(a) or Section 11.03(b) to be satisfied at the Closing Date, and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) thirty (30) days after written notice of such breach or inaccuracy is provided by VIH and VIH has not waived in writing such breach or failure or (B) the Outside Date; provided, that VIH shall not have the right to terminate this Agreement pursuant to this Section 12.01(c) if at such time VIH is then in material uncured breach of this Agreement, which would result in a failure of a condition set forth in Section 11.02(a) or Section 11.02(b) to be satisfied at the Closing Date;

(d) by written notice from the Target Company to VIH, if (i) there has been a breach by VIH of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of VIH shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 11.02(a) or Section 11.02(b) to be satisfied at the Closing Date, and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) thirty (30) days after written notice of such breach or inaccuracy is provided by the Target Company and the Target Company has not waived in writing such breach or failure and (B) the Outside Date; provided, that the Target Company shall not have the right to terminate this Agreement pursuant to this Section 12.01(d) if at such time the Target Company, Holdco, Merger Sub or any Shareholder is then in material uncured breach of this Agreement, which would result in a failure of a condition set forth in Section 11.03(a) or Section 11.03(b) to be satisfied at the Closing date;

(e) by written notice from the Target Company or VIH to the other, if the VIH Shareholder Approval is not obtained at the VIH Extraordinary General Meeting (subject to any adjournment, recess or postponement of the meeting);

(f) by written notice from the Target Company if there has been a Modification in Recommendation with respect to the other; and

(g) by written notice from the Target Company or VIH to the other, if the consummation of the VIH Merger is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or Law from any Governmental Authority that has jurisdiction over the parties hereto with respect to the transactions contemplated hereby; provided, however, that the right to terminate this Agreement under this Section 12.01(f) shall not be available to a party if the breach or violation by such party of any representation, warranty, covenant or obligation under this Agreement was the primary cause of, or primarily resulted in, the failure of such final, non-appealable Governmental Order or Law.

Section 12.02 Effect of Termination. Except as otherwise set forth in this Section 12.02, in the event of the termination of this Agreement pursuant to Section 12.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, employees or equityholders, other than liability of any party hereto for any Intentional and Willful Breach of this Agreement by such party occurring prior to such termination. The provisions of Section 10.12, this Section 12.02 and ARTICLE XIII (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions that are required to survive to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

ARTICLE XIII

MISCELLANEOUS

Section 13.01 Notices. Except as otherwise expressly provided herein, any notice, request, demand or other communication hereunder shall be sent in writing, addressed as specified below, and shall be deemed given when delivered (a) in person, (b) by email, with confirmation of receipt, (c) one (1) Business Day after being sent, if sent by reputable, internationally recognized overnight courier service or (d) three (3) Business Days after mailing by certified or registered mail, pre-paid and return receipt requested. Notices shall be addressed to the respective parties as follows, or to such other address as a party shall specify to the other parties in accordance with these notice provisions:

if to the Shareholders, Holdco, Merger Sub or the Target Company, to:

FinAccel Pte Ltd

36 Carpenter St, 4th floor

Singapore 059915 Attn: Akshay Garg,

Email: akshay@finaccel.co

with a copy (which shall not constitute notice) to:

Cooley LLP Ocean Financial Centre

182 Cecil Street

#38-01 Frasers Tower

Singapore 069547Attn: Rama Padmanabhan, Will Cai, Ferish Patel, David Peinsipp, Matthew Bartus

Email: padmanabhan@cooley.com; wcai@cooley.com; fpatel@cooley.com; dpeinsipp@cooley.com; mbartus@cooley.com if to VIH:

VPC Impact Acquisition Holdings II

Victory Park Capital Advisors, LLC

150 North Riverside Plaza, Suite 5200

Chicago, Illinois 60606

Attn: Scott R. Zemnick

Email: szemnick@vpcadvisors.com

with a copy (which shall not constitute notice) to:

White & Case LLP

111 South Wacker Drive, Suite 5100

Chicago, IL 60606

Attn: Raymond Bogenrief

Email: raymond.bogenrief@whitecase.com

and

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020-1095

Attn: James Hu

Email: james.hu@whitecase.com

Section 13.02 Amendments; No Waivers; Remedies. (a) This Agreement cannot be amended, except by a writing signed by each party hereto or by the Shareholder Representative pursuant to Section 13.18.

(b) Any party to this Agreement (or the Shareholder Representative pursuant to Section 13.18) may, in writing at any time prior to the Closing, (a) extend the time for the performance of the obligations or acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement or (c) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(c) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party hereto or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy of the aggrieved party with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(e) Notwithstanding anything else contained herein, no party hereto shall seek, nor shall any party be liable for, punitive, consequential, special, indirect or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 13.03 Expenses. Except as specifically provided in this Agreement, all Expenses incurred in connection with this Agreement and the transactions contemplated shall be paid by the party incurring such Expenses; provided, that upon and subject to the occurrence of the Closing, the Expenses of each of VIH Sponsor, VIH, Holdco, Merger Sub or any of the Group Companies, including any stamp duty payable to any Governmental Authority as a result of the transactions contemplated by this Agreement, shall be paid or reimbursed by Holdco.

Section 13.04 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other parties. Any purported assignment or delegation without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 13.05 Governing Law. This Agreement, and any claim, action, suit, investigation or proceeding of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal theory under which such liability or obligation may be sought to be imposed, including statutes of limitations, whether sounding in contract or tort, or whether at law or in equity, or otherwise under any legal or equitable theory, that may be based upon, arising out of or related to this Agreement, any

Ancillary Document or the negotiation, execution or performance of this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby, shall be construed in accordance with and governed by the laws of the State of Delaware, except that the laws of Cayman Islands, solely to the extent required thereby, shall apply to the VIH Merger and the Laws of Singapore (solely to the extent required thereby) shall apply to the transactions contemplated in ARTICLE III, in each case without giving effect to the conflict of laws principles of the State of Delaware or any other jurisdiction that would cause the Laws of any jurisdiction other than the State of Delaware to apply.

Section 13.06 Jurisdiction. Any claim, action, suit, investigation or proceeding of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise under any legal or equitable theory, that may be based upon, arising out of or related to this Agreement or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby brought by any other party or its successors or assigns shall be brought and determined only in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereto irrevocably consents and submits to the exclusive jurisdiction of each such court, for itself and with respect to its property, generally and unconditionally, in any such claim, action, suit, proceeding or investigation, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the claim, action, suit, proceeding or investigation shall be heard and determined only in any such court, and agrees not to bring any claim, action, suit, proceeding or investigation arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Each of the parties hereto agrees not to commence any claim, action, suit, proceeding or investigation relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein, and no party shall file a motion to dismiss any action filed in Delaware consistent with this Section 13.06, on any jurisdictional or venue-related grounds, including the doctrine of forum non conveniens. The parties hereto irrevocably agree that venue would be proper in the courts of Delaware described above, and hereby irrevocably waive any objection that any such court is an improper or inconvenient forum for the resolution of such Action. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any claim, action, suit, investigation or proceeding brought pursuant to this Section 13.06.

Section 13.07 WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY CLAIM, ACTION, SUIT, INVESTIGATION OR PROCEEDING OF ANY KIND OR NATURE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL OR EQUITABLE THEORY. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, ACTION, SUIT, INVESTIGATION OR PROCEEDING WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE IRREVOCABLE WAIVER OF SUCH PARTY’S RIGHT TO TRIAL BY JURY. EACH PARTY HERETO (I) CERTIFIES THAT NO ADVISOR OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 13.08 Counterparts. This Agreement and any other agreements referred to herein or therein, and any amendments hereto or thereto may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, each of which shall constitute an original and need not contain the signature of more than one party, but all of which taken together shall constitute one and the same agreement. Any counterpart, to the extent signed and delivered by means of a facsimile machine, .pdf or other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such contract shall raise the use of a facsimile machine, .pdf or other electronic transmission to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine, .pdf or other electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 13.09 Entire Agreement. This Agreement together with the Ancillary Documents and the Confidentiality Agreement and any other agreements expressly referred to herein or therein, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Ancillary Document may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Ancillary Document, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Ancillary Document, except those expressly stated herein or therein.

Section 13.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any provision in this Agreement shall be held invalid, illegal or unenforceable by a court or other legal authority of competent jurisdiction in any jurisdiction, such provision shall be modified or deleted, as to such jurisdiction, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

Section 13.11 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors, heirs, executors, personal representatives, administrators and assigns but, if applicable, only if such Persons are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with IFRS or

U.S. GAAP, as applicable, based on the accounting principles used by the applicable Person; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or” unless the context clearly requires the selection of one (1) (but not more than one (1)) number of items; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement (including this Agreement), instrument, insurance policy, Law or Governmental Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy or Law as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; (k) the term “Dollars” or “$” means United States dollars; (l) references to “written” or “in writing” include in electronic form, (m) references to “days” shall mean calendar days unless Business Days are specified, provided, that if any action is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter, and (n) any determination of date or time shall be based on the Central Standard Time of the United States. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Shareholders or the Group Companies to be given, delivered, provided or made available by the Shareholders or the Group Companies, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to VIH or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Shareholders for the benefit of VIH and its Representatives and VIH and its Representatives have been given access to the electronic folders containing such information at least two (2) Business days prior to the date hereof. To the extent that any Contract, document, certificate or instrument is represented and warranted to by VIH to be given, delivered, provided or made available by VIH, such Contract, document, certificate or instrument shall have been deemed, to have been given, delivered, provided, and made available if publicly filed with the SEC at least 48 hours prior to the date hereof.

Section 13.12 Third Party Beneficiaries. Except as otherwise provided in Section 10.13(c), Section 10.14, or Section 13.04, nothing contained or referred to in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby confers any benefit, legal or equitable right, remedy or claim upon or may be enforced by any Person not a signatory hereto or thereto or a successor or permitted assign of such a party; provided, however, that notwithstanding the foregoing the past, present or future directors, officers, employees, incorporators, members, partners, shareholders, agents, attorneys, advisors, lenders or Representatives or Affiliates of any party to this Agreement are intended third-party beneficiaries of, and may enforce, Section 13.14.

Section 13.13 Trust Account Waiver. (a) The Target Company and each Shareholder acknowledge that VIH has established its Trust Account containing the proceeds of VIH’s IPO and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of VIH’s public shareholders (including overallotment shares acquired by VIH’s underwriters) (the “Public Shareholders”), and that, except as otherwise described in the IPO Prospectus or as set forth in the Trust Agreement, VIH may disburse monies from the Trust Account only: (i) to the Public Shareholders in the event they elect to redeem their shares in connection with the Business Combination or in connection with an extension of the deadline to consummate a Business Combination, (ii) to the Public Shareholders if VIH fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, (iii) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any franchise or income taxes and up to one hundred thousand Dollars ($100,000) in liquidation expenses or (iv) to VIH after or concurrently with the consummation of a Business Combination.

(b) In the event that the Business Combination is not consummated, each of the Target Company, Holdco, Merger Sub and the Shareholders on behalf of itself and its Affiliates hereby:

(i) Agrees that neither such Person nor any of its Affiliates now or at any time hereafter has any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, and shall not make any claim against the Trust Account (including any distributions therefrom), in each case, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or the transactions contemplated hereunder or any proposed or actual business relationship between VIH or its Representatives, on the one hand, and the Target Company or any Shareholder or their respective Representatives, on the other hand or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all (such claims against the Trust Account are collectively referred to hereafter as the “Released Claims”);

(ii) Except as set forth in Section 13.13(b)(i), irrevocably waives any Released Claims that such Person or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, Contracts or transactions with VIH or its Representatives, including this Agreement and the transactions contemplated hereunder, and will not seek recourse against the Trust Account (including any distributions therefrom) in connection therewith (including for any alleged breach of this Agreement or any other agreement with VIH or any of its Affiliates); and

(iii) Acknowledges that the irrevocable waiver set forth in the immediately preceding clause (ii) is material to this Agreement and specifically relied upon by VIH and its Affiliates to induce VIH to enter in this Agreement and such waiver is valid, binding and enforceable against such Person under applicable Law.

(c) Notwithstanding the foregoing, (i) nothing herein shall serve to limit or prohibit the right of the Target Company or the Shareholders to pursue a claim against VIH or its Representatives, for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for VIH to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the VIH Share Redemptions) to the Target Company in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect VIH’s ability to fulfill its obligation to effectuate the VIH Share Redemptions and (ii) subject to Section 12.02, nothing in this Section 13.13 shall serve to limit or prohibit any claims that the Target Company may have in the future against VIH or assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account to VIH and any assets that have been purchased or acquired with any such funds).

Section 13.14 Non-Recourse. Without limiting the rights of any party under Section 13.15, this Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose Liability of an entity party against its owners or Affiliates) may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. Without limiting the rights of any party under Section 13.15, except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), no past, present or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or Representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 13.14) shall have any Liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose Liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or Liabilities, or for any dispute, claim or controversy based on, arising out of, or related to, this Agreement or the transactions contemplated hereby.

Section 13.15 Specific Performance. Each party hereto (a) acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching parties may have not adequate remedy at law, (b) recognizes that the right to seek specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties hereto would have entered into this Agreement and (c) agrees that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party hereto shall be entitled to seek an injunction or restraining order in the courts described in Section 13.06 to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity. Each party hereto agrees that it shall not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 13.16 Nonsurvival of Representations, Warranties and Covenants. The representations, warranties, covenants, obligations or other agreements in this Agreement, in any Ancillary Document or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall not survive the Closing Date and shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing Date in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part on or after the Closing Date (which shall survive the Closing Date until fully performed) and then only with respect to any breaches occurring after the Closing Date and (b) this ARTICLE XIII.

Section 13.17 Waiver of Conflict; Privilege. (a) The parties agree, on their own behalf and on behalf their respective directors, officers, managers, employees and Affiliates, that, following the Closing, White & Case LLP may serve as counsel to VIH Sponsor and its Affiliates in connection with any matters related to this Agreement and the transactions contemplated hereby, including any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated hereby notwithstanding any representation by White & Case LLP prior to the Closing Date of VIH. The parties hereby (i) waive any claim they have or may have that White & Case LLP has a conflict of interest or is otherwise prohibited from engaging in such representation and (ii) agree that, in the event that a dispute arises after the Closing between Holdco, Surviving VIH Company or any Group Company, on the one hand, and VIH Sponsor or any of its Affiliates, on the other hand, White & Case LLP may represent VIH Sponsor or any of its Affiliates in such dispute even though the interests of such Person(s) may be directly adverse to Holdco, Surviving VIH Company or any Group Company and even though White & Case LLP may have represented VIH in a matter substantially related to such dispute. The parties hereto also further agree that, as to all communications prior to the Closing between White & Case LLP and VIH, VIH Sponsor or VIH Sponsor’s Affiliates or their respective Representatives that relate in any way to the transactions contemplated by this Agreement, the attorney-client privilege and the expectation of client confidence belong to VIH Sponsor and may be controlled by VIH Sponsor and shall not pass to or be claimed by Holdco, Surviving VIH Company or any Group Company. Notwithstanding the foregoing, in the event that a dispute arises between Holdco, Surviving VIH Company or any Group Company, on the one hand, and a third party other than VIH Sponsor or VIH Sponsor’s Affiliates after the Closing, Holdco, Surviving VIH Company or any Group Company may assert the attorney-client privilege with respect to communications between White & Case LLP and VIH, Holdco or Merger Sub that constitutes attorney-client privilege to prevent disclosure of confidential communications by White & Case LLP to such third party; provided, however, that Holdco, Surviving VIH Company and any Group Company may not waive such privilege without the prior written consent of the VIH Sponsor.

(b) The parties further agree, on their own behalf and on behalf their respective directors, officers, managers, employees and Affiliates, that, Cooley LLP served as counsel to the Target Company, Holdco and Merger Sub in connection with the negotiation and execution of this Agreement, the transactions contemplated hereby, and the Ancillary Documents to be executed and delivered by the Target Company on or prior to the Closing, and Cooley LLP has not undertaken to represent any other party, including the Shareholders or the Shareholders’ Representative, in connection with this Agreement, the transactions contemplated hereby, and the Ancillary Documents to be executed and delivered by the Target Company, Holdco or Merger Sub on or prior to the Closing. Each other party to this Agreement agrees they are (i) not relying on Cooley LLP in determining whether to enter into this Agreement and the other Ancillary Documents contemplated by this Agreement and (ii) has been advised to seek independent counsel, to the extent such party hereto deems appropriate, to protect such party’s interests in connection herewith and therewith. The parties further acknowledge and agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Documents or the transactions contemplated hereby or thereby) between or among the Target Company, Holdco, Merger Sub and any of the Shareholders, on the one hand, and Cooley LLP, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the transactions contemplated hereby and belongs to the Target Company, and shall not pass to or be claimed or controlled by any of the Shareholders.

Section 13.18 Shareholders Representative. (a) Each Shareholder by executing this Agreement and without any further action, irrevocably constitutes and appoints Akshay Garg as the “Shareholders Representative”, such Shareholder’s true and lawful attorney-in-fact and exclusive agent, with full power of substitution, and authorizes the Shareholders Representative acting for such Shareholder and in such Shareholder’s name, place and stead, in any and all capacities to do and perform every act and thing required, permitted, necessary or desirable to be done in connection with the transactions contemplated by this Agreement, the Ancillary Documents, and the transactions contemplated hereby and thereby, as fully to all intents and purposes as such Shareholder might or could do in person, including to:

(i) take any and all actions (including, without limitation, executing and delivering any documents or amendments, incurring any costs and expenses on behalf of the Shareholders) and make any and all determinations which may be required or permitted in connection with the implementation of this Agreement, the Ancillary Documents, and the transactions contemplated hereby and thereby;

(ii) give and receive notices and communications under this Agreement, the Ancillary Documents, and the transactions contemplated hereby and thereby;

(iii) negotiate, defend, settle, compromise and otherwise handle and resolve any and all claims and disputes with VIH, Holdco, Merger Sub, Target Company or their respective Affiliates arising out of or in respect of this Agreement, the Ancillary Documents, and the transactions contemplated hereby and thereby;

(iv) retain legal counsel, accountants, consultants and other experts, and incur any other reasonable expenses, in connection with all matters and things set forth or necessary with respect to this Agreement, the Ancillary Documents, and the transactions contemplated hereby and thereby; and

(v) to make any other decision or election or exercise such rights, power and authority as are incidental to the foregoing or that is, in the opinion of the Shareholders Representative, necessary or advisable to effectuate the foregoing.

(b) Akshay Garg hereby accepts appointment and authorization to act as the Shareholders Representative as the attorney-in-fact and exclusive agent on behalf of the Shareholders in accordance with the terms of this Agreement. From and after the VIH Merger Effective Time, Holdco, the Surviving VIH Company and its Affiliates are entitled to deal exclusively with Akshay Garg in his capacity as Shareholders Representative on all matters relating to this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby to the extent the Shareholders Representative has authority to act on such matter pursuant to this Agreement.

(c) Each of the Shareholders acknowledges and agrees that upon execution of this Agreement, upon any delivery by the Shareholders Representative of any waiver, amendment, agreement, opinion, certificate or other document executed by the Shareholders Representative, such Shareholder shall be bound by such documents as fully as if such Shareholder had executed and delivered such documents; provided that, any amendment to this Agreement materially and adversely affecting the rights of Shareholders (including amendments materially and adversely affecting (i) the percentage of Aggregate Share Consideration allocable to each Shareholder in connection with the consummation of the transactions contemplated hereunder or (ii) the economic or voting rights of Shareholders in Holdco following Closing, but other than any dilution resulting from the issuance, exercise, conversion or exchange of any Equity Interests of FinAccel) will require approval of the Shareholders holding a majority of the voting power of the outstanding Equity Interests of the Target Company.

(d) Upon the death, disability or incapacity of the initial Shareholders Representative appointed pursuant to Section 13.18(a), each of the Shareholders acknowledges and agrees then such Person as is appointed by the Shareholders who held a majority of the voting power of the outstanding Equity Interests of the Target Company, voting as a single class, immediately prior to the Closing shall be the Shareholders Representative. The Shareholders Representative may resign at any time; provided that it must provide the Shareholders who held a majority of the voting power of the Equity Interests of the Target Company immediately prior to Closing thirty (30) days’ prior written notice of such decision to resign. The Shareholders Representative shall not receive compensation for service in such capacity. The designation of any Person as the Shareholders Representative is and shall be coupled with an interest, and, except as set forth in this Section 13.18, such designation is irrevocable and shall not be affected by the death, incapacity, illness, bankruptcy, dissolution or other inability to act of any of the Shareholders.

(e) Any and all actions taken or not taken, exercises of rights, power or authority and any decision or determination made by the Shareholders Representative in connection herewith shall be absolutely and irrevocably binding upon the Shareholders as if such Person had taken or not taken such action, exercised such rights, power or authority or made such decision or determination in its own capacity, and VIH, Holdco and Merger Sub may rely upon such action, exercise of right, power, or authority or such decision or determination of the Shareholders Representative as the action, inaction, exercise, right, power, or authority, or decision or determination of such Person, and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same. Each of VIH, Holdco and Merger Sub is hereby relieved from any liability to any Person for any acts done by the Shareholders Representative and any acts done by VIH, Holdco and Merger Sub in accordance with any decision, act, consent or instruction of the Shareholders Representative.

(f) On the date hereof, each Shareholder has provided to the Shareholders Representative a duly executed copy of each signature page required for such Shareholder in connection with the Ancillary Documents. Each such signature page shall be released by the Shareholders Representative at the Closing without further authorization or action necessary on behalf of each Shareholder.

Section 13.19 Schedules. The Schedules (including any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to any of the Schedules (including any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the Schedules, or any section thereof, with reference to any section of this Agreement or section of the Schedules shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of the Schedules if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the Schedules. Certain information set forth in the Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

Section 13.20 Certain Acknowledgments. (a) VIH acknowledges that except as provided in Articles VI, VII and IX, neither the Group Companies, Holdco and Merger Sub, nor any of their respective Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, Shareholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to VIH or its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to VIH or its Affiliates. Without limiting the foregoing and notwithstanding anything contained in this Agreement, VIH and any of its directors, managers, officers, employees, equityholders, partners, members or representatives, acknowledge and agree that VIH has made its own investigation of the Target Company, Holdco, and Merger Sub and that neither the Target Company, Holdco, Merger Sub, nor any of their respective Affiliates, Shareholders, agents or representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Target Company pursuant to Article VI, the Shareholders pursuant to Article VII, and Holdco and Merger Sub pursuant to Article IX, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Target Company, Holdco or Merger Sub. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Disclosure Schedules or elsewhere, as well as any information, documents or other materials (including any such materials contained in any electronic data site (whether or not accessed by VIH or its representatives) or reviewed by VIH pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to VIH or any of its Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of the Target Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article VI of this Agreement. Except as otherwise expressly set forth in this Agreement, VIH understands and agrees that any assets, properties and business of the Target Company and its Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article VI, with all faults and without any other representation or warranty of any nature whatsoever. VIH hereby disclaims reliance upon any express or implied representations or warranties of any nature made by Target Company, Holdco, Merger Sub, the Shareholders or their respective Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to representatives, except for those set forth in Articles VI, VII and IX and in any Ancillary Documents or certificates delivered by Target Company, Holdco, Merger Sub or Shareholders pursuant to this Agreement. VIH specifically acknowledges that they have not relied upon, and agree to Target Company’s, Holdco’s, Merger Sub’s and Shareholders’ disclaimer of, any representations or warranties other than those set forth in Articles VI, VII and IX and in any Ancillary Documents or certificates delivered by Target Company, Holdco, Merger Sub or Shareholders pursuant to this Agreement, whether made by either Target Company, Holdco, Merger Sub, Shareholders or any of their respective Affiliates or representatives, and releases Target Company, Holdco, Merger Sub, Shareholders and their respective related parties from all liability and responsibility related to any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to VIH, its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to any group company, any stockholder, or their respective Affiliates or representatives by Target Company, Holdco, Merger Sub, the Shareholders or any of its Affiliates or representatives), other than those set forth in Articles VI, VII and IX and in any Ancillary Documents or certificates delivered by Target Company, Holdco, Merger Sub or the Shareholders pursuant to this Agreement. VIH specifically acknowledges and agrees that, without limiting the generality of this Section 13.20, neither the Group Companies, Holdco, Merger Sub, the Shareholders, nor any of their respective Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts.

(b) Each of the Target Company, Holdco, Merger Sub and Shareholders acknowledges that except as provided in Articles VIII, neither VIH nor any of its Affiliates, nor any of their respective directors, managers, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to either the Target Company, Holdco, Merger Sub or Shareholders and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Target Company, Holdco, Merger Sub, Shareholders or their respective Affiliates. Without limiting the foregoing, each of the Target Company,

Holdco, Merger Sub and Shareholders further acknowledges that the Target Company, Holdco, Merger Sub and Shareholders and their respective advisors, have made their own investigation of VIH and its respective Subsidiaries and, except as provided in Articles VIII, are not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of VIH or any of its Subsidiaries, the prospects (financial or otherwise) or the viability or likelihood of success of the business of VIH and its Subsidiaries as conducted after the Closing, as contained in any materials provided by VIH or any of its Affiliates or directors, officers, employees, shareholders, partners, members or representatives or otherwise. Each of the Target Company, Holdco, Merger Sub and Shareholders hereby disclaim reliance upon any express or implied representations or warranties of any nature made by VIH or its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to representatives, except for those set forth in Article VIII and in any Ancillary Documents or certificates delivered by VIH pursuant to this Agreement. Each of the Target Company, Holdco, Merger Sub and Shareholders specifically acknowledge that they have not relied upon, and agree to VIH’s disclaimer of, any representations or warranties other than those set forth in Article VIII and in any Ancillary Documents or certificates delivered by VIH pursuant to this agreement, whether made by VIH or any of its Affiliates or representatives, and releases VIH and its related parties from all liability and responsibility related to any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to any Group Company, Holdco, Merger Sub, Shareholders, or their respective Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to any Group Company, Holdco, Merger Sub, any Shareholder, or any of their respective Affiliates or representatives by VIH or any of its Affiliates or representatives), other than those set forth in Article VIII and in any Ancillary Documents or certificates delivered by VIH pursuant to this Agreement. Each of the Target Company, Holdco, Merger Sub and the Shareholders specifically acknowledges and agrees that, without limiting the generality of this Section 13.20, neither VIH nor any of its Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

VIH:

VPC Impact Acquisition Holdings II

By:	/s/Gordon Watson

Name:	Gordon Watson

Title:	Co-Chief Executive Officer

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Holdco:

AG1 Holdings, Ltd.

By:	/s/Akshay Garg

Name:	Akshay Garg

Title:	Director

Merger Sub:

AG2 Holdings, Ltd.

By:	/s/Akshay Garg

Name:	Akshay Garg

Title:	Director

FinAccel:

FinAccel Pte Ltd.

By:	/s/Akshay Garg

Name:	Akshay Garg

Title:	Managing Director

Shareholders Representative:

By:	/s/Akshay Garg

Name:	Akshay Garg

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

Singtel Innov8 Pte. Ltd.

By:	/s/Edgar Hardless

Name:	Edgar Hardless

Title:	Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

Jungle Ventures II Singapore Pte. Ltd.

By:	/s/ Amit Anand
Name: Amit Anand
Title: Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

Mirae Asset – Naver Asia Growth Investment Pte. Ltd.

By:	/s/ Ji Kwang Chung
Name: Ji Kwang Chung
Title: Managing Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

Jungle Ventures III Investment Holding Pte. Ltd.

By:	/s/ Amit Anand
Name: Amit Anand
Title: Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

TMI Master Fund 1 Pte. Ltd.

By:	/s/ Kenneth Li
Name: Kenneth Li
Title: Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

Tan Alie

By:	/s/ Tan Alie

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

Kirtane Prashant Vishwas

By:	/s/ Kirtane Prashant Vishwas

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

Akshay Garg

By:	/s/ Akshay Garg

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

Jachowski Nicholas Robert Apau

By:	/s/ Nicholas Robert Apau Jachowski

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

GMO Global Payment Fund Investment Partnership
By:	GMO Venture Partners, Inc.
its general partner

By:	/s/ Ryu Muramatsu
Name: Ryu Muramatsu
Title: Director, Founding Partner

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

GMO Venture Partners 4 Investment Limited Partnership

By:	GMO Venture Partners, Inc.
its general partner

By:	/s/ Ryu Muramatsu
Name: Ryu Muramatsu
Title: Director, Founding Partner

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

500 STARTUPS IV, L.P., for itself and as nominee for certain other individuals and entities

By:	500 STARTUPS IV, L.L.C.,
its general partner

By:	/s/ Christine Tsai
Name: Christine Tsai
Title: President

[Signature Page to Business Combisnation Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:
PT. Metra Digital Investama

By:	/s/Donald Surjana Wihardja

Name:	Donald Surjana Wihardja
Title:	CEO

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:
Alpha JWC Ventures I, L.P.,

By its general partner,
Alpha JWC Ventures I GP, L.P.

By its general partner,
Alpha JWC Ventures I GP, Ltd.

By:	/s/Chandra Tjan
Name:	Chandra Tjan
Title:	Founder and Managing Partner

By:	/s/Jefrey Joe
Name:	Jefrey Joe
Title:	Managing Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:
500 TUKTUKS, L.P.

By: 500 TUKTUKS GP, L.P.
its General Partner

By: 500 TUKTUKS GP, Ltd.,
its General Partner

By:	/s/Christine Tsai
Name:	Christine Tsai
Title:	President

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:
PT AJWCS Sinergi Satu

By:	/s/Chandra Tjan
Name:	Chandra Tjan
Title:	Founder and Managing Partner

By:	/s/Jefrey Joe
Name:	Jefrey Joe
Title:	Managing Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:
Alpha JWC Partners I, L.P.,

By its general partner,
Alpha JWC Ventures I GP, L.P.

By its general partner,
Alpha JWC Ventures I GP, Ltd.

By:	/s/Chandra Tjan
Name:	Chandra Tjan
Title:	Founder and Managing Partner

By:	/s/Jefrey Joe
Name:	Jefrey Joe
Title:	Managing Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:
Forever Perfect Limited

By:	/s/Yeu Ling Hong
Name:	Yeu Ling Hong
Title:	Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:
OSV Genie Holdings

By:	/s/Shane Chesson
Name:	Shane Chesson
Title:	Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:
500 DURIANS, L.P.

By: 500 DURIANS, L.L.C.,
its general partner

By:	/s/Christine Tsai
Name:	Christine Tsai
Title:	President

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:
Square Peg 2018 Pty Ltd

as trustee for
Square Peg Global 2018 Trust

By:	/s/Amanda Hjorring
Name:	Amanda Hjorring
Title:	Company Secretary

By:	/s/Antony Holt
Name:	Antony Holt
Title:	Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

GMO GFF LIMITED PARTNERSHIP

By:	GMO Venture Partners, Inc.

its general partner

By:	/s/Ryu Muramatsu

Name:	Ryu Muramatsu
Title:	Director, Founding Partner

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

SPCI 1 Pty Ltd

as trustee for

Square Peg CI 2015 Trust

By:	/s/Amanda Hjorring

Name:	Amanda Hjorring
Title:	Company Secretary

By:	/s/Antony Holt

Name:	Antony Holt
Title:	Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

Square Peg UGP Pty Ltd

By:	/s/Amanda Hjorring

Name:	Amanda Hjorring
Title:	Company Secretary

By:	/s/Antony Holt

Name:	Antony Holt
Title:	Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

Sino-French (Innovation) Fund II

represented by its management company

Cathay Innovation SAS

By:	/s/ Denis Barrier

Name:	Denis Barrier
Title:	Managing partner

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

For and on behalf of

Intervest Star Southeast Asia Growth Fund I, L.P.

By:	Intervest Star Ventures, its General Partner

By:	/s/ Shin Hee Chul

Name:	Shin Hee Chul
Title:	Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

PT Mirae Asset Sekuritas Indonesia

By:	/s/ Tae Yong Shim

Name:	Tae Yong Shim
Title:	President Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

Mirae Asset Securities (HK) Limited

By:	/s/ KIM SANGJOON

Name:	KIM SANGJOON
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

Orion Advisors, L.P.

By:	Orion GP Limited, its General Partner

By:	/s/ David Muir

Name:	David Muir
Title:	President

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

Tona Investments, L.P.

By:	Tona GP Limited, its General Partner

By:	/s/ David Muir

Name:	David Muir
Title:	President

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

KQ Innovation Holdings

By:	/s/ Chris Yoon

Name:	Chris Yoon
Title:	Representative

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

Kauffman Fellows Fun, L.P.

By:	/s/ Jeffrey R. Harbach

Name:	Jeffrey R. Harbach
Title:	President & CEO

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

REINVENTURE GROUP PTY LTD (ACN 165 976 107)

as trustee of the

REINVENTURE SPECIAL PURPOSE INVESTMENT UNIT TRUST

By:	/s/ Danny Gilligan

Name:	Danny Gilligan
Title:	General Partner

By:	/s/ Simon Cant

Name:	Simon Cant
Title:	Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

The Birchwood Trust
By:	/s/Amar Goel
Name:	Amar Goel
Title:	Trustee

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shareholder:

Umang Rustagi

By:	/s/ Umang Rustagi

[Signature Page to Business Combination Agreement]

EXHIBIT A

FORM OF SUBSCRIPTION AGREEMENT

[See attached.]

[See Exhibit 10.1 of this Current Report on Form 8-K.]

A-1

EXHIBIT B

INVESTOR RIGHTS AGREEMENT

[See attached.]

[Exhibit has been omitted in accordance with Item 601(a)(5) Regulation S-K. VIH agrees to furnish supplementally a copy of this omitted exhibit to the SEC upon its request.]

B-1

EXHIBIT C

AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF

ASSOCIATION OF HOLDCO

[See attached.]

[Exhibit has been omitted in accordance with Item 601(a)(5) Regulation S-K. VIH agrees to furnish supplementally a copy of this omitted exhibit to the SEC upon its request.]

EXHIBIT D

FOUNDER HOLDER AGREEMENT

[See attached.]

[See Exhibit 10.2 of this Current Report on Form 8-K.]

EXHIBIT E

HOLDCO INCENTIVE PLAN

[See attached.]

[Exhibit has been omitted in accordance with Item 601(a)(5) Regulation S-K. VIH agrees to furnish supplementally a copy of this omitted exhibit to the SEC upon its request.]

EXHIBIT F

JOINDER TO BUSINESS COMBINATION AGREEMENT

[See attached.]

[Exhibit has been omitted in accordance with Item 601(a)(5) Regulation S-K. VIH agrees to furnish supplementally a copy of this omitted exhibit to the SEC upon its request.]

EXHIBIT G

NAVER AND SQUARE PEG CONVERTIBLE NOTE TERM SHEET

[See attached.]

[Exhibit has been omitted in accordance with Item 601(a)(5) Regulation S-K. VIH agrees to furnish supplementally a copy of this omitted exhibit to the SEC upon its request.]

Schedule 1

[See attached.]

[Schedule has been omitted in accordance with Item 601(a)(5) Regulation S-K. VIH agrees to furnish supplementally a copy of this omitted schedule to the SEC upon its request.]